UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

May 1, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701, commencing at 10:00 a.m., local time, on June 27, 2018.

We are proceeding under the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. We believe that this electronic proxy process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about May 1, 2018, we will commence sending a Notice of Annual Meeting and Internet Availability to our stockholders along with instructions on how to access our 2018 Proxy Statement and Annual Report and authorize a proxy to vote your shares online. The Annual Report is not to be regarded as proxy solicitation material.

Matters to be considered and voted on at the 2018 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please authorize a proxy over the Internet or by telephone as described in the enclosed materials so that your shares will be represented at the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to meeting you on June 27, 2018 and discussing with you the business of our company.

Sincerely,

Ron Cohen, M.D.
President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.

420 Saw Mill River Road, Ardsley, New York 10502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m., local time, on June 27, 2018
Place:	Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701
Items of Business:	(1)	To elect three Class I directors for a term expiring on the date of our 2021 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
	(2)	To approve an amendment to the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan to increase the number of shares authorized thereunder.
	(3)	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2018.
	(4)	An advisory vote to approve Named Executive Officer compensation.
	(5)	To consider such other business as may properly come before the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).
Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2018 Annual Meeting at the time and on the date specified above or at any time and date to which the 2018 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 30, 2018.
Meeting Admission:

You are entitled to attend the 2018 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2018 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you will need to provide proof of beneficial ownership as of the record date, such as your most recent account statement dated as of or prior to April 30, 2018, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or provide the other materials described above, you will not be admitted to the 2018 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

Voting:

Your vote is very important. Whether or not you plan to attend the 2018 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. If you received your proxy materials electronically, you may submit your proxy over the internet or by telephone by following the instructions provided in the Notice of Annual Meeting and Internet Availability. If you receive your proxy materials by mail, you may submit your proxy by completing, signing, dating and returning your proxy card or voting instructions card in the pre-addressed envelope provided. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors

Jane Wasman President, International, General Counsel and Corporate Secretary

May 1, 2018

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2018 ANNUAL MEETING OF STOCKHOLDERS	1
PROPOSAL ONE: ELECTION OF DIRECTORS	8
Recommendation of the Board of Directors	8
Directors Standing for Election for the Term Expiring in 2021 – Class I Directors	9
Directors Whose Terms Expire in 2019 – Class II Directors	10
Directors Whose Terms Expire in 2020 – Class III Directors	10
Corporate Governance Guidelines and Policies	12
Board Leadership Structure	13
Risk Oversight	13
Director Independence	14
Attendance at Board, Committee and Stockholder Meetings	14
Committees of the Board of Directors	15
Director Qualifications and Director Nomination Process	18
Stockholder Communication with the Board of Directors	20
Board and Committee Fees	20
2017 Non-Employee Director Compensation	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
INFORMATION CONCERNING EXECUTIVE OFFICERS	28
COMPENSATION COMMITTEE REPORT	30
COMPENSATION DISCUSSION AND ANALYSIS	30
Our Company	30
Our Business Values	30
Compensation Philosophy and Objectives	31
Setting Executive Compensation	31
2017 “Say-on-Pay” Vote	32
Our CEO’s Mission and Leadership	33
Elements of Compensation	34
Stock Ownership Guidelines	43
Clawback Policy	43
Insider Trading and Anti-Hedging	44
Tax and Accounting Considerations	44
EXECUTIVE COMPENSATION	45
2017 Summary Compensation Table	45
Pay Ratio Disclosure	46
Award Information for the Year Ended December 31, 2017	47
2017 Grants of Plan-Based Awards Table	47
Outstanding Equity Awards at December 31, 2017	49
2017 Option Exercises and Stock Vested	51
Named Executive Officer Employment Agreements	51
Named Executive Officer Severance Agreements	53
Potential Payments Upon Termination or Change in Control	56
Other Compensation	57
Compensation and Risk	57
Compensation Committee Interlocks and Insider Participation	57
Section 16(a) Beneficial Ownership Reporting Compliance	57
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	58
AUDIT COMMITTEE REPORT	58
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE ACORDA THERAPEUTICS, INC. 2015 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED THEREUNDER	59
Overview	59
Why are we Asking our Stockholders to Approve an Amendment to the 2015 Plan	59
Summary of the 2015 Plan	60
Recommendation of the Board of Directors	66

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ACORDA THERAPEUTICS, INC.

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2018

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2018 ANNUAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving these materials?
A:

The Board of Directors (the “Board”) of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Acorda Therapeutics”), is providing these proxy materials to you in connection with our 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), which will take place on June 27, 2018. As a stockholder on the Record Date (as defined below), you are invited to attend the 2018 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”).

Q:	How do I request a paper copy of this Proxy Statement if I have not received one?
A:

As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering our Proxy Statement and Annual Report via the Internet, although we may choose to send a full set of proxy materials to some of our stockholders. The Notice of Annual Meeting and Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote your shares online or by telephone. If you wish to request a printed or e-mail copy of the Proxy Statement and Annual Report, you should follow the instructions included in the Notice of Annual Meeting and Internet Availability.

Q:	What information is contained in this Proxy Statement?
A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2018 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company’s common stock, and certain other required information.

Q:	What items of business will be voted on at the 2018 Annual Meeting?
A:	The items of business scheduled to be voted on at the 2018 Annual Meeting are:
•	The election of three Class I directors for a term expiring on the date of our 2021 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
•	The approval of an amendment to the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan to increase the number of shares authorized thereunder.
•	The ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2018.
•	An advisory vote to approve Named Executive Officer compensation, referred to as a “say-on-pay” vote.

We will also consider other business that properly comes before the 2018 Annual Meeting.

Q:	How does the Board recommend that I vote?
A:	Our Board recommends that you:
•	Vote your shares “FOR” the nominees to the Board.
•	Vote your shares “FOR” approval of an amendment to the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan to increase the number of shares authorized thereunder.
•	Vote your shares “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2018 fiscal year.
•	Vote your shares “FOR” the advisory say-on-pay vote to approve our Named Executive Officer compensation.
Q:	Who is entitled to vote at the 2018 Annual Meeting?
A:	Only stockholders of record at the close of business on April 30, 2018 are entitled to vote at the 2018 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On April 25, 2018, we had 47,059,817 shares of common stock issued and outstanding.

Q:	What are the voting rights of the Company’s holders of common stock?
A:	Each outstanding share of the Company’s common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.
Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?
A:

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and either written proxy materials or a Notice of Annual Meeting and Internet Availability are being sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2018 Annual Meeting.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Annual Meeting and Internet Availability, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2018 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2018 Annual Meeting. Your broker, trustee or nominee is responsible for providing voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the 2018 Annual Meeting?
A:

You are entitled to attend the 2018 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2018 Annual Meeting. You will need to present a valid government-issued or other acceptable photo identification for admittance. A list of stockholders eligible to vote at the 2018 Annual Meeting will be available for inspection at the 2018 Annual Meeting and for a period of ten days prior to the 2018 Annual Meeting, during regular business hours, at our principal executive office, which is located at 420 Saw Mill River Road, Ardsley, New York 10502.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you will need to provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated as of or prior to April 30, 2018, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or the other materials described above, you will not be admitted to the 2018 Annual Meeting. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

The 2018 Annual Meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:30 a.m., local time, and you should allow ample time for the check-in procedures.

Even if you plan to attend the 2018 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2018 Annual Meeting.

Q:	How can I vote?
A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2018 Annual Meeting.

Internet:  By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card.

Telephone:  By calling toll-free 1 (800) 690-6903 and following the instructions on the proxy card.

Mail:  If you receive your proxy materials by mail, by signing, dating, and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares over the Internet, you should not return your proxy card. The Notice of Annual Meeting and Internet Availability is not a proxy card or ballot.

Q:	How are my votes cast when I return a proxy card?
A:

When you properly authorize a proxy over the Internet, by telephone or by signing a written proxy, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Jane Wasman, our President, International, General Counsel and Corporate Secretary, as your representatives at the 2018 Annual Meeting. Either Dr. Cohen or Ms. Wasman will vote your shares at the 2018 Annual Meeting as you have instructed them in the proxy. Dr. Cohen and Ms. Wasman are also entitled to appoint substitutes to act on their behalf.

Q:	Can I change my vote?
A:

Yes. You may change your vote at any time prior to the vote at the 2018 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a properly authorized new proxy with a later date by mail, telephone or over the Internet (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2018 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than June 26, 2018. Attendance at the 2018 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2018 Annual Meeting and voting in person.

Q:	Who can help answer my questions?
A:

If you have any questions about the 2018 Annual Meeting or how to vote or revoke your proxy, you should contact our communications department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:	Is my vote confidential?
A:

Proxies, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”) and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:	How many shares must be present or represented to conduct business at the 2018 Annual Meeting?
A:

The quorum requirement for holding the 2018 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics’ common stock entitled to vote must be present in person or represented by proxy at the 2018 Annual Meeting. Both abstentions and broker non-votes, which are explained below under “what is a broker non-vote?”, are counted for the purpose of determining the presence of a quorum.

Q:	What if a quorum is not present at the 2018 Annual Meeting?
A:

If a quorum is not present or represented at the 2018 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2018 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for 30 or more days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:	What vote is required to approve each of the proposals and how are votes counted?
A:

In the election of the directors, you may vote “FOR ALL” nominees, you may “WITHHOLD ALL” authority to vote for the nominees or you may vote “FOR ALL EXCEPT” which allows you to withhold the authority to vote with respect to a particular nominee. A properly executed proxy marked “FOR ALL EXCEPT” will not be voted with respect to the nominee that you indicate, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2018 Annual Meeting is required to elect the three nominees to the Board. Accordingly, the nominees receiving the highest number of “FOR” votes at the 2018 Annual Meeting will be elected as directors. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of director nominees does not exceed the number of directors to be elected. As further described below under Proposal One, a director who is elected by a plurality vote in an uncontested election but who receives a greater number of “WITHHELD” votes than “FOR” votes must tender his or her resignation to the Board, which will consider whether to accept the resignation. Abstentions and broker non-votes are not considered votes “FOR” any candidate or as a “WITHHELD” vote and therefore will not affect the outcome of this proposal.

For the approval of the proposed amendment to the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan, the ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2018 fiscal year, and the advisory say-on-pay vote to approve our Named Executive Officer compensation, you may vote “FOR” or “AGAINST” any or all of these proposals or you may “ABSTAIN” from the vote. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the 2018 Annual Meeting is required for approval of these matters. Because abstentions and broker non-votes are not considered votes “FOR” or “AGAINST” a proposal, they will have no effect on the outcome of these proposals.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are specified, your shares will be voted in accordance with the recommendations of the Board as described above under “How does the Board recommend that I vote?” with respect to the four proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matters that properly come before the 2018 Annual Meeting.

Q:	What is a broker non-vote?
A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The ratification of the appointment of the Company’s independent auditors is a matter considered routine under applicable rules, and your broker is allowed to vote your shares on your behalf in its discretion without instructions from you. Non-routine matters include the election of directors, the vote to approve the proposed amendment to the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan, and the advisory say-on-pay vote. Accordingly, if you hold your shares in street name and you want your shares voted on these matters, it is critical that you provide voting instructions to your broker. We encourage you to provide voting instructions to the organization that holds your shares in order to minimize the number of broker non-votes.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and they are also not considered affirmative or negative votes on any proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the 2018 Annual Meeting.

Q:	What happens if a nominee is unable to stand for election?
A:

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Dr. Cohen and Ms. Wasman, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:	What happens if additional matters are presented at the 2018 Annual Meeting?
A:

Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2018 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Ms. Wasman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2018 Annual Meeting.

Q:	Who will serve as inspector of elections?
A:	Broadridge will tabulate votes and a representative of Broadridge will act as inspector of elections.
Q:	What does it mean if I receive more than one Notice of Annual Meeting and Internet Availability and/or set of written proxy materials?
A:

If you receive more than one Notice of Annual Meeting and Internet Availability, and/or more than one set of written proxy materials, it means your shares are not all registered or held in the same way (for example, some are registered in your name and others are registered jointly with a spouse) and are in more than one account. In order to ensure that you vote all of the shares that you are entitled to vote, you should authorize a proxy to vote all proxy cards to which you are provided access. Similarly, for all shares you hold in street name, you should follow the voting instructions provided by each broker, trustee or nominee for the shares held on your behalf by that broker, trustee or nominee.

Q:	Who will bear the cost of soliciting votes for the 2018 Annual Meeting?
A:

Acorda Therapeutics is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Acorda Therapeutics may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If Acorda Therapeutics does retain a proxy solicitation firm, Acorda Therapeutics would pay such firm’s customary fees and expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to stockholders.
Q:	Where can I find the voting results of the 2018 Annual Meeting?
A:

We intend to announce preliminary voting results at the 2018 Annual Meeting, and after the meeting we will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

Q:	What if I have questions for Acorda Therapeutics’ transfer agent?
A:

Please contact our transfer agent, at the phone number or address listed below, if you are a registered stockholder and have questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Computershare

P.O. Box 505000

Louisville, KY  40233-5000

Overnight correspondence:

Computershare

462 South 4th Street

Suite 1600

Louisville, KY  40202

Telephone: (800) 368-5948

Also, the Computershare shareholder website can be accessed at www.computershare.com/investor.

Q:	What is the deadline for submitting proposals for inclusion in Acorda Therapeutics’ proxy statement for the 2019 Annual Meeting of Stockholders?
A:

Pursuant to Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2019 Annual Meeting of Stockholders, by submitting their proposals to us no later than January 1, 2019. This deadline is determined under Rule 14a-8 and represents the 120th day prior to the anniversary of the date we intend to commence distribution of this Proxy Statement to shareholders. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section at the end of this Proxy Statement.

Q:

What is the deadline for submitting proposals to be presented on the floor of the 2019 Annual Meeting of Stockholders and not in Acorda Therapeutics’ proxy statement or to nominate individuals to serve as directors?

A:

Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, New York 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 27, 2019, and no later than March 29, 2019, unless the date of the 2019 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2018 Annual Meeting.

More information on how to submit proposals is set forth below under Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders in the Additional Information section at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of authorized members in each of Classes I, II and III, whose terms expire at the 2018, 2019, and 2020 Annual Meetings of Stockholders, respectively.

This year’s nominees for director, Barry Greene, Ian Smith and Catherine D. Strader, Ph.D., have been nominated by the Board as Class I directors for a term of three years expiring on the date of our 2021 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Mr. Greene, Mr. Smith and Dr. Strader are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

If any of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2018 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Mr. Greene, Mr. Smith and Dr. Strader will not be a candidate for director at the 2018 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of Mr. Greene, Mr. Smith and Dr. Strader.

The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2018 Annual Meeting. However, our Bylaws incorporate a majority voting standard in uncontested elections of directors. This is an uncontested election of directors because the number of nominees does not exceed the number of directors to be elected. Under our amended Bylaws, in the case of uncontested elections, a nominee who is elected but receives a greater number of “WITHHELD” votes than “FOR” votes will be required to tender his or her resignation following certification of the stockholder vote. Promptly thereafter, the Nominations and Governance Committee of the Board will consider the resignation and range of possible responses and make a recommendation to the Board, which will then act on the recommendation within 90 days after the certification of the stockholder vote. Nominees who tender their resignation will not be permitted to participate in the Nominations and Governance Committee or Board discussions regarding the stockholder vote or the resignation. We will disclose the Board’s decision-making process and decision regarding whether to accept the nominee’s resignation (and the reasons for rejecting a resignation, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission, promptly following such decision.

Certain information concerning the nominees and those directors whose terms of office will continue following the 2018 Annual Meeting is set forth below.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL NOMINEES IN PROPOSAL ONE.

The following table sets forth information as of April 27, 2018 with respect to our directors and nominees for election at the 2018 Annual Meeting.

Name	Age	Position(s)
Ron Cohen, M.D.	62	President, Chief Executive Officer, and Director
Barry Greene (3) (5)	54	Director and Nominee
Peder K. Jensen, M.D. (1) (5) (6)	63	Director
John P. Kelley (3) (5)	64	Director
Sandra Panem, Ph.D. (1) (3) (6)	71	Director
Lorin J. Randall (2) (4)	74	Director
Steven M. Rauscher (1) (2)	64	Director
Ian Smith (2) (4)	52	Director and Nominee
Catherine D. Strader, Ph.D. (4) (6)	64	Director and Nominee

__________________________

(1)	Member of our Compliance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Nominations and Governance Committee.
(5)	Member of our Ad Hoc Business Development Committee.
(6)	Member of our Research and Development Committee.

Directors Standing for Election for the Term Expiring in 2021—Class I Directors

Barry Greene has been a member of our Board since January 2007. Mr. Greene currently serves as President and Chief Operating Officer of Alnylam Pharmaceuticals, Inc. Mr. Greene joined Alnylam in September 2003, bringing over 15 years of experience in the healthcare industry and in consulting. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company’s global strategy and execution for its oncology business, including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene’s past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. He is currently Lead Director of the board of directors of Karyopharm Therapeutics Inc., where he serves as Chair of the Compensation Committee, and a member of the Compliance Committee. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and serves as a Senior Scholar at Duke University, Fuqua School of Business. Mr. Greene brings to our Board extensive experience in the healthcare industry as well as practical experience guiding new drugs through the commercialization process. Based on this experience, Mr. Greene serves as Chair of our Ad Hoc Business Development Committee.

Ian Smith has been a member of our Board since February 2007. Mr. Smith currently serves as Executive Vice President and Chief Operating Officer of Vertex Pharmaceuticals Incorporated, a position he has held since January 2017. Prior to that, from February 2006 to January 2017 he served as Executive Vice President and Chief Financial Officer. From November 2003 to February 2006, he was Senior Vice President and Chief Financial Officer, and from October 2001 to November 2003, he served as Vice President and Chief Financial Officer, at Vertex. From 1999 to 2001, Mr. Smith served as a partner in the Life Science and Technology Practice Group of Ernst & Young LLP. Mr. Smith initially joined Ernst & Young’s U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently is a member of the board of directors of Infinity Pharmaceuticals, Inc., where he serves as Chair of the Audit Committee. Previously, Mr. Smith was a member of the board of Ophthotech Corporation. Mr. Smith holds a B.A. in accounting and finance from Manchester Metropolitan University, U.K., is a member of the American Institute of Certified Public Accountants and is a Chartered Accountant of England and Wales. Mr. Smith has extensive global financial and accounting experience and possesses an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that

Mr. Smith qualifies as an audit committee financial expert. Based on his extensive financial experience, Mr. Smith serves as Chair of our Audit Committee.

Catherine D. Strader, Ph.D., has been a member of our Board of Directors since February 2017. Dr. Strader is a partner at Synergy Partners R&D Solutions, a consultancy network co-founded by Dr. Strader in 2014 which advises biotechnology companies on research and development strategies. Prior to co-founding Synergy Partners, Dr. Strader worked for Merck Research Laboratories, as Vice President and Site Head from 2009 to 2011, and as Vice President, External Basic Research from 2007 to 2009. Prior to that, Dr. Strader held leadership positions at Schering-Plough Corporation before Schering-Plough was acquired by Merck in 2009, including Senior Vice President, Science and Technology in 2007, and Chief Scientific Officer from 2006 to 2007. Prior to that, Dr. Strader was Executive Vice President, Discovery Research from 2002 to 2007, and Vice President, CNS, Cardiovascular and Genomics Research from 1995 to 2001 at Schering-Plough Research Institute. Dr. Strader has guided more than 50 compounds through drug discovery and development during her career. Dr. Strader received a B.S. in Chemistry from the University of Virginia and a Ph.D. in Chemistry from the California Institute of Technology, followed by a Howard Hughes postdoctoral fellowship at Duke University. Dr. Strader is the author of more than 150 scientific publications. Dr. Strader’s extensive pharmaceutical research and development experience, combined with her specific knowledge of neuroscience, makes her well positioned to provide advice and guidance to the Company on its research and development programs.

Directors Whose Terms Expire in 2019—Class II Directors

Peder K. Jensen, M.D., has been a member of our Board of Directors since April 2011. Dr. Jensen is currently president of Bay Way Consultants, LLC, a consulting firm founded by Dr. Jensen in 2010 that advises pharmaceutical and biotechnology companies. Dr. Jensen’s experience includes over 20 years with Schering-Plough Corporation, a global pharmaceutical company, and then Merck & Co., Inc. after the merger of Schering-Plough with Merck in 2009. During his tenure at Schering-Plough/Merck, Dr. Jensen held a number of global senior research and development positions, including Vice President Clinical Research, SPRI, Executive Vice President Worldwide Drug Development, SPRI, and most recently Corporate Senior Vice President, and General Manager, R&D for Japan and Asia/Pacific from 2006 to 2010. Dr. Jensen has more than 25 years of global drug development experience across a variety of therapeutic areas, including neurology, cardiovascular, anti-infective, oncology and immunology. Over the course of his career, Dr. Jensen has been responsible for more than 40 new drug approvals worldwide, including in the U.S., Europe and Japan. Dr. Jensen is currently a member of the board of directors of Five Prime Therapeutics, Inc., where he serves as Chair of the Nominating and Corporate Governance Committee, a member of the Compensation and Management Development Committee, and a member of the Research and Development Committee. Dr. Jensen previously was a member of the board of directors of BioCryst Pharmaceuticals, Inc. Dr. Jensen received his M.D. from the University of Copenhagen. Dr. Jensen’s extensive global pharmaceutical experience, combined with his specific knowledge in developing new and innovative medical treatments in many different therapeutic areas, including neurology, makes him well positioned to provide advice and guidance to the Company on its research and development programs. Based on this experience, Dr. Jensen serves as Chair of our Research and Development Committee.

John P. Kelley has been a member of our Board of Directors since December 2008. From November 2013 to April 2017, Mr. Kelley was Chief Executive Officer of Tenax Therapeutics, Inc. (formerly named Oxygen Biotherapeutics, Inc.), a company that focuses on developing products for the critical care market, where he also served as a member of the board of directors. From 2011 to 2013, Mr. Kelley was President, Chief Executive Officer, and a director of Phyxius Pharma, Inc., a privately-held development stage pharmaceutical company co-founded by Mr. Kelley in 2011 focused on developing products for use in acute care settings. Mr. Kelley became Chief Executive Officer of Tenax Therapeutics when it acquired Phyxius Pharma in 2013. Previously, Mr. Kelley was the President and Chief Operating Officer of The Medicines Company, a pharmaceutical company providing acute care hospital products worldwide, from 2004 to 2009. He also served on The Medicines Company’s board of directors from 2005 to 2009. From 2000 to 2004, Mr. Kelley held a series of positions at Aventis, a global pharmaceutical company, including Senior Vice President, Global Marketing and Medical, where he was accountable for worldwide brand management. Prior to the formation of Aventis, he held a series of positions at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals, including, from 1998 to 1999, Vice President, Commercial Director, U.S. and, from 1995 to 1998, Vice President of Marketing. Mr. Kelley received a B.A. from Wilkes University and an M.B.A. from Rockhurst University. Mr. Kelley’s extensive knowledge of the pharmaceutical industry as well as his operations and marketing experience make him well positioned to provide advice and guidance to the Company at this stage of its development. The Board has determined that Mr. Kelley qualifies as an audit committee financial expert. Based on his public company and broad corporate experience, Mr. Kelley serves as Chair of our Compensation Committee.

Sandra Panem, Ph.D., has been a member of our Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. She is also currently President of NeuroNetworks Fund, a not-for-profit venture capital fund focusing on neurodisorders which she co-founded in December 2014. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and a Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the boards of directors of Labcyte, Inc. and BioLineRx Ltd. Dr. Panem’s experience investing in life sciences companies, and her long-standing relationship with the Company as a Board representative of one of its earliest investors, provides historical perspective on the Company and the life sciences industry.

Directors Whose Terms Expires in 2020—Class III Directors

Ron Cohen, M.D., has served as our President and Chief Executive Officer since he founded the Company in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously was a Director and Chairman of NewYork BIO. He currently serves as Chair of the board of the Biotechnology Industry Organization (BIO). He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010, Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NewYork BIO as its "The Cure Starts Here" Business Leader of the Year. Dr. Cohen is the principal strategist in the Company’s commitment to being a fully-integrated biopharmaceutical company that is a leading innovator in neurology. His extensive knowledge of the Company and its history provides our Board with valuable perspectives to advance our business and the interests of our stockholders.

Lorin J. Randall has been a member of our Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from 2004 to 2006. From 2002 to 2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices that was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc., a publicly-traded manufacturer of semiconductor manufacturing equipment. He currently serves on the boards of directors of Athersys, Inc. where he serves as Chairman of the Audit Committee and Chairman of the Compensation Committee, and Aurinia Pharmaceuticals Inc. where he serves as Chairman of the Audit Committee and Lead Independent Director. In addition, within the last five years, he previously served on the boards of directors of Nanosphere, Inc. and Tengion, Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University. As a former Chief Financial Officer of a number of publicly-traded companies, Mr. Randall possesses financial acumen acquired through working experience, including an understanding of financial matters and the preparation and analysis of financial statements. The Board has determined that Mr. Randall qualifies as an audit committee financial expert. Also, based on his broad industry and corporate experience, Mr. Randall serves as Chair of our Nominations and Governance Committee.

Steven M. Rauscher has been a member of our Board since March 2005. He is Founder & Principal of BioPharm Physicians, LLC, a life sciences recruiting partnership formed in 2010, focusing on senior physician executives for biotech, pharmaceutical and medical device companies. Previously, he was President and Chief Executive Officer of Oscient Pharmaceuticals Corporation, a commercial stage biopharmaceutical company, from 2000 to 2009. He joined Oscient in 2000 having served as a member of the Board of Directors since 1993. Previously, Mr. Rauscher was Chief Executive Officer of AmericasDoctor, a company providing clinical research services to the pharmaceutical industry. Prior to AmericasDoctor, he held a number of leadership positions at Abbott Laboratories, including Vice President of Corporate Licensing, Vice President of Business Development, International Division and Vice President of Sales, U.S. Pharmaceuticals. Mr. Rauscher received a B.S. from Indiana University and an M.B.A. from the University of Chicago. Having served as a Chief Executive

Officer of a commercial stage biopharmaceutical company as well as in other executive roles in a variety of companies in our industry, Mr. Rauscher brings to our Board leadership skills and expertise in managing the challenges of a biopharmaceutical company. Based on his management and operational experience and expertise in the pharmaceutical industry, Mr. Rauscher serves as the Chair of our Compliance Committee and oversees the non-financial governance and risk management processes of the Company.

Corporate Governance Guidelines and Policies

The Board regularly evaluates all aspects of our corporate governance principles and practices, taking into consideration, among other things, recommended best practices, developing trends and practices among public companies generally as well as those at our peer companies, and investor input.

Corporate Governance Guidelines. In 2014, the Board adopted Corporate Governance Guidelines to formally document certain Company governance principles and practices, and also to establish new governance principles and practices in furtherance of sound corporate governance. The Guidelines cover, among other topics, director qualification and selection, the roles and responsibilities of the Board, Board and committee composition and performance, director access to management, Board and committee meeting procedures, director compensation and director and management stock ownership, leadership development, and confidential stockholder voting. The Guidelines were adopted to assist the Board in the exercise of its responsibilities, and also to increase transparency into our corporate governance. The Guidelines are intended to be a component of the framework within which the Board, assisted by its committees, establishes broad corporate policies, sets the Company’s strategic direction, and oversees management’s day-to-day operation of the Company’s business. These Guidelines are available on our website, www.acorda.com, under “Investors – Corporate Governance.” Certain important aspects of the Guidelines are described below in this Proxy Statement.

Stock Ownership Guidelines. In 2014, our Compensation Committee recommended and our Board adopted Officer and Director Stock Ownership Guidelines. The purpose of the Guidelines is to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and further promote our commitment to sound corporate governance. The Guidelines are applicable to our executive officers, such other executives as may be designated by our Chief Executive Officer, and our non-management directors. Under the Guidelines, covered officers and directors must acquire ownership of shares of our common stock with a minimum specified value by a specified deadline. The target common stock ownership level for our President and Chief Executive Officer, who is one of our directors, is four times (4x) his annual base salary, the target stock ownership level for our other executive officers is two times (2x) their annual base salary, and the target common stock ownership level for our non-management directors is three times (3x) their annual base cash retainer. Under these Guidelines, the compliance deadline for all of our current executive officers and directors is December 31, 2018 or later. These Guidelines are discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Clawback Policy. In 2014, our Board of Directors adopted a Clawback Policy. The policy provides that certain incentive compensation is recoverable from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy in 2014. This Policy is discussed in further detail below in the Compensation Discussion and Analysis section of this Proxy Statement.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, the Board and the Compensation Committee reviewed our form of employment agreement for executive officers, and they made the decision to remove a so-called “single trigger” equity acceleration provision from the form. Pursuant to this provision, which remains in employment agreements with certain of our executive officers, the vesting of equity awards would accelerate upon certain change in control and other transactions referred to as “reorganization events” in our 2006 Employee Incentive Plan regardless of whether employment is terminated. Our employment agreements entered into with executive officers since 2013, including with Andrew Hindman, our Chief Business Officer, and Burkhard Blank, M.D., our Chief Medical Officer, exclude this single-trigger provision. The Board and the Compensation Committee intend that removal of the single trigger equity acceleration provision will also be carried through to any employment agreements that we enter into in the future with executive officers.

Board Leadership Structure

The Board has not appointed any director to the position of Chair of the Board nor has it appointed a lead independent director. Under the Corporate Governance Guidelines and the Nominations and Governance Committee Charter, the Board and the Nominations and Governance Committee are responsible for evaluating our leadership structure at least annually with the goal of optimizing Board performance and following sound corporate governance practices. They carefully consider, based on then-current facts and circumstances, whether to select an independent director to serve as Chair; if there is a Chair, whether the positions of Chair of the Board and the Chief Executive Officer should be held by the same person or by different persons; and in the absence of an independent director serving as Chair, whether an independent lead director should be appointed. This review of the Board leadership structure is conducted in conjunction with a broadly-scoped annual self-assessment of performance and effectiveness of the Board and all of its committees, which is managed by the Nominations and Governance Committee under its charter and our Corporate Governance Guidelines. Based on the most recent review of the leadership structure and the Board and committee self-assessment, the Board and the Nominations and Governance Committee continue to believe that the current structure is the most appropriate leadership structure for the Board and our Company as we seek to build stockholder value by continuing to grow as a fully-integrated biopharmaceutical company.

Dr. Cohen, who is the President and Chief Executive Officer of the Company, generally serves as the acting chair at Board meetings. However, individual independent directors lead executive sections of the Board attended only by independent directors, and they also may lead sections of Board meetings. For example, the Chair of the Compensation Committee typically leads Board discussions of compensation issues. This leadership structure is reflected in our Corporate Governance Guidelines.

The Board believes that Dr. Cohen’s role in chairing its meetings allows the Board to act efficiently and effectively to best serve the interests of the Company’s stockholders and the Company as a whole. The Board believes that Dr. Cohen, in his capacity as President and Chief Executive Officer, serves as an effective bridge between the Board and management, providing the Board with a thorough understanding of the Company and its business and fostering an open dialogue between the Board and senior management. In addition, the Board believes that Dr. Cohen has been able to provide the Company with leadership for executing strategic initiatives and meeting challenges.

The Board does not believe at this time that the Company’s leadership structure would be enhanced by appointing a Chair of the Board or by calling upon a director other than Dr. Cohen to act as the chair of its meetings. The Board follows sound corporate governance practices to ensure its independence and effective functioning. Most importantly, except for Dr. Cohen, the Board is composed entirely of directors deemed to be “independent” under applicable legal, regulatory, and stock market standards. Consistent with the requirements of our Corporate Governance Guidelines, the independent directors meet in a scheduled executive session without Dr. Cohen present at every regular meeting of the Board. These sessions are chaired by different independent directors, depending on the nature of the issues discussed. The independent directors also engage in informal discussions outside of Board meetings without Dr. Cohen. Additionally, the Board has developed processes that ensure control of Board meeting agendas by the independent directors.

In addition, each of the Board’s committees is composed entirely of independent directors, which means that oversight of critical issues such as the integrity of the Company’s financial statements, chief executive officer and senior management compensation, and Board evaluation and selection of directors is entrusted to independent directors. In addition to the Audit, Compensation and Nominations and Governance Committees, the Board has established a Compliance Committee and a Research and Development Committee, both also consisting only of independent directors, which assist the Board in overseeing non-financial legal and regulatory compliance, and research and development matters, respectively.

Risk Oversight

The Board of Directors is generally responsible for overseeing management of the various operational, financial, and legal risks faced by the Company. Particular risk management matters are brought to the Board by management in connection with the Board’s general oversight and approval of corporate matters. Our Board administers its risk oversight function as a whole and through its Board committees. For example, in addition to regular reviews of potential areas of risk by the full Board at its meetings, the Audit Committee regularly discusses with management our major financial risk exposures, their potential financial impact on our Company and our risk mitigation strategies and participates in regular reviews of our process to assess and manage enterprise risk management. The Audit Committee also reviews cyber-security risks. In addition, our Compliance Committee works closely with senior management to review and oversee our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. The individual Board committees report to the full Board, including when a matter rises to the level of a material risk. The Company’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Director Independence

The Board has determined that Mr. Greene, Dr. Jensen, Mr. Kelley, Dr. Panem, Mr. Randall, Mr. Rauscher, Mr. Smith and Dr. Strader are “Independent Directors” as defined in Rule 5605(a)(2) of the NASDAQ listing rules.

To assist the Board in determining each director’s independence in accordance with NASDAQ listing rules, pursuant to our Corporate Governance Guidelines a director will be presumed independent unless he or she meets any of the following conditions:

•	a director who is, or within the preceding three years was, an employee of the Company;
•

a director who accepted or who has a Family Member who accepted any compensation from the Company totaling more than $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an Executive Officer;
•

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs;

•

a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; and

•

a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

For purposes of the Guidelines, a “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. An “Executive Officer” means those officers covered in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

Pursuant to the Guidelines, the Board annually will review all commercial and charitable relationships between the directors and the Company (as required by the Company’s Related Party Transactions Policy) to determine whether the directors meet these independence tests. If a director has a relationship with the Company that is not covered by these independence guidelines, those Company directors who satisfy such guidelines will consider the relevant circumstances and make an affirmative determination regarding whether such relationship is material or immaterial, and whether the director would therefore be considered independent under applicable legal and regulatory requirements.

Attendance at Board, Committee and Stockholder Meetings

Our Board met fifteen (15) times during 2017 excluding committee meetings. All of the directors attended at least 75% of all Board meetings and meetings of the committees on which they served. Pursuant to our Corporate Governance Guidelines, each director is expected to attend all Board meetings, meetings of all committees to which he or she is appointed, and all annual meetings of stockholders, except in extenuating circumstances. Attendance in person is preferable, particularly for regularly scheduled meetings, but attendance via communications equipment is acceptable when needed due to individual circumstances. All nine (9) members of our Board of Directors attended our 2017 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee, a Nominations and Governance Committee, a Compliance Committee, a Research and Development Committee, and an ad hoc Business Development Committee, each of which is comprised solely of Independent Directors. Also, each member of the Audit Committee meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and SEC Rule 10A-3 promulgated thereunder. The following lists the members of each committee as well as the primary responsibilities of each committee. Committee memberships, as disclosed in this Proxy Statement, were most recently reviewed in May 2017. Under the Nominations and Governance Committee Charter and our Corporate Governance Guidelines, the Nominations and Governance Committee recommends committee assignments to the full Board for approval. Under our Corporate Governance Guidelines, committee assignments should reflect the expertise and interests of Board members, with the goal of ensuring that committee members have the requisite background and experience to participate fully on the committees to which they are appointed. The Board believes that consideration should be given to rotating committee members periodically, but does not believe that rotation should be mandated as a policy.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee currently consists of three members: Mr. Smith (Chair), Mr. Randall, and Mr. Rauscher. Mr. Smith, Mr. Randall, and Mr. Rauscher all qualify as an “audit committee financial expert” as that term is defined in Item 407(d) of U.S. Securities and Exchange Commission Regulation S-K. The designation of members of our Audit Committee as "audit committee financial experts" does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and our Board, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or our Board.

Our Audit Committee is responsible for:

•

approving and retaining the independent auditors to conduct the annual audit of our books and records; and evaluating the independent auditors’ qualifications, performance, independence, and quality controls;

•	reviewing the proposed scope of audits and fees to be paid;
•

overseeing the independent auditor, including resolving disagreements with management, obtaining required reports from the independent auditor, and reviewing with the independent auditor matters such as audit problems or difficulties, internal control deficiencies, significant financial reporting issues or judgments, and the effect of regulatory and accounting initiatives or off-balance sheet structures on the Company’s financial statements;

•	reviewing and pre-approving the independent auditors’ audit and non-audit services in accordance with the Company’s pre-approval policy established by the Audit Committee;
•	reviewing the Company’s financial statements, and in the case of audited financial statements recommending them to the Board for inclusion in the Company’s Annual Report on Form 10-K;
•	coordinating the Board’s oversight of internal control over financial reporting and disclosure controls and procedures, and the finance-related portions of the Company’s code of ethics;
•	reviewing and approving transactions between us and our directors, officers and affiliates;
•	recognizing and addressing potential prohibited non-audit services;
•

establishing procedures for complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	overseeing internal audit functions if and when implemented.

All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee in accordance with our auditor pre-approval policy, which is described below in Proposal Three in this Proxy Statement under the heading Pre-approval Policies and Procedures. Ernst & Young LLP currently serves as our independent auditor. Our Board has adopted a written charter for the Audit Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Audit Committee met seven times in 2017 (including one joint meeting with the Compliance Committee).

Compensation Committee

Our Compensation Committee consists of three members: Mr. Kelley (Chair), Mr. Greene, and Dr. Panem. Our Compensation Committee is responsible for:

•

overseeing and evaluating the Company’s overall human resources compensation structure, policies and programs, and assessing whether they establish appropriate incentives and leadership development opportunities and whether they encourage unnecessary and excessive risk;

•

reviewing corporate goals relevant to the compensation for executives, including or President and Chief Executive Officer, and evaluating performance in light of those goals; and reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including our President and Chief Executive Officer;

•	reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and approving any other compensation plans for which stockholder approval is not sought;
•	administering our stock incentive plan and annual non-equity incentive compensation program;
•

in consultation with the Committee’s compensation consultant, establishing compensation policies and practices for directors for service on the Board and committees and annually reviewing and making recommendations to the full Board regarding director compensation;

•	reviewing and monitoring compliance with our Officer and Director Stock Ownership Guidelines;
•	reviewing senior management selection, overseeing succession planning, and reviewing leadership development, and reviewing whether compensation and other programs promote such development; and
•

reviewing the results of advisory votes on executive compensation and making recommendations to the Board regarding appropriate responses, as appropriate, and making recommendations to the Board on the frequency of such votes.

Our Board has adopted a written charter for the Compensation Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compensation Committee met four times in 2017.

The Compensation Committee engages Arnosti Consulting Inc., a compensation consultant, to provide analysis and recommendations regarding our compensation programs and our Named Executive Officer compensation. Arnosti Consulting has been engaged for 2018 compensation decisions and was previously engaged in 2017 and in prior years to provide similar services to our Compensation Committee. Nancy Arnosti is the principal of Arnosti Consulting and she is the individual with whom the Compensation Committee works on these matters. Based on a review of pertinent factors, the Compensation Committee does not believe that any of the services provided by Arnosti Consulting raise any material conflicts of interest.

Nominations and Governance Committee

Our Nominations and Governance Committee consists of three members: Mr. Randall (Chair), Mr. Smith, and Dr. Strader. The Nominations and Governance Committee is responsible for:

•	identifying potential candidates to serve on our Board;
•	working with the Company’s General Counsel to develop and recommend to the Board a set of corporate governance principles; and from time reviewing the adequacy of such corporate governance principles;
•	overseeing an annual evaluation of the Board;
•	evaluating the composition, size, structure and practices of the Board and monitoring the independence of Board members and the overall Board composition;
•	reviewing processes relating to Board meeting schedules and agendas and for the Company providing information to the Board;
•	reviewing the service of Board members and executive officers on the board of directors of any other company;
•	reviewing director and officer questionnaires;
•	overseeing director education and continuing education programs;
•	evaluating stockholder proposals and making recommendations to the Board regarding any such proposals; and
•	considering and making recommendations to the Board relating to the practices, policies and performance of the Board and corporate governance.

Our Board has adopted a written charter for the Nominations and Governance Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Nominations and Governance Committee met three times in 2017.

Compliance Committee

Our Compliance Committee consists of three members: Mr. Rauscher (Chair), Dr. Jensen, and Dr. Panem. The Compliance Committee is responsible for overseeing our compliance with legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products, but excluding matters relating to financial compliance, which are subject to the oversight of the Audit Committee. Our Board has adopted a written charter for the Compliance Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Compliance Committee met five times in 2017 (including one joint meeting with the Audit Committee).

Research and Development Committee

The Board has established a Research and Development Committee. This committee consists of Dr. Jensen (Chair), Dr. Panem, and Dr. Strader. The Research and Development Committee is responsible for making recommendations to the Board regarding the Company’s research and development strategies and opportunities. Our Board has adopted a written charter for the Research and Development Committee, which is reviewed at least annually. The charter is available on our website, www.acorda.com, under “Investors – Corporate Governance – Committee Charters.” The Research and Development Committee met five times in 2017.

Ad Hoc Business Development Committee

The Board has established an ad hoc Business Development Committee. This committee consists of Mr. Greene (Chair), Dr. Jensen, and Mr. Kelley. The ad hoc Business Development Committee, which does not have a charter, is responsible for overseeing the Company’s evaluation of significant business development opportunities, including potential acquisitions or the purchase or in-license of new products or development projects, potential out license transactions, and making recommendations to the Board regarding such transactions. The ad hoc Business Development Committee met once in 2017.

Director Qualifications and Director Nomination Process

Qualifications for Director Candidates

Our Nominations and Governance Committee is responsible for evaluating potential candidates for nomination to the Board. Director qualifications and the process for considering potential candidates are set forth in the Nominations and Governance Committee Charter and our Corporate Governance Guidelines.

The Nominations and Governance Committee and Board will consider individuals who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to the Board. We seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, healthcare, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. Accordingly, the Nominations and Governance Committee will consider, among other factors, the extent of a potential nominee’s business experience, technical expertise, or specialized skills or experience, and whether he or she, by virtue of particular experience relevant to the Company's current or future business, will add specific value as a Board member.

The Nominations and Governance Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations and Governance Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skills relevant to the issues we face or are likely to face at the time of nomination and in the future. As a result, the priorities and emphasis of the Nominations and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. However, all prospective director candidates must possess the following attributes to be recommended to the Board for nomination:

•	a commitment to integrity and ethics;
•	demonstrated leadership ability and the ability to exercise sound business judgment;
•	independence from conflict or direct economic relationship with the Company; and
•	a willingness and ability to devote the required amount of time to prepare for and attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

Also, the Nominations and Governance Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. Pursuant to our Corporate Governance Guidelines, diversity is one of the factors that the Committee considers in identifying director candidates. As part of this process, the Nominations and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise.

Other than the foregoing considerations, there are no stated minimum criteria for director candidates. The Nominations and Governance Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “Independent Director” under the NASDAQ listing rules and that director candidates also meet the specific requirements set forth in the NASDAQ listing rules and in the rules of the SEC regarding membership on committees of the Board.

In considering re-nomination criteria, the Nominations and Governance Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations and Governance Committee will identify the skills and experience desired in a new director candidate.

Under our Corporate Governance Guidelines, our Board has not adopted term limits or a mandatory retirement age for directors. Arbitrary term limits and a mandatory retirement age might deprive the Company and its stockholders of the contribution of directors who have been able to develop valuable insights into the Company, its business, and its operations over time and therefore provide a valuable contribution to the Board as a whole. As an alternative to term limits and a mandatory retirement age, the Board believes that it can ensure that it continues to evolve and adopt new ideas and viewpoints through the director nomination and evaluation processes.

Identification and Evaluation of Director Candidates

The Nominations and Governance Committee uses a variety of methods for identifying director candidates, and will evaluate them in accordance with the requirements of our Corporate Governance Guidelines. The Nominations and Governance Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations and Governance Committee for such candidates. The Nominations and Governance Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will also consider candidates recommended by stockholders.

The Nominations and Governance Committee periodically assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations and Governance Committee as a potential director candidate, the Nominations and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether based on the information then known the prospective director candidate could satisfy the criteria established by the Nominations and Governance Committee. The Nominations and Governance Committee then decides whether to do a comprehensive evaluation of a prospective director candidate. After completing its evaluation, the Nominations and Governance Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

Stockholder Recommendations of Director Candidates

Pursuant to our Corporate Governance Guidelines, the Nominations and Governance Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Bylaws and described in this Proxy Statement in the section titled Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders, and meet other applicable legal and regulatory requirements. Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations and Governance Committee in the same manner as the Nominations and Governance Committee’s nominees.

Cooperation Agreement With Scopia Capital Management LP

On February 27, 2018, we entered into a cooperation agreement with Scopia Capital Management LP, or Scopia, pursuant to which we agreed that, subject to the conditions described below, our Board of Directors would appoint two directors designated by Scopia, which we refer to as the “Scopia Directors,” effective on the later of (i) one week following the 2018 Annual Meeting, if designated by Scopia prior to such time, and (ii) following the 2018 Annual Meeting but prior to January 1, 2019, effective five business days following designation by Scopia (which we refer to as the “Board Effective Time”). As of the date of this proxy statement, Scopia has not designated the Scopia Directors.

Each Scopia Director must (i) be reasonably acceptable to the Nominations and Governance Committee, (ii) meet our governance policies and guidelines with respect to service on the Board and not have a material conflict of interest with the Company, each as reasonably determined by the Nominations and Governance Committee and (iii) qualify as “independent” pursuant to applicable stock exchange listing standards. Any member of senior management of Scopia will be deemed to be reasonably acceptable to the Nominations and Governance Committee and to meet all of the foregoing criteria for appointment.

In accordance with the terms of the cooperation agreement, the Scopia Directors will be required to resign from the Board if Scopia and its affiliates collectively cease to beneficially own an aggregate “net long position” of at least 10% of the shares of our common stock, other than as a result of an action by us that has a dilutive effect, such as a stock issuance. In addition, Scopia is required to cause the Scopia Directors to resign if Scopia (i) submits a notice of nomination for election to the Board in respect of directors not nominated by the Board during the Standstill Period described below; (ii) files a proxy statement to solicit proxies in opposition to any director nominated by the Board during the Standstill Period; (iii) prior to January 1, 2019, does not vote in favor of the election of each director nominated by the Board , or does not vote against any shareholder nominations for the election of director nominees not approved or recommended by the Board; (iv) makes or submits a public proposal with respect to the us during the Standstill Period or, subject to certain conditions, forms, joins or becomes a member of a group that makes or submits a public proposal with respect to the us during the Standstill Period; and (v) is found by a final judicial decision to have materially breached the cooperation agreement.

The cooperation agreement provides that the Board will: (i) not increase the size of the Board in excess of nine directors prior to the appointment of the Scopia Directors, or 11 directors following the appointment of the Scopia Directors, without Scopia’s prior written consent; (ii) not change or seek to change the classes on which the Board members serve without Scopia’s prior written consent, or as necessary in connection with the nomination of directors at the Company’s 2019 annual meeting (provided that the Board will not move a Scopia Director from the class to which such Scopia director was appointed or reduce the number of Class II directors below four directors without Scopia’s prior written consent); (iii) hold the 2018 Annual Meeting no later than June 30, 2018; (iv) hold the 2019 annual meeting no later than June 30, 2019; and (v) nominate four individuals for election as Class II directors at the 2019 annual meeting.

In the cooperation agreement, in addition to certain confidentiality and non-disparagement provisions, Scopia agreed to various customary standstill provisions for the duration of the “Standstill Period,” as described in our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on February 28, 2018. Pursuant to the cooperation agreement, the Standstill Period is defined to mean the period commencing on February 27, 2018 and ending on the earlier of (i) January 1, 2019 and (ii) the date that is 15 business days prior to the deadline for the submission of stockholder nominations of directors pursuant to the Company’s bylaws for our 2019 annual meeting of stockholders. Notwithstanding anything to the contrary in the cooperation agreement, the Standstill Period will terminate at such time following the Board Effective Time as the Scopia Directors (or their successors) appointed to the Board are no longer serving on the Board and, if applicable, Scopia has notified the Company in writing that it will not seek to fill any such vacancies.

In connection with its obligations under the cooperation agreement, we expect Scopia and its affiliates will vote their shares at the 2018 Annual Meeting (i) in favor of the election of Messrs. Greene and Smith and Dr. Strader as Class I directors for a term expiring on the date of the 2021 annual meeting pursuant to Proposal One in this Proxy Statement (ii) in favor of the ratification of the appointment of Ernst & Young LLP as the our independent auditors pursuant to Proposal Three in this Proxy Statement and (iii) in favor of our advisory vote to approve Named Executive Officer compensation pursuant to Proposal Four in this Proxy Statement, unless ISS and Glass Lewis recommend otherwise.

Stockholder Communication with the Board of Directors

Pursuant to our Corporate Governance Guidelines, stockholders and other interested parties may communicate with the Board by sending a letter to the Acorda Therapeutics Board of Directors c/o Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502. The Corporate Secretary will receive and review all correspondence and forward it to the President and Chief Executive Officer, the Chair of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

Our Compensation Committee is responsible for establishing our director compensation policy, which it reviews annually. Our outside director compensation policy includes two components: (i) a cash component consisting of a base retainer for services as a director and additional cash retainers for service as a chair or a member of a committee, and (ii) an equity component consisting of an initial stock option grant and annual stock option grants. The Board believes that a meaningful portion of a director’s compensation should be provided in the form of Company stock or stock-based awards to more closely link compensation with corporate performance. As specified in our Corporate Governance Guidelines, our independent directors will not receive any additional compensation, in the form of consulting fees or other specific benefits, beyond that provided for service on the Board or its committees.

The amount of each cash retainer currently payable under the outside director compensation policy is set forth in the table below. In addition, each person who becomes an outside director receives an initial stock option grant for 25,000 shares of our common stock. All directors also receive an annual stock option grant for 15,000 shares of our common stock, which is granted on the date of the annual meeting of stockholders in each year. In the case of any director who is not first elected to our Board at an annual meeting of stockholders, that director’s first annual stock option grant will be awarded on the first anniversary of his or her election to the Board, and the amount of the first annual award will be prorated based on the period of time between the grant date of the annual award and the date of the next annual stockholder meeting. All options vest over a one-year period in equal quarterly installments, have a term of ten years and will have an exercise price equal to the fair market value of our common stock on the date of grant (equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant).

Directors are also reimbursed for appropriate expenses related to their service on our Board of Directors. Upon an outside director’s termination of membership on our Board, all vested stock options remain exercisable for 12 months, or such longer period as the board of directors may determine in its discretion, to the extent consistent with Internal Revenue Code Section 409A.

The cash and equity components of our compensation policy for outside directors are set forth below.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$50,000	25,000 shares	15,000 shares
Lead Director/Chair	50,000	—	—
Audit Committee Chair	20,000	—	—
Compensation Committee Chair	20,000	—	—
Compliance Committee Chair	12,000	—	—
Nominations and Governance Committee Chair	10,000	—	—
Research and Development Committee Chair	12,000	—	—
Business Development Committee Chair	12,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	10,000	—	—
Compliance Committee Member	7,000	—	—
Nominations and Governance Committee Member	6,000	—	—
Research and Development Committee Member	7,000	—	—
Business Development Committee Member	7,000	—	—

Under our director compensation policy, the Board also reviews and determines, based on the recommendation of the Compensation Committee, what, if any, compensation shall be paid for chairs and members of active ad hoc committees not specified in the policy, based upon the expected efforts and contributions of those members. This review and determination includes the compensation for members of the ad hoc Business Development Committee, listed above.

2017 Non-Employee Director Compensation

The following table provides information concerning the compensation of our outside directors during 2017, including compensation for membership on the Board as well as Board committees on which they served during the year. Fees include pro-rated payments for Committee membership, in cases where an outside director served on a committee for only part of 2017. Current memberships are noted in the table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(7)	Total ($)(7)
Barry Greene (3) (5)	$72,000	$94,516	$166,516
Peder K. Jensen, M.D. (1) (5) (6)	76,000	94,516	170,516
John P. Kelley (3) (5)	77,000	94,500	171,500
Sandra Panem, Ph.D. (1) (3) (6)	74,000	94,500	168,500
Lorin J. Randall (2) (4)	70,000	94,500	164,500
Steven M. Rauscher (1) (2)	72,000	94,500	166,500
Ian Smith (2) (4)	76,000	94,500	170,500
Catherine Strader (4) (6) (8)	63,000	304,750	367,750

__________________________

(1)	Member of our Compliance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Nominations and Governance Committee.
(5)	Member of our Ad Hoc Business Development Committee.
(6)	Member of our Research and Development Committee.
(7)

The method and assumptions used to calculate the value of the options granted to our directors are discussed in Note 9 to our audited financial statements in our 2017 Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2017 was as follows: Mr. Greene, 115,000 shares; Mr. Jensen, 101,372 shares; Mr. Kelley, 95,000 shares; Dr. Panem, 85,000 shares; Mr. Randall, 115,000 shares; Mr. Rauscher, 115,000 shares; Mr. Smith, 115,000 shares; and Dr. Strader, 25,000 shares.

(8)

Dr. Strader was elected to the Board of Directors effective February 17, 2017, and accordingly the amount of her compensation, as reflected in the table, is based on pro-rated fees for membership on the Board and relevant Board committees, as well as her initial grant of stock options as a newly-elected member of the Board, as described under Board and Committee Fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 2018, with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 420 Saw Mill River Road, Ardsley, New York 10502.

Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 15, 2018 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 47,001,351 shares of common stock outstanding on March 15, 2018.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
Scopia Capital Management LP (1)	8,474,728	18.0%
BlackRock, Inc. (2)	6,459,742	13.7%
FMR LLC (3)	5,835,268	12.4%
The Vanguard Group (4)	4,376,589	9.3%
Partner Fund Management (5)	3,504,995	7.5%
Dimensional Fund Advisors LP (6)	2,954,691	6.3%
State Street (7)	2,453,512	5.2%

Executive Officers and Directors
Ron Cohen, M.D. (8)	1,456,532	3.0%
Richard P. Batycky, Ph.D. (9)	197,098	*
Burkhard Blank (10)	105,181	*
Andrew Hindman (11)	325,727	*
David Lawrence (12)	242,387	*
Lauren M. Sabella (13)	259,711	*
Jane Wasman (14)	561,317	1.2%
Barry Greene (15)	111,250	*
Peder K. Jensen, M.D. (16)	97,622	*
John P. Kelley (17)	91,250	*
Sandra Panem, Ph.D. (18)	84,162	*
Lorin J. Randall (19)	101,250	*
Steven Rauscher (20)	111,250	*
Ian Smith (21)	111,250	*
Catherine Strader (22)	25,000	*
All directors and executive officers as a group (15 persons)	3,880,987	7.8%

__________________________

*	Less than 1%.

(1)

The information in the table above is based an amendment to a Schedule 13D filed with the Securities and Exchange Commission on February 28, 2018, by Scopia Capital Management LP, Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich (the “Scopia 13D”). According to the Scopia 13D, the Scopia 13D reporting persons beneficially own and have shared voting and dispositive power over 8,474,728 shares of Acorda common stock. According to the Scopia 13D: (i) each of the Scopia 13D reporting persons is engaged in the business of investing; (ii) Scopia Capital Management LP’s principal business is serving as an investment manager to certain private investment funds and a certain managed account (collectively, “Investment Vehicles”); (iii) Scopia Management, Inc.’s principal business is serving as the general partner of Scopia Capital Management LP; (iv) the principal business of each of Mr. Sirovich and Mr. Mindich is serving as a Managing Director of Scopia Management, Inc.; (v) all securities reported as beneficially owned in the Scopia 13D are directly held by the Investment Vehicles, all of which are investment management clients of Scopia Capital Management LP; (vi) none of the Investment Vehicles individually directly holds more than 5% of Acorda’s outstanding shares of common stock; (vii) the limited partners of (or investors in) each of the Investment Vehicles have the right to participate in the receipt of dividends from, or proceeds from the sale of, the shares of Acorda’s common stock held for the accounts of their respective Investment Vehicles in accordance with their respective limited partnership interests (or investment percentages) in their respective Investment Vehicles; and (viii) the Investment Vehicles have delegated to Scopia Capital Management LP sole voting and investment power over the shares of Acorda common stock held by the Investment Vehicles pursuant to their respective investment management agreements with Scopia Capital Management LP, and as a result each of the Scopia 13D reporting persons may be deemed to exercise voting and investment power over the shares of Acorda common stock directly held by the Investment Vehicles. The address of the principal business office for all of the Scopia 13D reporting persons is 152 West 57th Street, 33rd Floor, New York, NY 10019.

In February 2018, Acorda and Scopia Capital Management LP entered into a cooperation agreement, which is further described above under Director Qualifications and Director Nomination Process – Cooperation Agreement with Scopia Capital Management LP. According to the Scopia 13D: the Scopia 13D reporting persons intend to review their investment in Acorda on a continuing basis and may from time to time and at any time in the future, depending on various factors, including, without limitation, the outcome of any discussions with Acorda directors and officers, Acorda’s financial position and strategic direction, actions taken by our Board of Directors, price levels of our common stock, other investment opportunities available to the Scopia 13D reporting persons, conditions in the securities market and general economic and industry conditions, take such actions with respect to the investment in Acorda common stock as they deem appropriate; and subject to the limitations in the cooperation agreement, these actions may include (i) acquiring additional shares of Acorda common stock and/or other equity, debt, notes, other securities, or derivatives or other instruments that are based upon or relate to the value of Acorda securities (collectively, “Securities”) in the open market or otherwise, (ii) disposing of any or all of their Securities in the open market or otherwise, (iii) engaging in any hedging or similar transactions with respect to the Securities, or (iv) proposing or considering one or more of the actions described in subsections (a) through (j) of Item 4 of Schedule 13D.

(2)

The information in the table above is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on January 19, 2018, by BlackRock, Inc. (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock, Inc. (as the holding company for subsidiaries listed in the BlackRock 13G) beneficially owns and has sole voting power over 6,359,831 shares of Acorda common stock and sole dispositive power over 6,459,742 shares of Acorda common stock. The address of the principal business office for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

The information in the table above is based on an amendment to a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2018 (the “Fidelity 13G”) by: FMR LLC (“FMR”); and Abigail P. Johnson, a Director, the Chairman, and the Chief Executive Officer of FMR. According to the Fidelity 13G: (i) FMR beneficially owns and has sole voting power over 446 shares of Acorda common stock; (ii) each of FMR and Ms. Johnson has sole dispositive power over 5,835,268 shares of Acorda common stock; and (iii) FMR Co., Inc. is a subsidiary and investment adviser that beneficially owns 5% or greater of the outstanding shares of Acorda common stock; (iv) neither FMR nor Ms. Johnson has sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 advised by Fidelity Management and Research Company, a wholly-owned subsidiary of FMR (“Fidelity Funds”), which power resides with the Fidelity Funds’ Boards of Trustees; and (v) the Fidelity 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR, certain of its subsidiaries and affiliates, and other companies (“FMR Reporters”), but does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters as authorized by the Securities and Exchange Commission. The address of the principal business office for FMR and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

According to the Fidelity 13G, members of the Johnson family, including Ms. Johnson, are the predominant owners of FMR with direct and indirect ownership representing 49% of the voting power of FMR; and through their ownership of voting common shares of FMR and because they are parties to an FMR shareholders’ voting agreement, they may be deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940.

(4)

The information in the table above is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 8, 2018, by The Vanguard Group (the “Vanguard 13G”). According to the Vanguard 13G, The Vanguard Group has sole voting power over 54,134 shares of Acorda common stock, shared voting power over 6,819 shares of Acorda common stock, sole dispositive power over 4,319,400 shares of Acorda common stock and shared dispositive power over 57,189 shares of Acorda common stock. The address of the principal business office for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

According to the Vanguard 13G: (i) Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 50,370 shares of Acorda common stock as a result of its serving as investment manager of collective trust accounts; and (ii) Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,583 shares of Acorda common stock as a result of its serving as investment manager of Australian investment offerings.

(5)

The information in the table above is based on an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2018, by Partner Fund Management, L.P. (“PFM”), Partner Fund Management GP, LLC (“PFM-GP”), Partner Investment Management, L.P. (“PIM”), Partner Investment Management GP, LLC (“PIM-GP”), Brian D. Grossman, and Christopher M. James (the “PFM 13G”). According to the PFM 13G, (i) PFM and PFM-GP may be deemed to beneficially own, and have shared voting and dispositive power over, 3,451,553 shares of Acorda common stock; (ii) PIM and PIM-GP may be deemed to beneficially own, and have shared voting and dispositive power over, 53,442 shares of Acorda common stock; and (iii) Brian D. Grossman and Christopher M. James may each be deemed to beneficially own, and have shared voting and dispositive power over, 3,504,995 shares of Acorda common stock (PFM, PFM-GP, PIM, PIM-GP, Mr. Grossman and Mr. James are collectively referred to as the “PFM Reporting Persons”). The address of the principal business office for all of the PFM Reporting Persons is c/o Partner Fund Management, L.P., 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.

According to the PFM 13G: The PFM 13G was filed jointly by the PFM Reporting Persons with respect to shares of Acorda common stock owned by nine funds specified in the PFM 13G for which PFM or PIM is the investment advisor; PFM-GP and PIM-GP are, respectively, the general partners of PFM and PIM; Mr. Grossman is the portfolio manager for the health care strategy for the funds; Mr. James is the portfolio manager for the diversified strategy for the funds; and Mr. Grossman and Mr. James are co-managing members of PFM-GP and PIM-GP.

(6)

The information in the table above is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2018, by Dimensional Fund Advisors LP (the “Dimensional 13G”). According to the Dimensional 13G, Dimensional Fund Advisors LP has sole voting power over 2,768,930 shares of Acorda common stock and has sole dispositive power over 2,954,691 shares of Acorda common stock. The address of the principal business office for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

According to the Dimensional 13G: (i) Dimensional Fund Advisors LP is an investment adviser registered under the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”); (ii) in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds; (iii) in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over shares of Acorda common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Acorda common stock held by the Funds; and (iv) all shares of Acorda common stock reported in Dimensional 13G are owned by the Funds.

(7)

The information in the table above is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2018, by State Street Corporation (the “State Street 13G”). According to the State Street 13G, State Street Corporation (as the holding company for subsidiaries listed in the State Street 13G) beneficially owns and has shared voting and dispositive power over 2,453,512 shares of Acorda common stock. The address of the principal business office for State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(8)	Includes 551,065 shares of common stock, 892,247 shares of common stock issuable upon exercise of stock options and 13,220 restricted shares.
(9)	Includes 45,719 shares of common stock, 141,585 shares of common stock issuable upon exercise of stock options and 9,794 restricted shares.
(10)	Includes 72,031 shares of common stock issuable upon exercise of stock options and 33,150 restricted shares.
(11)	Includes 34,975 shares of common stock, 274,679 shares of common stock issuable upon the exercise of stock options and 16,073 restricted shares.
(12)	Includes 3,431 shares of common stock, 234,263 shares of common stock issuable upon exercise of stock options and 4,693 restricted shares.
(13)	Includes 13,573 shares of common stock, 241,258 shares of common stock issuable upon exercise of stock options and 4,880 restricted shares.
(14)	Includes 127,417 shares of common stock, 428,333 shares of common stock issuable upon the exercise of stock options and 5,567 restricted shares.
(15)	Includes 111,250 shares of common stock issuable exercise of stock options.
(16)	Includes 97,622 shares of common stock issuable upon exercise of stock options.
(17)	Includes 91,250 shares of common stock issuable upon exercise of stock options.
(18)	Includes 2,912 shares of common stock and 81,250 shares of common stock issuable upon exercise of stock options.
(19)	Includes 101,250 shares of common stock issuable upon exercise of stock options.

(20)	Includes 111,250 shares of common stock issuable upon exercise of stock options.
(21)	Includes 111,250 shares of common stock issuable upon exercise of stock options.
(22)	Includes 25,000 shares of common stock issuable upon exercise of stock options.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is information regarding each individual serving as an executive officer as of April 27, 2018.

Name	Age	Position(s)
Ron Cohen, M.D.	62	President, Chief Executive Officer and Director
Richard P. Batycky, Ph.D.	50	Chief Technology Officer and Site Head
Burkhard Blank, M.D.	63	Chief Medical Officer
Andrew Hindman	45	Chief Business Officer
David Lawrence	60	Chief, Business Operations and Principal Accounting Officer
Lauren M. Sabella	57	Chief Commercial Officer
Jane Wasman	61	President, International, General Counsel and Corporate Secretary

Ron Cohen, M.D., is President, CEO and founder of the Company. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation. Dr. Cohen received his B.A. with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed his residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen currently serves on the board of directors of VBL Therapeutics. In addition, within the last five years, he previously served on the board of directors of Dyax Corp. Dr. Cohen previously was a Director and Chairman of NewYork BIO. He currently serves as Chair of the board of the Biotechnology Industry Organization (BIO). He also serves as a member of the Columbia-Presbyterian Health Sciences Advisory Council and was awarded Columbia University’s Alumni Medal for Distinguished Service. In 2010 Dr. Cohen was named NeuroInvestment’s (now called NeuroPerspective) CEO of the Year and in 2009 he was recognized by PharmaVoice Magazine as one of the 100 Most Inspirational People in the Biopharmaceutical Industry. Dr. Cohen is a recipient of the Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association’s “Spinal Cord Injury Hall of Fame.” In 2010, Dr. Cohen was recognized by NewYork BIO as its “The Cure Starts Here” Business Leader of the Year.

Richard Batycky, Ph.D. has been Chief Technology Officer and Site Head at Acorda since October 2014. He joined Acorda as part of the Company’s acquisition of Civitas Therapeutics, which Dr. Batycky co-founded, serving as Chief Scientific Officer. Dr. Batycky has close to two decades of experience in drug development, with a focus on inhaled therapies. Prior to founding Civitas, Dr. Batycky was the Chief Scientific Officer and Sr. Vice President of Research & Development at Pulmatrix. He was previously the Vice President of Research and Development at Alkermes, overseeing many facets of product development across pulmonary, injectable and oral platforms. Dr. Batycky was an original member of Advanced Inhalation Research (AIR®), where he oversaw product development utilizing the ARCUS® technology for pulmonary delivery. Acorda has global development rights to the ARCUS technology as part of the Civitas acquisition. Dr. Batycky held several academic posts prior to joining AIR. Dr. Batycky received his B.Sc. in Chemical Engineering from University of Calgary and his S.M. and Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology (MIT).

Burkhard Blank, M.D., has been our Chief Medical Officer since July 2016. Prior to that, from January 2016 to June 2016, Dr. Blank was engaged by the Company to assume chief medical officer responsibilities on an interim basis. Dr. Blank has more than 26 years of experience in the pharmaceutical industry. Prior to working for the Company, from June 2014 to June 2016, Dr. Blank was the Chief Medical Officer of Herantis Pharma. From June 2013 to May 2014 he was the Chief Executive Officer of Laurantis Pharma and from June 2012 to May 2013 Dr. Blank acted as a consulting chief medical officer. Prior thereto, from October 2010 to June 2012, Dr. Blank served as a consulting chief medical officer for Mersana Therapeutics. Dr. Blank previously consulted as chief medical officer and served in various medical leadership roles for several biopharmaceutical companies, including Inhibikase Pharmaceuticals, Qwell Pharmaceuticals, New Haven Pharmaceuticals, Alnara Pharmaceuticals, Altus Pharmaceuticals, and Boehringer Ingelheim (BI). While at BI, he oversaw the submission of five New Drug Applications (NDAs) and had direct responsibility for all aspects of presenting at two FDA Advisory Committee Meetings; and subsequently, all five NDAs received FDA approval. Dr. Blank has also served as a strategic advisor to several biotechnology companies, leading the submission process for multiple Investigational Drug Applications (INDs), successfully developing protocols for clinical trial programs, and overseeing communications with regulatory agencies. Dr. Blank serves on the Board of Directors of Riemser Pharma GmbH. Dr. Blank received his medical degree from Universitaet Marburg, Germany. He is board-certified in Germany in internal medicine.

Andrew Hindman has been our Chief Business Officer since March 2018. Prior to that, Mr. Hindman served as our Chief Business Development Officer from May 2014 to March 2018. Prior to joining the Company, Mr. Hindman held several senior executive level positions in the biopharmaceutical industry, most recently from 2011 to 2014 as President, Chief Executive Officer and member of the Board of Tobira Therapeutics, a privately-held biotechnology company. At Tobira, Mr. Hindman was responsible for developing a new corporate strategy, building new leadership and operational teams, and raising operating capital. Prior thereto, Mr. Hindman held senior corporate development and commercial operating positions, including from 2010 to 2011 at Nodality, Inc., from 2008 to 2010 at Onyx Pharmaceuticals, Inc., and from 1998 to 2008 at Gilead Sciences, Inc. Mr. Hindman holds a B.A. in biochemistry and economics, graduating Phi Beta Kappa, from Wesleyan University and an executive MBA from Columbia University and the University of California Berkeley, Haas School of Business.

David Lawrence has been our Chief, Business Operations and Principal Accounting Officer since October 2016. Prior to that, he served as Chief of Business Operations from October 2013 to October 2016. From January 2005 to October 2013, he served as our Chief Financial Officer. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc., including Vice President and Controller. Prior to Tel-Air, he held the financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A. in Finance from Iona College. Mr. Lawrence is a founding member and currently serves on the board of directors and as Treasurer of The Brian Ahearn Children’s Fund.

Lauren M. Sabella has been our Chief Commercial Officer since February 2015. Prior to that, from January 2010 to February 2015, she was our Executive Vice President, Commercial Development. Ms. Sabella was the Founder and Principal of Tugboat Consulting Group, an independent consulting practice assisting companies in the commercialization process. Ms. Sabella also served as Corporate Officer and VP of Commercial Development at Altus Pharmaceuticals from May 2006 to September 2008, with responsibility for all aspects of commercialization. Prior to joining Altus, Ms. Sabella was employed by Boehringer Ingelheim Pharmaceuticals for 18 years in positions of increasing responsibility. In her last role, she served as VP of Sales, Eastern Zone, where she led the successful sales launch of Spiriva and ran both Primary Care and Specialty Divisions, including Neurology, Urology and Cardio/Pulmonary. Prior to this role, she had over ten years of marketing experience where she led several product launches including Mobic, an NSAID which became a $1 billion brand. Ms. Sabella holds a B.B.A. from Hofstra University.

Jane Wasman has been our President, International, General Counsel and Corporate Secretary since October 2012. Prior to that, from January 2012 until October 2012, she was our Chief, Strategic Development, General Counsel and Corporate Secretary; and from May 2004 until January 2012, she was our Executive Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, from 1995 to 2004, Ms. Wasman held various leadership positions at Schering‑Plough Corporation, including Staff Vice President and Associate General Counsel responsible for legal support for U.S. Pharmaceuticals operations, including sales, marketing and compliance; FDA regulatory matters; licensing and mergers and acquisitions; and global research and development. She served as Staff Vice President, International in 2001 and as Staff Vice President, European Operations-Legal from 1998 to 2000. Previously, Ms. Wasman specialized in litigation at Fried, Frank, Harris, Shriver & Jacobson. She also served as Associate Counsel to the U.S. Senate Committee on Veterans’ Affairs. Ms. Wasman graduated Magna Cum Laude and Phi Beta Kappa from Princeton University and earned her J.D. from Harvard Law School. Ms. Wasman is a member and Chair of the board of directors of Sellas Life Sciences Group, Inc., where she also serves as Chair of the Nominations and Governance Committee and as a member of the Compensation Committee. Ms. Wasman is also a member of the board of directors and the executive committee of the board of the NewYork BIO.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

John Kelley (Chair)

Barry Greene

Sandra Panem, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the Executive Compensation section of this Proxy Statement).

Our Company

We are a biopharmaceutical company focused on developing therapies that restore function and improve the lives of people with neurological disorders. We currently derive substantially all of our revenue from the sale of Ampyra® (dalfampridine) Extended Release Tablets, 10mg, a treatment to improve walking in patients with multiple sclerosis, or MS. Ampyra was approved by the U.S. Food and Drug Administration, or FDA, in January 2010, has been commercially available since March 2010, and had net revenue of $543 million for the year ended December 31, 2017. In 2017, the United States District Court for the District of Delaware issued a decision in litigation with certain generic drug manufacturers upholding our Ampyra Orange Book-listed patent set to expire on July 30, 2018, but invalidating our four other Orange Book-listed patents pertaining to Ampyra that were set to expire between 2025 and 2027. Under this decision, we expect to maintain patent exclusivity with respect to Ampyra at least through July 30, 2018, depending on the outcome of appeal of the District Court’s decision. The defendant generic drug manufacturers have appealed the District Court’s decision upholding the patent that expires in July 2018, and we have appealed the ruling on the four invalidated patents. If the appeals court does not overturn the District Court’s decision by July 30, 2018, multiple generic drug manufacturers may be able to launch generic versions of Ampyra absent injunctive relief.

We have a pipeline of novel neurological therapies addressing a range of disorders, including Parkinson’s disease and MS. Inbrija, our most advanced development program, is a self-administered, inhaled formulation of levodopa, or L-dopa, being investigated for the treatment of OFF periods in people with Parkinson’s disease who are taking a carbidopa/levodopa regimen. Inbrija is based on our proprietary ARCUS platform, a dry-powder pulmonary drug delivery technology that we believe has potential applications in multiple disease areas.

Our Business Values

We have a teamwork-oriented culture that encourages and rewards collaboration, innovation, honest communication, and high achievement, and we believe our long-term success is dependent on maintaining our commitment to being a collaborative and entrepreneurial enterprise. We attract and retain employees who share our passion for helping others who suffer from life-altering conditions, and we collaborate with external partners who also share our mission. We encourage and reward the prudent risk taking that is needed for innovation and ultimately successful corporate growth.

Our stockholders, including our employees, are the owners of our company, and we are committed to creating value for them. The biopharmaceutical product development cycle is lengthy and unpredictable, and we believe that it is critical to have a long-term strategic horizon. We expect to measure our success, in part, according to appropriate shorter-term quantitative measures such as annual product revenue, because much of the current value of our business is based on the success of our marketed products. However, we also measure our performance by considering other scientific, business, organizational, and operational goals focused on longer-term value creation to fully maximize stockholder value over time. These may include our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, our ability to grow our business through licensing and acquisitions, and, importantly, our ability to attract and retain the dedicated, motivated individuals who believe in our mission and create the conditions necessary for success. In addition, we are careful stewards of our stockholders’ assets when making decisions about investments in research and development, employee compensation, and other expenses, striving to allocate our resources as cost-effectively as possible. These goals cannot always be measured quantitatively, but we consider them critical to our long-term success and the creation of long-term stockholder value. We seek to strike a balance among these various objectives, so that there is not undue emphasis on meeting short-term metrics at the expense of long-term goals, and so that our employees will be provided with appropriate incentives to focus on both short-term and long-term goals that are fundamental to creating further value in our business.

Compensation Philosophy and Objectives

We aim to ensure that our compensation program is understandable and perceived as fundamentally fair to all stakeholders, including employees, executives and shareholders. Our compensation program, including compensation for our Named Executive Officers, reflects a pay-for-performance philosophy with the following objectives:

•

Provide competitive, market-based total compensation that attracts, retains and motivates highly-qualified employees who are dedicated to our mission and culture and who have the skills and experience required for the achievement of our business goals;

•	Link short-term and long-term cash and equity incentives to corporate and individual performance; and
•	Align the interests of our employees with our other stockholders and with the goal of building long-term value.

With these objectives, we have a compensation program that includes: an annual base salary; performance-based non-equity incentive compensation; time-based and, for senior level employees, performance-based equity awards that deliver significant real value if and as the value of the Company increases; employee health and welfare benefits; and learning and development, and career opportunities. We believe these compensation components provide the appropriate balance of short-term and long-term compensation and incentives to drive our performance, success, and long-term growth. The amounts of cash and equity compensation vary from person to person based on their role, market-competitive compensation, individual performance, and expected contribution to our future success, among other factors. Also, the Compensation Committee and our Board modified certain aspects of the 2017 and 2018 compensation program components for our Named Executive Officers and other executive officers. As further described below in this Compensation Discussion and Analysis, our executive officers were excluded from our normal 2018 annual base salary merit increase program and our 2018 annual equity award program, and Ron Cohen, M.D., our President and Chief Executive Officer, did not receive any payment under our 2017 performance-based non-equity incentive compensation program.

To further align executive compensation and the interests of our executives with the goal of maximizing long-term stockholder value, we have adopted Officer and Director Stock Ownership Guidelines and a Clawback Policy. The Stock Ownership Guidelines require that our executive officers and directors acquire (and then maintain) ownership of a certain amount of our common stock by a specified deadline. The Clawback Policy includes provisions for the return (or clawback) of incentive compensation awarded to our executive officers upon the occurrence of certain events. These policies are further described below.

Consistent with our culture, it is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances.

Setting Executive Compensation

The implementation of our compensation program is carried out under the supervision of the Compensation Committee. The compensation for Ron Cohen, M.D., our President and Chief Executive Officer, is approved by our Board, after the Compensation Committee provides its analysis and recommendation. In connection with this process, Dr. Cohen provides a self-evaluation based on personal and corporate goals, which is reviewed by the Compensation Committee and the Board. The Compensation Committee has direct responsibility for reviewing and approving the compensation for Dr. Cohen’s direct reports, including each of our other Named Executive Officers and our other executive officers. Dr. Cohen and our Executive Vice President, Human Resources, provide substantive input to the process and make recommendations to the Compensation Committee as to specific elements of compensation (i.e., salary, non-equity incentive compensation, equity awards). As part of this process, Dr. Cohen provides a review of each executive officer’s performance along with his compensation recommendations. While the Compensation Committee utilizes this information and values Dr. Cohen‘s observations with regard to other executive officers, the ultimate decisions regarding executive compensation are made by the Compensation Committee and our Board of Directors.

With the objectives and process described above in mind, the Compensation Committee annually reviews the pay practices for our Named Executive Officers and our other employees. For 2017 compensation decisions, the Compensation Committee retained Arnosti Consulting Inc. to conduct a review of the total compensation program for our executive officers, including our Named Executive Officers, as well as for other employees. Arnosti Consulting also provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. Arnosti Consulting has been engaged again for purposes of 2018 providing compensation benchmarking and other input to decisions.

The Compensation Committee reviews several compensation data sources when making compensation decisions, including data provided by Radford Surveys + Consulting data and publicly-disclosed data sourced through Equilar Data Services, Inc. The Compensation Committee uses this data to conduct a competitive analysis of relevant peers, comparing each element of total compensation against a select group of biotechnology/biopharmaceutical companies. The companies used in this analysis are companies against which the Compensation Committee believes we compete both for talent and for stockholder investment. The peer group of companies is periodically reviewed and updated by the Compensation Committee, taking into consideration the input of other members of our Board, including our Chief Executive Officer. Comparable companies are chosen from among other commercial-stage companies in our industry based on revenues, business model, market capitalization and size of employee population. We sometimes need to replace our self-selected peers because of strategic changes affecting these companies, for example, they may be acquired or consolidated into a larger company that does not meet our criteria.

In September 2016, the Compensation Committee recommended and the Board approved an update to our peer group companies to be used for compensation decision-making to include the following: ACADIA Pharmaceuticals Inc., AMAG Pharmaceuticals, Inc., ARIAD Pharmaceuticals Inc. (since acquired by Takeda Pharmaceutical Company Limited), Depomed, Inc., Exelixis, Inc., Halozyme Therapeutics, Inc., Heron Therapeutics, Inc., Insys Therapeutics, Inc., Intercept Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., The Medicines Company, Merrimack Pharmaceuticals, Inc., Nektar Therapeutics, Neurocrine Biosciences, Inc., Pacira Pharmaceuticals, Inc., Portola Pharmaceuticals, Inc., Raptor Pharmaceutical Corp. (since acquired by Horizon Pharma plc), Seattle Genetics Inc., Supernus Pharmaceuticals, Inc., and TESARO, Inc.

In September 2017, the Compensation Committee recommended and the Board approved an update to our peer group companies to be used for compensation decision-making to include the following: ACADIA Pharmaceuticals Inc., Acceleron Pharma, Inc., Achaogen, Inc., AMAG Pharmaceuticals, Inc., Clovis Oncology, Inc., Corcept Therapeutics Incorporated, Cytokinetics, Incorporated, Depomed, Inc., Halozyme Therapeutics, Inc., Heron Therapeutics, Inc., Horizon Pharma plc, Intercept Pharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., The Medicines Company, Nektar Therapeutics, Neurocrine Biosciences, Inc., Pacira Pharmaceuticals, Inc., Portola Pharmaceuticals, Inc., PTC Therapeutics, Inc., Puma Biotechnology, Inc., Spark Therapeutics, Inc., Supernus Pharmaceuticals, Inc., and Ultragenyx Pharmaceutical Inc. This most recent update reflects the Compensation Committee’s decision to remove and replace certain companies whose market capitalization had become substantially larger than the Company’s market capitalization, as well as changes needed to address mergers and acquisitions affecting some peers.

We work to properly tailor our compensation programs to our evolving organization and the individual backgrounds, expertise, and responsibilities of our executives in a way that appropriately incentivizes and rewards achievement of our identified goals. While we have not historically set compensation based on rigid targets determined by compensation at peer companies, we believe that it is important to align compensation both with individual employee and Company performance and with the market levels as established by our peer companies. In 2013, our Compensation Committee (with Board ratification) adopted a compensation policy under which we target total compensation to be at or above the 50th percentile of the pay practices of our self-selected peer group of companies, with the opportunity to earn up to the 75th percentile of this peer group based on exceptional Company and individual performance. The policy establishes a target, although 50% is not a minimum, and the Compensation Committee can grant compensation outside of the 50th to 75th percentile range if necessary and appropriate based on factors that it deems relevant. Also, under this policy there are no specific benchmarking targets for the pay components that make up total compensation, i.e. salary, incentive pay, and equity awards, although the Compensation Committee does consider relevant peer data for these components.

2017 “Say-on-Pay” Vote

The Compensation Committee regularly evaluates the Company’s executive compensation programs, and carefully considers actual compensation payouts, seeking the best approach to providing compensation that follows our compensation philosophy and meets our compensation objectives described above. Considering all pertinent factors, the Compensation

Committee believes that our compensation programs embody a pay-for-performance philosophy that is well suited for these purposes. As described above under Our Business Values, our Compensation Committee takes a balanced approach in reviewing performance, looking at shorter-term quantitative measures as well as our success at achieving goals that are designed to build long-term stockholder value. Importantly, the Compensation Committee does not believe that performance can be accurately evaluated using a formulaic review of stock price changes. Due to the timing of disclosures and other factors, our stock price at any moment may not reflect our achievements in building value, and importantly stock price volatility may be driven in part by matters unrelated to Company performance. For example, a pivotal clinical trial may take longer than 12 months to complete, so that any appreciation in stock price achieved by positive results would not be reflected in the year in which the study was designed, initiated and perhaps substantially conducted.

As required by Section 14A of the Securities Exchange Act of 1934, at our 2017 Annual Meeting of Stockholders, our stockholders voted, in an advisory manner, on a proposal to approve our Named Executive Officer compensation. This was our most recent stockholder advisory vote to approve Named Executive Officer compensation, commonly referred to as the “say-on-pay” vote. The 2017 say-on-pay vote was approved by our stockholders, receiving approximately 97% of the vote of the stockholders present in person or represented by proxy and voting at the meeting.

We were pleased with the strong support from our stockholders on the say-on-pay vote at our 2017 Annual Meeting of Stockholders, and did not make any changes to our compensation policies or decisions specifically based on the results of the say-on-pay vote. The Compensation Committee intends to continue with its efforts to review and improve our compensation programs, and remains open to considering further changes that may be warranted as our business and industry evolve. We regularly solicit feedback from shareholders and other constituents it the investment community, and in 2017 we engaged an investor relations firm to conduct a formal survey. We intend to continue engaging with investors, as we greatly value the benefits of maintaining that dialogue and better understanding investor perspective.

Our CEO’s Mission and Leadership

Ron Cohen, M.D., has served as our President and Chief Executive Officer, and as one of our Directors since he founded the Company in 1995. Dr. Cohen originally formed the Company with the mission of developing therapeutic alternatives for people afflicted with neurological disorders such as multiple sclerosis. Dr. Cohen’s commitment to this mission is as strong today as it was back in 1995, and under Dr. Cohen’s leadership the Company has expanded its focus to include other nervous system disorders such as Parkinson’s disease.

Dr. Cohen’s leadership on several levels has been critical to the Company from its earliest days. His vision has always provided motivation and inspiration to employees. Dr. Cohen’s “tone from the top” has fostered a teamwork-oriented culture that encourages and rewards collaboration, innovation, integrity and honest communication. Dr. Cohen’s business and scientific leadership has also been critical to the Company’s success. Dr. Cohen’s business acumen has enabled the Company to grow from its roots as a small, privately-held development stage company. He has steered the Company through highly complex go/no go decisions, such as for internal development programs or potential external business development opportunities. Dr. Cohen has driven us to move quickly to seize opportunities when they do arise, including, for example, our 2014 acquisition of Civitas Therapeutics and its Inbrija (levodopa inhalation powder) development program. As the Company has grown, so, too, have the demands of our business, and Dr. Cohen has guided the Company’s recruitment of talented individuals to lead mission critical functions. Dr. Cohen has become a recognized business and scientific leader, serving in important roles in industry associations and receiving numerous business and scientific leadership awards.

As is typical for biotech companies, the Company’s development has not been linear; the Company has overcome numerous challenges. In 2017 the company experienced significant setbacks, including a federal District Court decision invalidating certain Ampyra patents. In light of this setback, Dr. Cohen made the difficult decision, with the support and approval of our Board, to implement a restructuring and terminate approximately 20% of our workforce to reduce our cost structure and focus our resources on our most important and valuable initiatives, including Inbrija. Also, in late 2017, Dr. Cohen made the difficult decision, again with the support and approval of our Board, to discontinue our tozadenant development program, due to certain serious adverse events. Dr. Cohen made this decision despite the Company’s significant investment in this program, considering patient health and safety.

The Board believes that Dr. Cohen is and will remain the best person to lead the Company for the foreseeable future. As described above, he has been the principal strategist behind the Company’s development since its formation, including its successful commercialization of Ampyra and the decision to acquire and develop Inbrija, which we believe represents a significant commercial opportunity.

Dr. Cohen’s leadership and vision remain as important as ever to the Company. Dr. Cohen’s history in leading the Company through both its successes and setbacks as well as the leadership example he provides makes him uniquely qualified to provide valuable perspective to the Board as it oversees the advancement of our business and the interests of our stockholders.

Elements of Compensation

The compensation of Named Executive Officers consists of the following elements:

Base Salary: Annual base salary is designed to attract and retain qualified employees by providing a consistent cash flow throughout the year as compensation for performance of day-to-day responsibilities. The annual base salaries established for our Named Executive Officers and other employees are determined based on consideration of numerous factors, including the responsibilities of the position, prior relevant qualifications, background and experience, performance considerations, market competitive conditions, and other factors deemed relevant. Generally, we believe that executive base salaries should be targeted within the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

Annual base salaries are reviewed annually as part of our performance review process. The goal of our annual merit increase program for our executive officers and other employees is to provide increases in base salary, where appropriate, based upon current position and experience, past year’s performance and past year’s contributions to the Company, and compensation relative to other similarly qualified executives in other companies. Merit increase guidelines are determined each year and are typically based on external economic and competitive compensation trends, although other elements, such as the Company’s overall resources, may be a factor. During the review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

•	market data gathered both internally and by the Compensation Committee and its outside consultant, including comparison of compensation to senior executives at peer companies;
•	review of each executive’s compensation, both individually and relative to other officers; and
•	individual past year’s performance, based on individual goals and other factors considered relevant, and past year’s contributions to the Company.

Based on the criteria listed above, annual base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves annual base salaries for those Named Executive Officers or recommends them to the full Board for approval. The Compensation Committee recommends an annual base salary for the President and Chief Executive Officer to the full Board for approval.

The following table sets forth our Named Executive Officer 2017 and 2018 annual base salaries:

Name	Title	2017 Salary	2018 Salary
Ron Cohen, M.D.	President and CEO	$795,675	$795,675
David Lawrence	Chief, Business Operations and Principal Accounting Officer	$393,300	$393,300
Burkhard Blank, M.D.	Chief Medical Officer	$533,100	$533,100
Andrew Hindman	Chief Business Officer (1)	$475,000	$510,000
Lauren Sabella	Chief Commercial Officer	$431,600	$450,000

__________________________

(1)	Mr. Hindman became our Chief Business Officer in March 2018. Prior to that, he served as our Chief Business Development Officer since joining the Company in 2014.

For 2017 annual base salaries, the annual merit review occurred in the first quarter of 2017, and new salaries took effect on March 1, 2017. Dr. Cohen’s 2017 base salary was determined by the Board of Directors, and reflected a merit increase of 3% over his 2016 base salary pursuant to the Company’s merit increase guidelines. For each of our other Named Executive Offices, they also received increases pursuant to our merit increase guidelines: 3.5% for Mr. Lawrence; 1.5% for Dr. Blank (prorated increase based on the portion of 2016 during which he was employed); 3.5% for Mr. Hindman; and 4% for Ms. Sabella. In the case of Mr. Hindman, his 2017 base salary reflected the merit increase as described as well as an adjustment of $52,000 to reflect his continuing assumption of corporate financing, financial planning and analysis and investor relations responsibilities due to the departure of Michael Rogers, our former Chief Financial Officer whose employment with the Company terminated in 2016. The determination to make this adjustment was based on an analysis of proxy data provided by Arnosti Consulting on base salaries of executives at peer companies with qualifications and responsibilities corresponding to the components of Mr. Hindman’s expanded role. These salary increases were approved by the Compensation Committee based on the recommendation of Dr. Cohen.

None of Dr. Cohen, Mr. Lawrence, or Dr. Blank received a salary increase in 2018 as part of our regular merit increase program. The Board of Directors and the Compensation Committee decided not to provide an annual merit increase in their salaries based upon the recommendation of their compensation consultant, Arnosti Consulting. Arnosti Consulting made this recommendation based on analysis of executive salaries at the Company’s peer companies and in light of the Company’s compensation policies described above. In particular, it was determined that the salaries of these executive officers are already within the target range based on executive compensation at the Company’s peers. This determination was substantially affected by the Company’s most recent update to its self-selected peers, described above under Setting Executive Compensation. However, as reflected in the table above, in March 2018, Mr. Hindman received a $35,000 annual base salary adjustment. This adjustment was made in light of Mr. Hindman’s continuing assumption of additional responsibilities after the departure of Mr. Rogers, as described above. The Compensation Committee made this further adjustment after considering Mr. Hindman’s performance in this expanded role. At the same time, our Board approved a change in Mr. Hindman’s title to Chief Business Officer to better reflect the expansion of his role beyond business development leadership. Also reflected in the table above, in March 2018, Ms. Sabella received an $18,400 annual base salary adjustment based on an analysis of proxy data provided by Arnosti Consulting for executives at peer companies with similar qualifications and responsibilities. These salary adjustments were approved by the Compensation Committee based on the recommendation of Dr. Cohen.

Non-Equity Incentive Compensation Program:  Our annual performance-based non-equity incentive compensation program is a key component of our pay-for-performance philosophy. This program provides an incentive to our Named Executive Officers and other employees to achieve or exceed defined and communicated annual goals that incorporate objective and other measures, and results in cash compensation that is directly linked to individual and corporate performance. Beginning in the fourth quarter of each year, the Board works collaboratively with management to develop a detailed set of overall corporate performance goals tied to the next year’s operating plan. The goals are finalized and internally communicated Company-wide in the first quarter of the applicable year.

The non-equity incentive compensation program is designed to provide incentives to employees in alignment with both our short and long-term business strategies. Generally, the Board establishes goals for the program that it believes can and should be achieved with dedicated and diligent efforts, barring unforeseen circumstances, and which are intended to support achievement of our goals that are publicly communicated to investors and others. Shorter-term quantitative measures, such as annual product sales, are used for the Company’s non-equity incentive compensation program because much of the current value of our business is based on the success of our marketed products. In addition, the Board uses other scientific, business, organizational, and operational measurements, such as our ability to progress our research and development programs, our ability to protect and enhance our intellectual property assets, and our ability to grow our business through licensing and acquisitions. In many cases, these goals may not be measurable using quantitative or other objective criteria, but we consider them critical to our long-term success and the creation of long-term stockholder value.

After the conclusion of each year, the Board evaluates performance against goals, and assigns a performance score based on the weighting originally assigned to these goals and the extent to which goals were achieved. Additional credit may be awarded to recognize extraordinary execution of the goals, such as achievement of a critical milestone significantly ahead of schedule, or to recognize meaningful achievements that may not be reflected in the goals, such as completion of an important product acquisition or other strategic transaction. Our Compensation Committee and Board believe that the ability to award extra credit in this manner is a critical part of our compensation structure. Also, business development opportunities such as acquisitions cannot typically be predicted in advance. The Board and the Compensation Committee believe it is important to be able to recognize, where warranted, the ability of the Company to adapt to changing circumstances and seize significant opportunities that arise.

Corporate Goals

Following is a summary of the 2017 corporate goals established by the Board and used as a basis for awarding 2017 year-end non-equity incentive compensation payouts (listed with their relative weighting). Consistent with the overall purpose of the non-equity incentive compensation program, these goals were chosen by the Board to directly correlate with near and long-term corporate strategy. These goals (as well as certain specific goal parameters associated with the goals) were approved by the Board in the fourth quarter of 2016 and then internally communicated Company-wide in the first quarter of 2017.

Goal	Rationale
• Product development milestones (including Inbrija, tozadenant and rHIgM22 programs) (68%)

•    Progressing our product development programs is an important part of our long-term growth strategy. Because pharmaceutical development is inherently risky and unpredictable, the Board sets goal parameters for our product pipeline tied to critical stages of development, where we have to make complex go/no go decisions based potential cost, probability for success, commercial potential, and other factors. This encourages and rewards the prudent risk-taking that is a necessary part of our business and which we believe is critical to our success.

• Ampyra net sales targeted level (25%)

•    Ampyra is the Company’s most significant marketed product, and substantially all of our net revenues currently come from Ampyra product sales, and the cash generated from Ampyra sales is a critical strategic asset particularly for the development of Inbrija. However, the Board has decreased the weighting given to Ampyra net sales in recent years, as future growth of our Company will be increasingly dependent on advancing Inbrija and our other development programs and potentially acquiring additional products.

• Operating expense and cash/cash equivalent targeted levels (7%)

•    The Board and the Company are focused on fiscal management. We strive to be as efficient and cost-effective as possible while making the investments that we think are necessary to operate and grow our business.

Our Board has similarly established corporate goals for our 2018 non-equity incentive compensation program based on product development milestones, Ampyra sales, and certain financial results. Consistent with the overall purpose of the non-equity incentive compensation program, these goals were chosen by the Board to directly correlate with near and long-term corporate strategy. The goals and the specific goal parameters were approved by the Board in the fourth quarter of 2017 and then internally communicated Company-wide in the first quarter of 2018.

Individual Goals

Annual goals for each employee (other than Ron Cohen, M.D., our President and Chief Executive Officer) are established on an individual basis in the first quarter of each year (or after they join the Company, if hired mid-year). Individual goals are developed to provide focus on the most important aspects of each employee’s position, including particularly their potential contributions to corporate goals. For each of the Named Executive Officers other than Dr. Cohen, the individual goals are determined by Dr. Cohen in collaboration with the Named Executive Officer.

Under our non-equity incentive compensation program, Dr. Cohen’s payout is based on the corporate performance score and, therefore, he does not have separate individual goals that apply to calculating his payout under the non-equity incentive compensation program. The Board has structured his non-equity incentive compensation program payout in this manner because it believes that Dr. Cohen’s payout under this program should be based on his ability to lead the Company to achieve its corporate goals. The Board does establish personal goals for Dr. Cohen for purposes other than the non-equity incentive compensation program, typically related to his recruitment and/or effective oversight of other senior executives, as well as oversight of key organizational processes.

Non-Equity Incentive Compensation Program Payout Targets

Target payout amounts under the non-equity incentive compensation program are based on a percentage of annual base salaries and are generally set near the target payout amounts within comparable companies, based both on the Company’s own research and the information provided by the Compensation Committee’s outside consultant. Following are the target payout amounts for our Named Executive Officers under this program:

Name	Title	Target Payout Amount (1)	Goals Weighting
Ron Cohen, M.D.	President and CEO	80% of annual base salary	Based on the achievement of corporate goals
David Lawrence	Chief, Business Operations and Principal Accounting Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Burkhard Blank, M.D.	Chief Medical Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Andrew Hindman	Chief Business Officer (2)	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals
Lauren Sabella	Chief Commercial Officer	50% of annual base salary	80% based on achievement of corporate goals, 20% based on individual goals

__________________________

(1)

Targets are established using annual base salary as determined in the first quarter of each year. Subsequent changes in salary during the year may result in a prorated adjustment non-equity incentive compensation targets based on the effective date of the adjustment.

(2)	Mr. Hindman became our Chief Business Officer in March 2018. Prior to that, he served as our Chief Business Development Officer since joining the Company in 2014.

Based on the overall corporate performance score determined by the Board and the individual performance level of each executive, non-equity incentive compensation payouts may be above or below target payout amounts. The Compensation Committee and Board do not establish formal threshold, or minimum, payout amounts. As described above, during the first quarter of the following year, the Board, upon recommendation of the Compensation Committee, determines the actual corporate performance score based on achievement of goals used in setting non-equity incentive compensation payout amounts. Payouts for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for review. The Compensation Committee may approve payouts for those Named Executive Officers or may refer them to the full Board for review. The Compensation Committee recommends a payout for the President and Chief Executive Officer to the full Board for approval. The non-equity incentive compensation payouts are made in the first quarter of the following year.

2017 Performance

In March 2018, the Compensation Committee and the Board determined that corporate performance in light of the 2017 corporate goals, described above, merited a 40% corporate performance score for all of our employees, including all of our executive officers. The score was determined as follows:

•

The Company received 8% credit out of the total 68% allocated to product development milestones goal in light of the positive phase 3 Inbrija clinical trial results announced in 2017. However, the Company did not receive any other credit for this goal because it failed to achieve the balance of the product development milestones. In particular: In August 2017 the Company received a Refusal to File letter from the FDA regarding its New Drug Application, or NDA, for Inbrija, and, accordingly, did not receive FDA acceptance of the NDA in 2017; the Company terminated its tozadenant development program; and, the Company failed to meet clinical timeline and supply targets for its rHIgM22 program. The Company refiled the Inbrija NDA in December 2017 and it was accepted for filing by the FDA in February 2018, but no credit for these actions was given for the 2017 product development goal.

•	The Company received the full 25% allocated to the Ampyra net sales goal because the Company met its 2017 targeted level for Ampyra net sales.

•	The Company achieved its operating expense and cash/cash equivalents targeted levels, and received the full 7% allocated to this goal.

Non-Equity Incentive Compensation Payouts for 2017

The target payout established for Ron Cohen, M.D., our President and Chief Executive Officer, for 2017 was 80% of annual base salary. Based on this target payout amount and the 40% performance score assigned to the corporate goals as approved by the Compensation Committee and the Board, Dr. Cohen would have received a 2017 non-equity incentive compensation payout of $254,616, equal to 40% of his non-equity incentive compensation payout target for 2017. However, the Compensation Committee and Board of Directors determined that no payment should be made to Dr. Cohen under our 2017 non-equity incentive compensation program in light of the substantial level of Company underperformance during 2017. This decision to hold Dr. Cohen accountable does not reflect any change in the Compensation Committee’s and the Board’s full support of Dr. Cohen’s leadership of the Company.

The individual goals set for 2017 for Burkhard Blank, M.D., our Chief Medical Officer, related to: compliance with laws, regulations, and Company policies; management and development of employees; advancement of the Company’s product development programs, including Inbrija, tozadenant and SYN120 and CVT-427; and participation in activities with field-based employees. The target payout established for Dr. Blank for 2017 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2017 performance score of 85% for Dr. Blank. Based on the corporate performance score, his individual performance score, and his payout target, Dr. Blank received a 2017 non-equity incentive compensation payout of $130,610, representing 49% of his 2017 non-equity incentive compensation payout target.

The individual goals set for 2017 for David Lawrence, our Chief, Business Operations and Principal Accounting Officer, related to: compliance with laws, regulations and Company policies; management and development of employees; management of the Company’s corporate finance and financial reporting functions, and oversight of expenses in accordance with the Company’s approved budget; development of a plan to integrate and reorganize processes with the corporate finance function; development of long-term plans for facilities acquired with Biotie Therapies in South San Francisco, California and Turku, Finland; expansion of the Company’s Chelsea, Massachusetts manufacturing facility in preparation of Inbrija commercial launch; management of continued process improvements for the Company’s program management function; integration of the Company’s key information systems across facility sites, particularly as needed to support Inbrija manufacturing in accordance with specified timelines. The target payout established for Mr. Lawrence for 2017 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2017 performance score of 101% for Mr. Lawrence. Based on the corporate performance score, his individual performance score, and his payout target, Mr. Lawrence received a 2017 non-equity incentive compensation payout of $102,651, representing approximately 52% of his 2017 non-equity incentive compensation payout target.

The individual goals set for 2017 for Andrew Hindman, our Chief Business Officer, related to: compliance with laws, regulations, and Company policies; management and development of employees; leadership and implementation of business development strategy, including royalty monetization transactions, partnering or out-licensing lead programs outside the U.S., and sales or out-licenses of certain lower-priority programs; Company leadership team involvement, including leadership of efforts to design and implement business process improvements and to develop contingency plans; participation in activities with field-based employees; integration of South San Francisco, California site operations and personnel acquired with Biotie Therapies; oversight of the Company’s alliance management, financial planning, and investor relations functions. The target payout established for Mr. Hindman for 2017 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and Board approved an individual 2017 performance score of 104.3% for Mr. Hindman. Based on the corporate performance score, his individual performance score, and his payout target, Mr. Hindman received a 2017 non-equity incentive compensation payout of $125,543, representing approximately 53% of his 2017 non-equity incentive compensation payout target.

The individual goals set for 2017 for Lauren Sabella, our Chief Commercial Officer, related to: compliance with laws, regulations and Company policies; management and development of employees; oversight of the commercial strategy for Ampyra, using legally-compliant marketing practices, to achieve targeted sales in 2017 and to plan for potential generic competition in 2018; implementation of the Company’s cross-functional development committee and integration of the activities and decisions of that committee with certain other business functions; planning for a potential commercial launch of Inbrija in accordance with specified timelines; and participation in activities to maintain knowledge healthcare industry dynamics, particularly as relating to a potential commercial launch of Inbrija. The target payout for Ms. Sabella for 2017 non-equity incentive compensation was 50% of annual base salary. The Compensation Committee and the Board approved an individual 2017 performance score of 105.3% for Ms. Sabella. Based on the corporate performance score, her individual performance score, and her payout target, Ms. Sabella received a 2017 non-equity incentive compensation payout of $114,503, representing approximately 53% of her 2017 non-equity incentive compensation payout target.

2018 Special Cash Incentives

In March 2018, the Compensation Committee and the Board approved the granting of special cash incentives that are contingent on the achievement of the first of either one of the following two milestones that have the potential to generate substantial value for the Company and its stockholders:

•

a successful appeal of the federal District Court decision invalidating certain Ampyra patents, based on a federal Court of Appeals decision that either reverses the District Court decision on, or remands the case back to the District Court, for at least one of the Ampyra patents invalidated by the District Court; or

•	Receipt of first cycle approval from the U.S. Food and Drug Administration of the Company’s New Drug Application, or NDA, for Inbrija, without the Company’s receipt of a Complete Response Letter.

All employees, including our executive officers, are eligible for the special cash incentives, except that individuals that did not participate in our 2017 non-equity incentive compensation plan are excluded (such as recently-hired employees and field-based employees that participate in a separate incentive compensation program). Eligible individuals must remain employed through achievement of the milestone that triggers payout of the special cash incentives, except if employment terminates after a change in control or merger or sale of the Company. The special cash incentive payouts for our named executive officers would be 1.5 times their 2018 non-equity incentive compensation program targets, as follows:  Ron Cohen, $954,810; David Lawrence, $294,975; Burkhard Blank, $399,825; Andrew Hindman, $382,500; and Lauren Sabella, $337,500. These special cash incentives, if they become payable, would be in addition to the Company’s annual non-equity cash incentive program, described above. The decision to implement the special cash incentives was made to motivate and reward the Company’s focus on the 2018 priorities that have great potential to drive shareholder value, particularly in light of 2017 setbacks and their impact on compensation.

Ad Hoc Bonuses

Separate from our annual non-equity incentive compensation program, our Compensation Committee has occasionally awarded individual bonuses on an ad hoc basis to recognize exceptional contributions to the Company’s business.

In 2016, David Lawrence was awarded a cash bonus of $65,000 in recognition of his agreement to take on responsibilities relevant to our financial accounting and reporting function in addition to his then-existing role as our Chief of Business Operations. The bonus was in addition to a 2016 base salary increase in recognition of his agreement to take on these responsibilities. The bonus was paid in March 2017 with Mr. Lawrence’s 2016 year-end non-equity incentive compensation. Similarly, in 2016, Andrew Hindman was awarded a cash bonus of $70,000 in recognition of his agreement to take on corporate financing, financial planning and analysis and investor relations responsibilities in addition to his then-existing role as our Chief Business Development Officer. This bonus was paid in installments from October 31, 2016 through March 31, 2017. In March 2017, both Mr. Lawrence and Mr. Hindman were awarded additional bonuses of $50,000 each, payable in four equal quarterly installments, given that the Company has not hired a new Chief Financial Officer since the departure of Michael Rogers, our former Chief Financial Officer, and accordingly Mr. Lawrence and Mr. Hindman continue to assume responsibilities previously assigned to Mr. Rogers.

Also, the Company operates in a highly competitive environment for the recruitment of qualified senior executives and other employees needed for the continued progress and growth of our business. Accordingly, from time to time, the Compensation Committee approves one-time cash bonus awards to individuals as an incentive to join the Company and in some cases to compensate individuals for lost compensation opportunity from their prior employer. No such new hire bonuses or compensatory awards were awarded to any executive officers in 2017.

Equity Awards: Equity awards are another key component of our pay-for-performance compensation philosophy. Equity awards are currently granted under our 2015 Omnibus Incentive Compensation Plan. Equity awards are typically granted to newly-hired employees and pursuant to our annual equity award program. Our annual equity awards vary from year to year, as further described below. Arnosti Consulting, the Compensation Committee’s outside compensation consultant, assists the Compensation Committee in structuring our equity compensation programs and in developing the equity award guidelines.

To further align executive compensation and the interests of our executives with the goal of maximizing long-term stockholder value, in 2014 our Board adopted Officer and Director Stock Ownership Guidelines. The Stock Ownership Guidelines, which are described in further detail below under Stock Ownership Guidelines, require that our executive officers and directors acquire (and then maintain) ownership of a certain amount of our common stock prior to a specified deadline.

Annual Equity Award Program. The Compensation Committee and the Board make determinations at least annually regarding our equity programs, including the total pool of shares to be authorized for awards, the types of awards to be granted, and the guidelines for individual award amounts. The Compensation Committee and the Board seek to determine whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward them. This determination is based on benchmarking information provided both by the Company and Arnosti Consulting. For Vice Presidents and above, including executive officers, the President and Chief Executive Officer reviews the potential long-term value of existing and potential awards and their ability to encourage retention, engagement and motivation. These judgments also consider our compensation policy, described above, under which we target total compensation to be in the range of the 50th to 75th percentile of our peers. Additionally, in determining the total pool of shares to be authorized for our annual and other awards, as well as the ratio of different awards types to granted, the Compensation Committee and the Board consider other relevant factors, including the remaining total authorized shares under the applicable equity plan (i.e., our 2015 Omnibus Incentive Compensation Plan), the relative dilutive impact of providing different award types, and equity compensation practices at peer companies.

The Compensation Committee establishes target award amounts for each level within the organization, but individual awards can deviate from these targets provided that aggregate award amounts do not exceed specified pools set by these target award amounts. For example, typically there is a specified pool for all of Dr. Cohen’s executive management team, and a separate specified pool for each department within the organization.

Awards for our 2017 annual award program were substantially reduced at all levels as compared to 2016, and there was a further reduction for the 2018 annual program awards. Furthermore, none of our executive officers received any equity awards with our 2018 annual grants. As noted above, the Company believes that the equity award program is a key component of the pay-for-performance philosophy, and the equity awards are critical to attracting and retaining talented employees. However, the current share reserve in the 2015 plan is not sufficient for the Company to continue granting awards in amounts that the Compensation Committee and Board believe are necessary to appropriately and fully reward and incentivize employee performance with the goal of creating maximal shareholder value. The reductions in the 2017 and 2018 award pools were made considering the need to carefully manage the use of the remaining share reserve in our 2015 Omnibus Incentive Compensation Plan. Accordingly, the Compensation Committee and the Board made the decision to exclude all of the Company’s executive officers and certain other members of the Company’s senior leadership team from the 2018 annual equity award program. This decision was made to hold the Company’s senior leadership accountable for 2017 performance and increase the pool of shares that were available for awards to other employees. As further described below under Proposal Two in this Proxy Statement, we are seeking approval of an amendment to the 2015 Omnibus Incentive Compensation Plan at our 2018 Annual Meeting to increase the number of shares of our common stock authorized for issuance under that plan.

Combination of Award Types; Award Terms and Conditions; Performance-Based Vesting. A significant portion of our executive officers’ total potential compensation package has historically included equity awards, although, as noted above, our executive officers did not receive 2018 annual equity awards. Historically, the awards to our executive officers and other employees have been a mix of stock options and restricted stock awards subject to time-based vesting, but commencing in 2016 this mix was modified to include both time-based and performance-based vesting awards for our executive officers and other senior employees. In 2016 and 2017, we issued performance-based awards in the form of restricted stock units, which represent the right to payment (or settlement) in the form of a share of the Company’s common stock for each restricted stock unit upon achievement of the specified vesting conditions. All of our equity award types provide our executive officers and other employees with compensation that has a strong link to our long-term performance, creates an ownership culture, and generally aligns the interests of our employees with the interests of our stockholders. Used in combination, these types of awards can deliver significant real value to our employees if and as the value of our Company increases, and importantly they provide some equity incentive even when we experience extreme stock price volatility.

Our Compensation Committee reviews our compensation programs annually, and as part of that review the Compensation Committee considers equity award terms and conditions considering numerous factors, including equity award practices at our peer companies and within our industry generally This review has included consideration of whether the use of performance-based awards would be appropriate to reinforce the link between compensation and our long-term performance and to better align the interests of our executives with the interest of our stockholders. The Compensation Committee first introduced performance-based equity awards in 2016, and for our 2017 annual equity award grants, the Compensation Committee determined that the Company should again use performance-based awards for the Company’s most senior employees. The Committee also concluded that time-based vesting awards should continue to be an important part of our equity compensation program for all employees because the pharmaceutical development programs that we pursue as the core of our long-term business strategy are inherently unpredictable and risky, and we wish to provide retention incentives and significant up-side potential if and when business success leads to increased shareholder value creation.

The Compensation Committee believes that the combined use of stock options and restricted stock and/or restricted stock units appropriately balances the goals of paying for performance, aligning management with shareholders, and retaining top-performing and critical employees. The Compensation Committee believes that our equity award program should include stock options because stock options reward an employee only if our stock price increases above the exercise price of the stock option (i.e., market price on the NASDAQ Global Market at the close of business on the grant date). Stock options are therefore an effective method of motivating and incentivizing recipients to manage our Company in a manner that is consistent with the long-term interests of our stockholders. In addition, the Compensation Committee believes that restricted stock awards and/or restricted stock units are another effective tool for motivating, retaining, and incentivizing employees, especially when used in addition to stock options. The stock ownership opportunities afforded by restricted stock awards and/or restricted stock units align the interests of our employees and stockholders even in situations where declines in our stock price (which can be caused by factors unrelated to Company performance) diminish the retentive or incentivizing effects of stock options.

The equity awards issued to our Named Executive Officers and other executive officers pursuant to our 2017 annual equity award programs are further described below under 2017 Equity Awards. None of our executive officers received any equity awards with our 2018 annual grants, as further described below under 2018 Equity Awards.

Approval Process. With respect to stock option grants to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modification, the Compensation Committee either approves stock option grants for those executive officers or recommends them to the full Board for approval. With respect to stock option grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval. Annual stock option grants are typically approved in the first quarter of each year, based primarily on the individual’s anticipated future contributions to the creation of stockholder value, and are typically awarded with a ten year term. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

Annual restricted stock awards and/or restricted stock units are approved at the same time and pursuant to the same process as the stock option awards. With respect to restricted stock award/restricted stock unit grants to our executive officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee for review. After consideration and possible modifications, the Compensation Committee either approves restricted stock award/restricted stock unit grants for those executive officers or recommends them to the full Board for approval. With respect to restricted stock award/restricted stock unit grants to our President and Chief Executive Officer, the Compensation Committee recommends them to the full Board for approval.

2017 Equity Awards

For our 2017 annual equity award program, our executive officers and other senior employees were granted a combination of 30% performance-based vesting restricted stock units, 20% time-based vesting restricted stock awards and 50% time-based vesting stock options, all as further described below. Other employees (below the level of Senior Director) received a mix of time-based restricted stock awards and stock options, with an award ratio of 50% stock options and 50% shares of restricted stock. As noted above, 2017 award amounts reflected a substantial reduction in the overall equity award program in 2017 as compared to 2016, considering the need to carefully manage the use of the remaining share reserve in our 2015 Omnibus Incentive Compensation Plan.

The restricted stock units vest in equal installments based upon a determination by the Compensation Committee that the following performance conditions have been achieved, subject to a minimum vesting period of 12 months from the grant date for each installment:

•

one-third would have vested if the Phase 3 clinical trial of tozadenant being conducted by the Company and its subsidiaries, referred to as study CL-05, achieved its primary endpoint as specified in the protocol for such study; however, our Compensation Committee terminated all of these awards in March 2018 because the Company discontinued its tozadenant development program in November 2017, and consistent with the Company’s pay-for-performance compensation philosophy and the specific rationale for granting those performance-based awards, recipients of those awards did not receive any replacement or other compensation for those terminated awards;

•	one-third will vest if the U.S. Food and Drug Administration, or FDA, approves a New Drug Application, or NDA, for the Company’s Inbrija product; and
•	one-third will vest if the Company successfully completes the FDA’s pre-approval inspection of the Company’s Chelsea, Massachusetts facility relating to the Company’s Inbrija NDA.

The 2017 stock options vest quarterly in equal installments over four years beginning on January 1, 2017, have an exercise price equal to $27.475, the closing price of our common stock on the Nasdaq Global Market on March 1, 2017 (the grant date), and expire ten years after the grant date.

The restricted stock awards vest in four installments as follows: one-fourth on December 1, 2017, one-fourth on December 1, 2018, one-fourth on December 1, 2019 and one-fourth on December 1, 2020.

The 2017 annual equity awards to our executive officers and other senior employees included a substantial performance-based component, reflecting a change we made to our equity compensation program in 2016. The Compensation Committee and the Board believe that this is an effective enhancement to our equity award program, and they expect that future annual awards to executive officers and other senior employees will also include performance-based components. For the 2017 awards, the Compensation Committee and the Board added a one-year minimum vesting requirement to newly-granted performance awards. The Compensation Committee and the Board determined that, in this case, the minimum vesting period was a beneficial enhancement to our performance award program because it reinforces the purpose of the awards as long-term incentives without impacting the long-term economic value being offered to employees.

As described above, 2017 annual equity awards to our executive officers and other senior employees included a mix of both time-based stock options and time-based restricted stock awards in addition to the performance awards. The Compensation Committee and Board determined to use this mix based on their evaluation of an appropriate award pool size and mix of award types to best manage our use of the remaining 2015 plan share reserve.

Burkhard Blank, M.D., commenced employment as our Chief Medical Officer on July 1, 2016, and accordingly the employment offer letter with Dr. Blank contemplated a pro rata grant of 2017 annual equity awards based on his length of employment in 2016. However, at the time of approval of the 2017 annual equity awards, the Board and the Compensation Committee concluded that Dr. Blank was deserving of a full rather than pro-rated 2017 annual equity award (as reflected in the table above). The Board and the Compensation Committee made this decision in light of Dr. Blank’s provision of chief medical officer consulting services on an interim basis from January through June, 2016, prior to his formally taking on the position of our Chief Medical Officer.

2017 stock option grants and restricted stock and restricted stock unit awards to our Named Executive Officers are shown in the 2017 Grants of Plan-Based Awards table in the Executive Compensation section of this Proxy Statement. Total outstanding unvested stock option grants and restricted stock and restricted stock unit awards held by our Named Executive Officers are shown in the Outstanding Equity Awards at December 31, 2017 table. Award values shown in those tables do not necessarily reflect the ultimate value of the awards to the recipients, which will depend on the price of our common stock on future dates when shares underlying vested equity awards are sold.

2017 awards to our Named Executive Officers, as reflected in the 2017 tables in the Executive Compensation section of this Proxy Statement, include stock options and restricted stock and restricted stock unit awards that were granted in March 2017 as part of our annual equity award program, described above, as well as certain additional stock options that were granted to Dr. Blank, Mr. Hindman and Ms. Sabella in May 2017 separate from our annual equity award program. These additional stock options were granted by the Compensation Committee to Dr. Blank, Mr. Hindman and Ms. Sabella

based on the recommendation of Arnosti Consulting. Arnosti Consulting made this recommendation based on an analysis of proxy data for executives at peer companies with qualifications and responsibilities comparable to those of Dr. Blank, Mr. Hindman and Ms. Sabella. Based on this analysis, the Compensation Committee determined that these officers had not received, on a cumulative basis, equity incentives with a potential long-term value commensurate with their current roles and responsibilities and the Committee accordingly granted these stock options to adjust for the deficiency. The stock options were granted on May 1, 2017, vest in installments over two years from the grant date (25% after six months, with the balance vesting in equal quarterly installments thereafter), have an exercise price equal to $16.50 per share (the closing price of our common stock on the Nasdaq Global Market on the grant date), and expire ten years after the grant date.

2018 Equity Awards.

None of our executive officers received any equity awards with our 2018 annual grants. The Compensation Committee and the Board made the decision to exclude them from the 2018 annual equity award program to hold the Company’s senior leadership accountable for 2017 performance and to increase the pool of shares that were available for stock option awards that were granted to other employees.

Stock Ownership Guidelines

Our Board of Directors has adopted Officer and Director Stock Ownership Guidelines. The purpose of the Guidelines is to encourage ownership of the Company’s common stock, promote the alignment of the long-term interests of the Company’s executive officers and directors with the long-term interests of the Company’s stockholders, and to further promote our commitment to sound corporate governance. The Guidelines are applicable to our executive officers, such other executives as may be designated by our Chief Executive Officer, and our non-management directors.

Under the Guidelines, covered officers and directors must acquire ownership of target common stock ownership levels by the end of the applicable compliance period. The target common stock ownership levels are specified as shares of our common stock with a value equal to a multiple of annual base salary, in the case of officers, and a multiple of the annual base cash retainer, in the case of non-management directors, as follows:

•	Four times (4x) annual base salary for the President and Chief Executive Officer
•	Two times (2x) annual base salary for each other executive officer covered by the Guidelines
•	Three times (3x) annual base cash retainer for non-management directors

The Guidelines provide for evaluation of stock ownership as of the end of each calendar year, and specify the use of a 60 trading day average of our common stock price to mitigate the impact of stock volatility. Owned shares as well as vested stock and option awards are counted towards meeting the Guidelines. Individuals covered by the Guidelines are expected to achieve their target ownership level by the calendar year end that is closest to the fifth anniversary of their becoming subject to the Guidelines. For all of our current executive officers and directors, the compliance deadline is the end of 2018 or later. The Compensation Committee is responsible for administering the Guidelines. The Committee has the authority to impose remedial measures needed to ensure compliance with the Guidelines, and also to grant exceptions in the case of individual hardship, such as may be caused by a decline in the market price of the Company’s common stock or due to personal circumstances such as divorce, significant health issues or a catastrophic event. Subject to that discretion, a covered individual that does not achieve their target ownership level by the end of their compliance period is expressly restricted from disposing of any shares resulting from vested equity awards, net of any shares used to cover taxes or stock option exercise price, until they achieve compliance.

Clawback Policy

Our Board of Directors has adopted a Clawback Policy. The policy provides that certain incentive compensation is recoverable from an executive officer if the Company is required to restate financial statements due to misconduct of that executive officer that significantly contributes to the need for the restatement. Generally, “incentive compensation” under the policy includes compensation in any form (e.g., cash or equity compensation) that is paid or awarded or which vests in whole or in part based on the achievement of specific financial targets or goals. The policy is applicable to incentive compensation awarded at the time of or after adoption of the policy in 2014.

If the Clawback Policy is triggered in relation to any executive officer, the executive officer must repay the Company (and the Company may cancel equity awards representing) all or a portion of the excess incentive compensation for the affected periods (on an after-tax basis) as determined by the Compensation Committee. The excess incentive compensation is the amount by which incentive compensation actually paid, awarded, or vested for the relevant periods exceeds what would have been paid, awarded or vested based on the restated financial results for those periods. In making its determination regarding the amount of incentive compensation that must be repaid, the Compensation Committee may take factors into account that it considers relevant, including the extent to which the executive officer was involved in the misconduct that led to the restatement; the extent to which the incentive compensation was paid, awarded or vested based on consideration of financial targets or goals but not on an objective, formulaic basis; and any gain that the executive officer may have realized from the sale of shares issued as incentive compensation.

In addition, if and when the Securities and Exchange Commission adopts implementing regulations under Section 954, “Recovery of Erroneously Awarded Compensation,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act, we anticipate that our Board will review and amend the Clawback Policy, as may be necessary, to comply with such implementing regulations.

The provisions of our Clawback Policy are in addition to the existing compensation reimbursement provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which are applicable to our Chief Executive Officer and Chief Financial Officer.

Insider Trading Policy and Anti-Hedging

We have an Insider Trading Policy that has been adopted in light of restrictions under applicable securities laws. This policy prohibits trades in our common stock that would violate these laws, and it also imposes other restrictions such as blackout periods and prior notification and/or clearance requirements intended to protect against inadvertent violations of these laws. This policy also prohibits officers, directors, and their family members from engaging in any short sales of our common stock or any purchases or sales of puts or calls for speculative purposes. If and when the Securities and Exchange Commission adopts implementing regulations under Section 955, “Disclosure Regarding Employee and Director Hedging,” under The Dodd-Frank Wall Street Reform and Consumer Protection Act, we anticipate that our Board will review and consider amending our Insider Trading Policy based on the disclosure requirements of such implementing regulations.

Tax and Accounting Considerations

We have structured our compensation program to comply with Internal Revenue Code Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

The Company calculates the accounting cost of equity-based long-term incentive awards under Accounting Standards Codification (ASC) Topic 718. As such, the grant date accounting fair value, which is fixed at date of grant, is expensed over the vesting period. Consistent with SEC regulations, the aggregate grant date fair value for all stock awards or option awards granted during the applicable years to our Named Executive Officers is presented in the Summary Compensation Table.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation earned in 2017 by our Chief Executive Officer, Chief, Business Operations and Principal Accounting Officer, and each of the three other most highly paid executive officers during the year ended December 31, 2017. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)		Total ($)
Ron Cohen, M.D.	2017	$791,813		$—		$821,503	$395,718	$—	(9)	$7,950		$2,016,984
President and Chief	2016	772,500		—		1,046,501	1,043,884	562,380	(10)	7,950		3,433,215
Executive Officer	2015	768,750		—		607,580	1,510,794	553,728	(11)	7,950		3,448,802
David Lawrence	2017	391,083		50,000	(5)	302,225	145,582	102,651	(9)	7,950		999,491
Chief, Business Operations	2016	366,054		75,000	(6)	369,334	368,411	174,046	(10)	7,950		1,360,795
and Principal Accounting Officer	2015	351,783		—		199,179	507,514	164,165	(11)	7,950		1,230,591
Burkhard Blank, M.D.	2017	531,750		—		288,488	515,659	130,610	(9)	11,062	(12)	1,477,569
Chief Medical Officer	2016	835,500	(4)	—		1,299,500	1,133,424	245,175	(10)	7,950		3,521,549
Andrew Hindman	2017	463,950		50,000	(5)	315,963	641,903	125,543	(9)	7,950		1,605,309
Chief Business Officer	2016	408,700		95,000	(7)	408,027	688,628	196,176	(10)	7,950		1,804,481
	2015	407,250		50,000	(8)	150,644	383,886	193,887	(11)	11,315	(13)	1,196,982
Lauren Sabella Chief Commercial Officer	2017	428,833		—		302,225	635,285	114,503	(9)	7,950		1,488,796

__________________________

(1)

Represents the aggregate grant date fair value for all stock awards (including restricted stock units) or option awards granted during the years shown, in accordance with ASC Topic 718. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in Note 9 to our audited consolidated financial statements in our 2017 annual report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A. Included in these values are the values of certain performance-based restricted stock units (RSUs) granted in 2017 that were awarded subject to vesting based on achievement of performance goals as described in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading 2017 Equity Awards. Vesting is based on when the Compensation Committee of our Board of Directors determines that the performance goals applicable to the awards have been met. One-third of these awards would have vested if the Phase 3 clinical trial of tozadenant being conducted by the Company and its subsidiaries, referred to as study CL-05, achieved its primary endpoint as specified in the protocol for such study. However, vesting of these RSUs became impossible when we terminated this program in November 2017. The RSUs that would have vested based on this performance goal were accordingly terminated by the Compensation Committee in March 2018. The value for the terminated RSUs included in 2017 compensation are as follows:  Dr. Cohen ($164,301); Mr. Lawrence ($60,445); Dr. Blank ($57,698); Mr. Hindman ($63,193) and Ms. Sabella ($60,445).

(2)

Variable annual year-end cash payouts to our Named Executive Officers under our non-equity incentive compensation plan are set forth under the caption “Non-Equity Incentive Plan Compensation.” Bonus payments such as sign-on bonuses and one-time service awards for exceptional contributions to the Company are listed separately under the caption “Bonus.”

(3)

Unless otherwise indicated, represents the employer 401(k) matching contribution to employee deferrals. For each dollar an employee invests up to 6% of his or her earnings, the Company contributes an additional 50 cents into the funds, subject to IRS annual limits.

(4)

Includes $573,000 of consulting fees paid in 2016 to Dr. Blank while he was a consultant to the Company for the period January 1, 2016 through June 30, 2016 and $262,500 of base salary paid to Dr. Blank as an executive officer of the Company for the period July 1, 2017 through December 31, 2016.

(5)

Includes bonuses of $50,000 that were awarded in March 2017 to each of Mr. Lawrence and Mr. Hindman, respectively, payable in four equal quarterly installments. The bonuses were awarded in light of the fact that, at that time of the awards, the Company had not hired a new Chief Financial Officer to replace Michael Rogers, our former Chief Financial Officer, and accordingly Mr. Lawrence and Mr. Hindman had continued to assume responsibilities previously assigned to Mr. Rogers.

(6)

Includes a one-time award of $10,000 paid to Mr. Lawrence in recognition of 15 years of service to the Company. Also includes a $65,000 bonus paid in March 2017 to recognize the additional financial accounting and reporting responsibilities Mr. Lawrence assumed in 2016.

(7)

Includes a $25,000 bonus paid in 2016 in recognition of Mr. Hindman’s extraordinary efforts in supporting the Company’s successful acquisition of and ongoing integration of Biotie Therapies Corp. Also includes a $70,000 bonus paid in equal installments each pay period from November 1, 2016 through March 31, 2017 to recognize the additional financial planning and investor relations responsibilities Mr. Hindman assumed in 2016.

(8)	$50,000 paid in 2015 representing the final payment of Mr. Hindman’s $100,000 sign-on bonus.
(9)

2017 non-equity compensation payment in 2018. As reflected in the table, Dr. Cohen did not receive any payment under our 2017 non-equity incentive compensation program. The decision of the Compensation Committee and the Board that no payment should be made to Dr. Cohen is discussed in the Compensation Discussion and Analysis section of this Proxy Statement under the heading Non-Equity Incentive Compensation Payouts for 2017.

(10)	2016 non-equity incentive compensation payment in 2017.
(11)	2015 non-equity incentive compensation payment in 2016.
(12)

Represents $6,291 in employer 401(k) matching contribution as discussed in Note 19 to our audited consolidated financial statements in our 2017 annual report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A and $4,771 in relocation-related expenses (including $1,409 in tax gross-up).

(13)

Represents $6,934 in employer 401(k) matching contribution as discussed in Note 15 to our audited consolidated financial statements in our 2015 annual report on Form 10-K and $4,381 in relocation-related expenses (including $776 in tax gross-up).

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2017, the principal executive officer of Acorda was our President and Chief Executive Officer, Dr. Ron Cohen. For 2017, the annual total compensation of Dr. Cohen was $2,016,984 and the annual total compensation of our median employee was $183,587, resulting in a pay ratio of approximately 11:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee as of December 31, 2017 by (i) aggregating for each applicable employee (A) annual base pay as reported in Form W-2 for permanent employees (or hourly rate multiplied by 2017 annual work schedule, for hourly employees), (B) overtime received during 2017, (C) the bonus or commissions awarded for 2017 performance, and (D) the estimated grant date fair value for all employee equity grants in 2017, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees of Acorda, excluding Dr. Cohen.

For purposes of identifying the median employee, all individuals employed in Finland, totaling three individuals, were excluded from the employee population, on a whole country basis. Applying this de minimis exception, on December 31, 2017, we had 480 U.S. employees and 0 non-U.S. employees. Irrespective of the de minimis exemption, on this same date we had 480 U.S. employees and 3 non-U.S. employees.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Award Information for the Year Ended December 31, 2017

The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2017.

2017 Grants of Plan-Based Awards Table

											Grant
											Date
						Stock		Option		Exercise	Fair
						Awards:		Awards:		or	Value
			Estimated future payouts			Number of		Number of		Base	of Stock
			under non-equity incentive			Shares of		Securities		Price	and
			plan awards (1)			Stock or		Underlying		of Option	Option
	Grant		Threshold	Target	Maximum	Units		Options		Awards	Awards
Name and Principal Position	Date		($)	($)	($)	(#)		(#)		($/Sh)	($)
Ron Cohen, M.D.	1/19/2017	(2)	N/A	$636,540	N/A	—		—		—	—
President and Chief Executive	3/1/2017		—	—	—	—		29,900	(3)	$27.48	$395,718
Officer	3/1/2017		—	—	—	11,960	(4)	—		—	328,601
	3/1/2017		—	—	—	17,940	(5)	—		—	492,902

David Lawrence	1/19/2017	(2)	N/A	196,650	N/A	—		—		—	—
Chief, Business Operations	3/1/2017		—	—	—	—		11,000	(3)	27.48	145,582
and Principal Accounting Officer	3/1/2017		—	—	—	4,400	(4)	—		—	120,890
	3/1/2017		—	—	—	6,600	(5)	—		—	181,335

Burkhard Blank, M.D.	1/19/2017	(2)	N/A	266,550	N/A	—		—		—	—
Chief Medical Officer	3/1/2017	(7)	—	—	—	—		10,500	(3)	27.48	138,964
	3/1/2017	(7)	—	—	—	4,200	(4)	—		—	115,395
	3/1/2017	(7)	—	—	—	6,300	(5)	—		—	173,093
	5/1/2017		—	—	—	—		50,000	(6)	16.50	376,695

Andrew Hindman	1/19/2017	(2)	N/A	237,500	N/A	—		—		—	—
Chief Business Officer (8)	3/1/2017		—	—	—	—		11,500	(3)	27.48	152,199
	3/1/2017		—	—	—	4,600	(4)	—		—	126,385
	3/1/2017		—	—	—	6,900	(5)	—		—	189,578
	5/1/2017		—	—	—	—		65,000	(6)	16.50	489,704

Lauren Sabella	1/19/2017	(2)	N/A	215,800	N/A	—		—		—	—
Chief Commercial Officer	3/1/2017		—	—	—	—		11,000	(3)	27.48	145,582
	3/1/2017		—	—	—	4,400	(4)	—		—	120,890
	3/1/2017		—	—	—	6,600	(5)	—		—	181,335
	5/1/2017		—	—	—	—		65,000	(6)	16.50	489,704

__________________________

(1)

Target payout amounts listed in the table represent target payouts under our non-equity incentive compensation program, which is described above in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading Non-Equity Incentive Compensation Program. The target payout amount listed for each Named Executive Officer is based on a specified target percentage for each such Named Executive Officer, multiplied by the actual base salary during 2017. Actual payouts under this program can be greater than, equal to, or less than the target payout amount, based on corporate and individual performance. The Compensation Discussion and Analysis section of this report includes the actual payouts for 2017 and a description of how these payouts were determined.

(2)

The goals and the specific goal parameters for 2017 the non-equity incentive plan were approved by our Board of Directors in the fourth quarter of 2016 and then internally communicated Company-wide in the first quarter of 2017.

(3)

These stock options were granted as part of our annual equity award program. These stock options vest in equal quarterly installments over four years, beginning on January 1, 2017, with the first quarterly installment vesting on April 1, 2017.

(4)

These restricted stock awards were granted as part of our annual equity award program. These restricted stock awards vest over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2017, December 1, 2018, December 1, 2019, and December 1, 2020.

(5)

These are performance-based restricted stock units (RSUs) that vest based on achievement of performance goals as described in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading 2017 Equity Awards. These awards were granted as part of our annual equity award program. Vesting occurs when the Compensation Committee of our Board of Directors determines that the performance goals applicable to the awards have been achieved. One-third of these awards would have vested if the Phase 3 clinical trial of tozadenant being conducted by the Company and its subsidiaries, referred to as study CL-05, achieved its primary endpoint as specified in the protocol for such study. However, we terminated this program in November 2017 and the RSUs that would have vested based on this performance goal were accordingly terminated by the Compensation Committee in March 2018. The terminated RSUs and corresponding values for such terminated RSUs included in the table are as follows:  Dr. Cohen, 5,980 RSUs ($164,301); Mr. Lawrence 2,200 RSUs ($60,445); Dr. Blank 2,100 RSUs ($57,698); Mr. Hindman 2,300 RSUs ($63,193) and Ms. Sabella 2,200 RSUs ($60,445).

(6)

These stock options were granted to Dr. Blank, Mr. Hindman and Ms. Sabella in May 2017 separate from our annual equity award program based on the recommendation of Arnosti Consulting as described in the Compensation and Discussion Analysis section of this Proxy Statement, under the heading of 2017 Equity Awards. The stock options will vest in installments over two years from the grant date (25% after six months, with the balance vesting in equal quarterly installments thereafter).

(7)

Dr. Blank commenced employment as Chief Medical Officer on July 1, 2016. At the time of approval of the 2017 annual equity awards, the Board and the Compensation Committee concluded that Dr. Blank was deserving of a full rather than pro-rated 2017 annual equity award in light of Dr. Blank’s provision of chief medical officer consulting services on an interim basis from January through June, 2016.

(8)	Mr. Hindman became our Chief Business Officer in March 2018. Prior to that, he served as our Chief Business Development Officer since joining the Company in 2014.

The following table provides information regarding each unvested awards and unexercised stock option held by each of our Named Executive Officers as of December 31, 2017.

Outstanding Equity Awards at December 31, 2017

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D.	62,500	—		$19.81	3/5/2018	17,940	(2)	$384,813
President and Chief Executive Officer	62,500	—		20.59	3/2/2019	14,727	(3)	315,894
	100,000	—		34.20	3/31/2020	8,970	(4)	192,407
	133,333	—		31.61	6/9/2020	4,250	(5)	91,163
	131,250	—		22.06	3/3/2021	—		—
	112,500	—		26.35	3/15/2022	—		—
	127,500	—		30.46	3/6/2023	—		—
	94,489	6,300	(1)	39.38	3/5/2024	—		—
	64,625	29,375	(1)	35.74	3/4/2025	—		—
	30,066	38,660	(1)	35.53	3/2/2026	—		—
	5,606	24,294	(1)	27.48	3/1/2027	—		—
David Lawrence	31,000	—		19.81	3/5/2018	6,600	(2)	141,570
Chief, Business Operations and Principal	25,000	—		20.59	3/2/2019	5,197	(3)	111,476
Accounting Officer	27,500	—		34.20	3/31/2020	3,300	(4)	70,785
	37,500	—		22.06	3/3/2021	1,393	(5)	29,880
	33,000	—		26.35	3/15/2022	—		—
	34,527	—		30.46	3/6/2023	—		—
	31,875	2,125	(1)	39.38	3/5/2024	—		—
	21,708	9,869	(1)	35.74	3/4/2025	—		—
	10,612	13,643	(1)	35.53	3/2/2026	—		—
	2,062	8,938	(1)	27.48	3/1/2027	—		—
Burkhard Blank, M.D.	31,250	68,750	(6)	25.99	7/1/2026	20,000	(8)	429,000
Chief Medical Officer	1,968	8,532	(1)	27.48	3/1/2027	10,000	(9)	214,500
	12,500	37,500	(7)	16.50	5/1/2027	6,300	(2)	135,135
	—	—		—	—	3,150	(4)	67,568
Andrew Hindman	121,485	17,355	(10)	30.35	5/13/2024	11,570	(12)	248,177
Chief Business Officer	27,768	—		30.35	5/13/2024	6,900	(2)	148,005
	25,000	—		41.07	12/29/2024	5,742	(3)	123,166
	16,420	7,465	(1)	35.74	3/4/2025	3,450	(4)	74,003
	11,723	15,073	(1)	35.53	3/2/2026	1,053	(5)	22,587
	5,000	20,000	(11)	26.40	5/11/2026	—		—
	2,156	9,344	(1)	27.48	3/1/2027	—		—
	16,250	48,750	(7)	16.50	5/1/2027	—		—
Lauren Sabella	50,000	—		28.12	1/22/2020	6,600	(2)	141,570
Chief Commercial Officer	9,596	—		22.06	3/3/2021	5,859	(3)	125,676
	27,000	—		26.35	3/15/2022	3,300	(4)	70,785
	40,235	—		30.46	3/6/2023	1,580	(5)	33,891
	31,875	2,125	(1)	39.38	3/5/2024	—		—
	24,630	11,197	(1)	35.74	3/4/2025	—		—
	11,963	15,379	(1)	35.53	3/2/2026	—		—
	2,062	8,938	(1)	27.48	3/1/2027	—		—
	16,250	48,750	(7)	16.50	5/1/2027	—		—

__________________________

(1)

These stock options were granted as part of our annual equity award programs. These stock options represent the unvested portion of awards that were granted subject to vesting in equal quarterly installments over four years from the specified vesting commencement dates. The vesting commencement dates of such options are as follows:

Dr. Cohen, January 1, 2014, January 1, 2015, January 1, 2016 and January 1, 2017, respectively; Mr. Lawrence, January 1, 2014, January 1, 2015, January 1, 2016, and January 1, 2017, respectively; Dr. Blank, January 1, 2017; Mr. Hindman, January 1, 2015, January 1, 2016, and January 1, 2017, respectively; Ms. Sabella, January 1, 2014, January 1, 2015, January 1, 2016, and January 1, 2017, respectively.

(2)

These are the unvested portion of a performance-based restricted stock unit (RSUs) award that vests based on achievement of performance goals as described in the Compensation Discussion and Analysis section of this Proxy Statement, under the heading 2017 Equity Awards, as determined by the Compensation Committee of our Board of Directors. One-third of the performance award would have vested if the Phase 3 clinical trial of tozadenant being conducted by the Company and its subsidiaries, referred to as CL-05, achieved its primary endpoint as specified in the protocol for that study. However, we terminated this program in November 2017 and the RSUs that would have vested based on this performance goal were accordingly terminated by the Compensation Committee in March 2018. The values for the terminated RSUs included in the tables are as follows:  Dr. Cohen 5,980 RSUs ($128,271); Mr. Lawrence 2,200 RSUs ($47,190); Dr. Blank 2,100 RSUs ($45,045); Mr. Hindman 2,300 RSUs ($49,335) and Ms. Sabella 2,200 RSUs ($47,190).

(3)

These are the unvested portion of a performance-based restricted stock unit (RSUs) award that vests based on achievement of a specified performance goal, as determined by the Compensation Committee of our Board of Directors. The performance goal applicable to these RSUs was acceptance by the U.S. Food and Drug Administration, or FDA, of a New Drug Application, or NDA, for Inbrija. The performance goal had not been achieved as of December 31, 2017 and accordingly the unvested RSUs are reflected as outstanding as of December 31, 2017. However, we note that the performance goal was achieved, and the RSUs vested, in February 2018.

(4)

These are shares of restricted stock and represent the unvested portion of a restricted stock award that was granted subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2017, December 1, 2018, December 1, 2019, and December 1, 2020.

(5)

These are shares of restricted stock and represent the unvested portion of a restricted stock award that was granted subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2015, December 1, 2016, December 1, 2017, and December 1, 2018.

(6)

These stock options represent the unvested portion of a stock option award that was granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% on July 1, 2017, and then in equal quarterly installments over the three years thereafter.

(7)

These stock options were granted to Dr. Blank, Mr. Hindman and Ms. Sabella in May 2017 separate from our annual equity award program based on the recommendation of Arnosti Consulting as described in the Compensation and Discussion Analysis section of this Proxy Statement under the heading of 2017 Equity Awards. The stock options will vest in installments over two years from the grant date (25% after six months, with the balance vesting in equal quarterly installments thereafter).

(8)

These are shares of restricted stock and represent the unvested portion of a restricted stock award that was granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of December 1, 2016, December 1, 2017, December 1, 2018, and December 1, 2019.

(9)

These are shares of restricted stock and represent the unvested portion of a restricted stock award that was granted to Dr. Blank in connection with the commencement of his employment with the Company subject to vesting over a two-year period as follows: 50% on July 1, 2018 and 50% on July 1, 2019.

(10)

These stock options represent the unvested portion of a stock option award that was granted to Mr. Hindman in connection with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% on May 13, 2015, and then in equal quarterly installments over the three years thereafter.~~.~~

(11)

These stock options represent the unvested portion of a stock option award that was granted to Mr. Hindman in recognition of the extraordinary efforts in supporting the Company’s successful acquisition of Biotie Therapies. These stock options vest over three years as follows: 20% on May 11, 2017, 30% vest on May 11, 2018 and 50% on May 11, 2019.

(12)

These are shares of restricted stock and represent the unvested portion of a restricted stock award that was granted to Mr. Hindman in conjunction with the commencement of his employment with the Company subject to vesting over a four-year period as follows: 25% every year for four years, with vest dates of May 13, 2015, May 13, 2016, May 13, 2017 and May 13, 2018.

The following table provides information on option exercises with respect to our common stock in 2017 by each of the Named Executive Officers.

2017 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Cohen, M.D.	—	—	4,446	$92,477
President and Chief Executive Officer			4,250	88,400
			2,990	62,192

David Lawrence	63,183	12,302	1,500	31,200
Chief, Business Operations			1,393	28,974
and Principal Accounting Officer (1)			1,100	22,880
			250	6,375

Burkhard Blank, M.D.	—	—	10,000	208,000
Chief Medical Officer			1,050	21,840

Andrew Hindman	—	—	11,570	181,649
Chief Business Officer (2)			9,256	145,319
			1,150	23,920
			1,054	21,923

Lauren Sabella	—	—	1,581	32,885
Chief Commercial Officer			1,500	31,200
			1,100	22,880

__________________________

(1)	Mr. Lawrence’s exercised option awards, as reflected in the table, were scheduled to expire in February 2017.

(2) Mr. Hindman became our Chief Business Officer in March 2018. Prior to that, he served as our Chief Business Development Officer since joining the Company in 2014.

Named Executive Officer Employment Agreements

We have entered into employment agreements and arrangements with our Named Executive Officers, the terms of which are summarized below.

Ron Cohen, M.D. – President and Chief Executive Officer. We have a 2002 employment agreement with Ron Cohen, M.D., President and Chief Executive Officer, most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Cohen is paid an annual base salary that is subject to annual review by the Board. Dr. Cohen’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards, and/or restricted stock awards in an amount approved by the Board based on Dr. Cohen’s individual performance and the achievement of our goals and objectives. Current salary and target bonus information for Dr. Cohen payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Cohen’s employment agreement expires on January 1, 2019, but the agreement automatically renews for successive one-year terms unless either we or Dr. Cohen give written notice of non-renewal at least 60 days prior to the expiration date of the then-current term. Dr. Cohen’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

David Lawrence – Chief, Business Operations and Principal Accounting Officer. We have a 2005 employment agreement with David Lawrence, Chief, Business Operations and Principal Accounting Officer, most recently amended in 2011, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Lawrence is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Mr. Lawrence’s agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Mr. Lawrence payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Mr. Lawrence’s employment agreement expires on December 19, 2018, but the agreement automatically renews for successive one year terms unless we or Mr. Lawrence provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Mr. Lawrence’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Burkhard Blank, M.D. – Chief Medical Officer. Burkhard Blank, M.D., commenced employment with us as our Chief Medical Officer on July 1, 2016. Dr. Blank was offered employment pursuant to a letter dated June 9, 2016. As specified in the offer letter, upon commencement of his employment, Dr. Blank was granted an option to purchase 100,000 shares of the Company’s common stock, vesting over a four year employment period, and 40,000 restricted shares of Company common stock, vesting in four equal installments on December 31, 2016 and each of the three subsequent anniversaries of that date subject to continuing employment. Also under the offer letter, upon commencement of his employment, Dr. Blank was granted 10,000 restricted shares of Company common stock, vesting in two equal installments on July 1, 2018 and July 1, 2019, subject to continuing employment. Also, we agreed to reimburse Dr. Blank for the cost of a reasonably priced living accommodation (hotel or apartment) for his time working at our Ardsley, New York headquarters. Dr. Blank maintains his residence in the Boston, Massachusetts metropolitan area, and sometimes works from our offices in Massachusetts, and we offered this reimbursement to facilitate Dr. Blank’s commute from Massachusetts to our New York office. Similarly, although not specified in his offer letter, the Company reimburses Dr. Blank for his commuting expenses.

We entered into an employment agreement with Dr. Blank in 2016 in connection with his employment that governs the terms and conditions of his employment. Pursuant to his employment agreement, Dr. Blank is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Dr. Blank payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Dr. Blank’s employment agreement expires on July 1, 2018, but it automatically renews for successive one year terms unless either we or Dr. Blank provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Dr. Blank’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Andrew Hindman – Chief Business Officer. We have a 2014 employment agreement with Andrew Hindman, Chief Business Officer, that governs the terms and conditions of his employment. Pursuant to his employment agreement, Mr. Hindman is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His agreement also provides that he is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on his individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Mr. Hindman payable under his employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Mr. Hindman’s employment agreement expires on May 13, 2018, but the agreement automatically renews for successive one year terms unless either we or Mr. Hindman provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Mr. Hindman’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Lauren Sabella – Chief Commercial Officer. We have a 2015 employment agreement with Lauren Sabella, Chief Commercial Officer, that governs the terms and conditions of her employment. Pursuant to her employment agreement, Ms. Sabella is paid an annual base salary that is subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Ms. Sabella’s agreement also provides that she is eligible to receive an annual performance-based bonus, and to receive annual performance-based stock options, stock appreciation rights awards and/or restricted stock awards in an amount to be recommended by the Compensation Committee and approved by the Board based on her individual performance and upon the achievement of our goals and objectives. Current salary and target bonus information for Ms. Sabella payable under her employment agreement is set forth above in the Compensation Discussion and Analysis section of this Proxy Statement. The current term of Ms. Sabella’s employment agreement expires on June 8, 2018, but the agreement automatically renews for successive one year terms unless we or Ms. Sabella provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term. Ms. Sabella’s employment agreement includes severance provisions, which are described below under Named Executive Officer Severance Agreements.

Named Executive Officer Severance Agreements

The employment agreements with Ron Cohen, M.D., David Lawrence, Burkhard Blank, M.D., Andrew Hindman, and Lauren Sabella, described above under Named Executive Officer Employment Agreements, provide for severance payments and other benefits if their employment is terminated under circumstances specified in those agreements. Some of the benefits are greater if termination occurs after a “change in control” of Acorda, as defined in those agreements. The severance and change in control provisions of these agreements are described below.

Ron Cohen, M.D. – Chief Executive Officer. Dr. Cohen’s employment agreement provides for severance payments and other benefits if his employment is terminated under circumstances specified in the agreement. Pursuant to Dr. Cohen’s employment agreement, if we terminate his employment without cause, or if Dr. Cohen voluntarily terminates his employment for good reason, among other things:

•

We are obligated to make a severance payment to Dr. Cohen equal to his annual base salary for a 24 month severance period and to make COBRA premium payments for Dr. Cohen and his spouse and dependents for the same severance period.

•

We are obligated to pay Dr. Cohen a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date. If the termination occurs following a “change in control” (as defined in the employment agreement), the bonus is increased to an amount equal to two (2) times the larger of (i) the last annual bonus he received, and (ii) his target annual bonus for the calendar year in which the termination occurs.

•	The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment.
•

All of his options, stock appreciation rights awards, and restricted stock awards would become immediately vested, and his vested options and stock appreciation rights awards would remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

If Dr. Cohen’s employment terminates for death or disability (as defined in his employment agreement), we are obligated to pay his base salary for three months and his COBRA premiums for Dr. Cohen and his spouse and dependents for the COBRA coverage period. The three month salary amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after termination. In either such event, 65% of his unvested stock options, stock appreciation rights awards, and restricted stock awards will become immediately vested, and his vested options and stock appreciation rights awards will remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

If Dr. Cohen voluntarily terminates his employment without good reason following a “change in control” (as defined in his employment agreement), we are obligated to make severance payments equal to 12 months’ annual base salary and COBRA premium payments for Dr. Cohen and his spouse and dependents for the severance period and he is entitled to receive a bonus equal to the last annual bonus he received, prorated based on the number of days in the calendar year elapsed as of the termination date. The severance and bonus amounts would be paid in a lump sum in the seventh month after termination, and Dr. Cohen would be entitled to the severance without regard to any subsequent employment. In addition, if the “change in control” (or any other transaction we complete) constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of his outstanding and unvested stock options and restricted stock awards issued under the 2006 Employee Incentive Plan will become immediately vested; otherwise, upon termination of employment without good reason after a change in control as described above, only 65% of his unvested awards will become immediately vested. All vested options and stock appreciation rights will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under Dr. Cohen’s employment agreement, “cause” is defined to include specified acts of malfeasance committed by Dr. Cohen, but only after our Board of Directors has notified him of the malfeasance and he is given an opportunity to cure the particular situation, if cure is possible. These acts include gross negligence, willful misconduct or fraud, in connection with performance of his duties to the Company; material breach of his employment agreement; or commission of an unlawful act that would have a material adverse effect on his performance of his duties or our reputation. “Good reason” is defined to include specified adverse changes in circumstances involving Dr. Cohen’s employment, but only after he has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities, a change that results in Dr. Cohen no longer reporting to the Board of Directors, a material change in work location, and our material breach of Dr. Cohen’s employment agreement.

During the term of his employment agreement Dr. Cohen is subject to non-competition, non-solicitation and confidentiality covenants specified in the agreement, and following his termination of employment, Dr. Cohen will remain subject to these covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

Other Named Executive Officers. Mr. Lawrence, Dr. Blank’s, Mr. Hindman’s and Ms. Sabella’s employment agreements provide for severance payments and other benefits if their employment is terminated by us without cause or they terminate their employment for good reason, as the relevant terms are defined in the employment agreements. The severance provisions of these agreements are described below.

Under the employment agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Sabella, if we terminate their employment without cause, or if one of them voluntarily terminates his or her employment with good reason (as the relevant terms are defined in their agreements), among other things:

•

We are obligated to make severance payments to the terminated officer equal to his or her base salary for a 12 month severance period (subject to earlier termination on the date on which the officer obtains other, comparable employment). We are also obligated to make COBRA premium payments for the officer and his or her spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The salary continuation severance payments would be paid at the time of the Company’s standard payroll during the severance period, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law.

•

We are obligated to pay a bonus to the terminated officer equal to the officer’s target cash bonus for the year of termination, prorated based on the number of days in the calendar year elapsed as of the termination date. The bonus would be paid in the month following the month of termination of employment.

•

All options and stock appreciation rights awards that have vested as of the termination date shall remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

If Mr. Lawrence, Dr. Blank, Mr. Hindman, or Ms. Sabella voluntarily terminates his or her employment with good reason or if we terminate his or her employment without cause within 18 months after a change in control (as the relevant terms are defined in their employment agreements), among other things:

•

We are obligated to make a severance payment to the officer equal to his or her base salary for a 24 month severance period. We are also obligated to make COBRA premium payments for the officer and his or her spouse and dependents for the same severance period (unless coverage is obtained under another employer’s health plan). The severance payment would be paid in a lump sum in the month after termination, except that payments would be deferred to the seventh month after termination to the extent that such deferral would be required to comply with U.S. tax law. The officer would be entitled to the severance without regard to any subsequent employment.
•	We are obligated to pay a bonus equal to two (2) times the officer’s target bonus for the year of termination. The bonus would be paid in the month following the month of termination of employment.
•

In the case of Mr. Lawrence, if the change in control (or any other transaction we complete) constitutes a “reorganization event” (as defined in the Company’s 2006 Employee Incentive Plan), 100% of the outstanding and unvested stock options and restricted stock awards issued to Mr. Lawrence under the 2006 Employee Incentive Plan would become immediately vested upon the reorganization event regardless of whether termination of employment has occurred; otherwise, upon termination of employment after a change in control as described above, not less than 50% of the unvested stock awards held by Mr. Lawrence will become immediately vested. In the case of Dr. Blank, Mr. Hindman and Ms. Sabella, under the revised employment agreement form adopted by our Board of Directors in 2013, all of their unvested stock awards will become immediately vested only if termination of employment occurs as described above after the occurrence of a change in control (see further discussion below under Removal of “Single Trigger” Provision from Employment Agreement Form).

•

All vested options will remain exercisable for 18 months following a change in control, or for a lesser period, to the extent necessary to comply with U.S. tax law or the 10 year term limit of the awards.

Under our agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Sabella, in the case of any termination by us for cause or by the officer for good reason covered by those agreements, we are obligated to pay salary earned but not paid through the date of termination, vacation and sick leave days that have accrued through the date of termination, and reimbursable business expenses incurred through the date of termination.

Under our agreements with Mr. Lawrence, Dr. Blank, Mr. Hindman, and Ms. Sabella, “cause” is defined to include specified acts of malfeasance committed by him or her. These acts include gross negligence, willful misconduct, or fraud in connection with performance of his or her duties to us; material breach of his or her employment agreement or material failure to comply with our policies; or commission of any act of moral turpitude, theft, dishonesty or insubordination. “Good reason” is defined to include specified adverse changes in circumstances involving the officer’s employment, but only after he or she has given notice of the circumstances and we are given an opportunity to cure under specified timeframes. These changes include a material salary reduction, a material diminution in responsibilities of the officer or his supervisor, a material change in work location, and our material breach of the officer’s employment agreement.

Removal of “Single Trigger” Provision from Employment Agreement Form. In 2013, the Board of Directors and the Compensation Committee reviewed our form of employment agreement for executive officers, and they made the decision to remove a so-called “single trigger” equity acceleration provision from the form. Pursuant to this provision, which remains in employment agreements with certain of our executive officers including Dr. Cohen and Mr. Lawrence, the vesting of equity awards under our 2006 Employee Incentive Plan would accelerate upon certain change in control and other transactions referred to as “reorganization events” in our 2006 Employee Incentive Plan regardless of whether employment is terminated. Our employment agreements entered into with executive officers since 2013 exclude this single-trigger provision, and the Board and the Compensation Committee intend that removal of the single trigger equity acceleration provision will also be carried through to any employment agreements that we enter into in the future with executive officers.

Potential Payments Upon Termination or Change in Control

The following table and summary set forth potential payments payable to those Named Executive Officers who are eligible for such payments upon termination of employment or a change in control. The table below reflects amounts payable to such Named Executive Officers assuming (other than Mr. Rogers) their employment was terminated as of December 31, 2017.

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a Change in Control		Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a Change in Control
Ron Cohen, M.D.	Salary	$1,591,350		$795,675		$1,591,350
President and Chief	Non-equity incentive compensation	562,380		562,380		1,273,080
Executive Officer	Accrued paid time off	488,116		488,116		488,116
	Option and award acceleration (2)	283,569		283,569	(5)	283,569
	Performance share acceleration (3)	700,707		700,707	(5)	700,707
	Benefits continuation (4)	74,901		37,451		74,901
	Total value:	3,701,023		2,867,898		4,411,723
David Lawrence	Salary	393,300	(1)	—		786,600
Chief, Business Operations	Non-equity incentive compensation	196,650		—		393,300
and Principal Accounting	Accrued paid time off	10,589		—		10,589
Officer	Option and award acceleration (2)	—		—		100,665	(5)
	Performance share acceleration (3)	—		—		253,046	(5)
	Benefits continuation (4)	26,204	(1)	—		52,407	(1)
	Total value:	626,743		—		1,596,607
Burkhard Blank, M.D.	Salary	533,100	(1)	—		1,066,200
Chief Medical Officer	Non-equity incentive compensation	266,550		—		533,100
	Accrued paid time off	61,512		—		61,512
	Option and award acceleration (2)	—		—		1,515,443
	Performance share acceleration (3)	—		—		135,135
	Benefits continuation (4)	12,483	(1)	—		24,967	(1)
	Total value:	873,645		—		3,336,357
Andrew Hindman	Salary	475,000	(1)	—		950,000
Chief Business Officer	Non-equity incentive compensation	237,750		—		475,000
	Accrued paid time off	18,269		—		18,269
	Option and award acceleration (2) (5)	—		—		1,390,453
	Performance share acceleration (3)	—		—		271,171
	Benefits continuation (4)	26,204	(1)	—		52,407	(1)
	Total value:	757,223		—		3,157,300
Lauren Sabella	Salary	431,600	(1)	—		863,200
Chief Commercial Officer	Non-equity incentive compensation	215,800		—		431,600
	Accrued paid time off	16,600		—		16,600
	Option and award acceleration (2)	—		—		1,150,364
	Performance share acceleration (3)	—		—		267,246
	Benefits continuation (4)	12,483	(1)	—		24,967	(1)
	Total value:	676,483		—		2,753,977

__________________________

(1)	The full benefit may not be received under the circumstances described above under Named Executive Officer Severance Agreements.
(2)

Amounts in the table reflect the value of accelerated stock options calculated based on the difference between the exercise price of the stock options and the closing sale price of common stock reported on the NASDAQ composite on December 29, 2017, the last day of trading on NASDAQ in 2017. The amounts also reflect the value of accelerated restricted stock awards calculated based on the closing sale price of common stock reported on the NASDAQ composite on December 29, 2017, the last trading day of the year.
(3)

Performance restricted stock unit awards will be considered to be earned and payable in full at the target performance goal level. Amounts in the table reflect the value of accelerated performance stock unit awards calculated based on the closing sale price of common stock reported on the NASDAQ composite on December 31, 2017. We note that the values reported in the table reflect performance awards that were terminated by our Compensation Committee in March 2018 because vesting of these awards became impossible when we terminated our tozadenant development program in November 2017. The accelerated values for such performance awards included in the values reported in the table are as follows:  Dr. Cohen ($128,271); Mr. Lawrence ($47,190); Dr. Blank ($45,045); Mr. Hindman ($49,335) and Ms. Sabella ($47,190).

(4)

Amounts in the table are based on COBRA benefit continuation rates. Acorda utilizes a self-funded health benefit plan therefore the actual amounts paid would vary based on the amount of health claims incurred during the continuation period.

(5)

These values reported in the table are based on 100% acceleration of the vesting of relevant awards; however, as described above under Named Executive Officer Severance Agreements, these awards might be subject to less than 100% accelerated vesting depending on the circumstances.

Other Compensation

All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy not to extend significant perquisites to our executives that are not available to all of our employees. We may cover relocation-related expenses for individual employees, including in some cases executive officers, where warranted due to individual circumstances. We have no current plans to make changes to the levels of benefits and perquisites provided to executives.

Compensation and Risk

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on us. Our compensation policies reflect a balanced approach using both quantitative and qualitative assessments of performance without unduly emphasizing any particular performance measure. The annual compensation of our executive officers and other employees consists of base salary, non-equity incentive compensation, and equity awards. Base salaries do not encourage risk taking because their amount is fixed. An executive officer’s annual non-equity incentive compensation payout is 80% based on Company performance criteria (100% in the case of Ron Cohen, M.D., our President and Chief Executive Officer). The Company operates as one unit, and there are no separate business unit incentives. We believe the annual non-equity incentive compensation program appropriately balance risk and our desire to focus employees on annual goals important to our success. Also, our executive officers are paid a significant portion of their compensation in the form of equity awards that align the interests of our officers with the interests of our stockholders, although they did not receive equity awards pursuant to our 2018 annual equity award program for the reasons described above in the Compensation Discussion and Analysis section of this Proxy Statement. These equity awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the value of the Company’s stock. Equity grants vest over a period of several years, or based on achievement of important milestones, so that the eventual value, if any, of this compensation is tied to the long-term performance of our stock.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently determines the compensation levels of our executive officers as described above. No member of our Compensation Committee is or has been one of our officers or employees. Also, none of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer has served as a member of our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater-than-10% stockholders are required to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, received by us during or with respect to the year ended December 31, 2017, all filings applicable to our officers, directors, greater-than-10% stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934 were timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2017, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

The Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of “related party transactions.” “Related party transaction” refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiaries are a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect interest: any director or director nominee, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a general partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party’s benefit is solely due to stock ownership and is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

The Audit Committee is responsible for the review and, as applicable, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party and the extent of the related party’s interest in the transaction.

If the Audit Committee decides not to approve a transaction, the Committee will notify the CEO and President and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the CEO and President and the General Counsel and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee’s decision.

On February 27, 2018, we entered into a cooperation agreement with Scopia Capital Management LP, which owns approximately 18% of our issued and outstanding shares of common stock. The cooperation agreement is described above in the Director Qualifications and Director Nomination Process section of this Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

The Audit Committee is comprised of Messrs. Smith (Chair), Randall and Rauscher, each of whom has been determined independent by the Board. In addition, based upon their background and experience, all of Messrs. Smith, Randall, and Rauscher qualify as audit committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at www.acorda.com, under “Investors—Corporate Governance—Committee Charters.”

Ernst & Young LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2017. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 1301 “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee discussed with Ernst & Young LLP the firm’s independence, and received from Ernst & Young LLP the written disclosures and the letter concerning independence as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Ian Smith (Chair)

Lorin J. Randall

Steven Rauscher

PROPOSAL TWO:

APPROVAL OF AN AMENDMENT TO THE ACORDA THERAPEUTICS, INC. 2015 OMNIBUS INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER

Overview

Our Board is requesting stockholder approval of an amendment to the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”) to increase the number of shares of common stock authorized for issuance under the plan by 3,000,000 shares. The 2015 Plan became effective at our 2015 Annual Meeting of Stockholders and our stockholders approved an amendment to the 2015 Plan at our 2016 Annual Meeting of Stockholders. The proposed amendment to the 2015 Plan will become effective when and if approved by our stockholders at the 2018 Annual Meeting. The 2015 Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Why We are Asking our Stockholders to Approve an Amendment to the 2015 Plan

We believe that equity-based compensation is fundamental to our ability to attract, retain, incentivize and reward highly-qualified, dedicated employees who have the skills and experience required to achieve our business goals. We further believe that a combination of stock options and restricted stock (or restricted stock units) provides a strong link to our long-term performance, creates an ownership culture and generally aligns the interests of our executives and other employees with our stockholders. The 2015 Plan, as approved at our 2015 Annual Meeting of Stockholders and subsequently amended at our 2016 Annual Meeting of Stockholders, has an authorized aggregate limit of 5,100,000 shares.

The current 2015 Plan share limit of 5,100,000 shares was established in 2016 after careful consideration of our compensation objectives and the interests of our stockholders. The Compensation Committee established this limit based on the belief that the 2015 Plan authorization should be limited to our estimated needs through the date of the 2017 Annual Meeting of Stockholders. Accordingly, it had been our expectation that we would seek approval of a further increase in the 2015 Plan share limit at the 2017 Annual Meeting of Stockholders. However, in light of business circumstances in 2017, the Compensation Committee and our Board of Directors made the decision to defer any such proposal to stockholders until a later time. Since then, our Compensation Committee has sought to carefully manage the use of the remaining share reserve in the 2015 Plan. Awards for our 2017 annual equity award program were substantially reduced at all levels as compared to 2016, and there was a further reduction in awards at all levels for the 2018 annual program. Furthermore, as discussed above in the Compensation Discussion and Analysis section of this Proxy Statement, none of our executive officers received equity awards as part of our 2018 annual equity award program.

Despite these efforts to carefully manage the use of the share reserve under the 2015 Plan, the authorized share reserve is almost depleted. Therefore, absent an increase in the authorized share limit, the number of shares currently available under the 2015 Plan would not be sufficient to allow us to continue to provide meaningful and competitive equity compensation to our employees and directors. We believe that our inability to provide meaningful and competitive equity compensation would make it difficult for us to attract and retain highly qualified employees, which could have a material adverse effect on our business.

Based on the foregoing, the Board has approved and recommended that our stockholders approve of an amendment to the 2015 Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 3,000,000 shares. Our Board and Compensation Committee believe that the existing authorized share reserve combined with this additional number of authorized shares is needed to continue providing meaningful and competitive equity incentive compensation at least for the next year. We and our Compensation Committee worked closely with our compensation consultants to determine the amount of the proposed increase. In determining the amount of the proposed increase, we and the Compensation Committee considered, in particular, management estimates of projected future awards, practices within our peer group and our industry generally, our historical equity burn rate, the current overhang associated with outstanding equity awards, and potential dilution to stockholders. The amount of the proposed increase was carefully chosen to balance the needs of the Company against the interests of our stockholders.

Summary of the 2015 Plan

The following is a description of the principal terms of the 2015 Plan, as proposed to be amended. The summary is qualified in its entirety by the full text of the 2015 Plan.

Plan Administration.

The 2015 Plan is administered by either the Compensation Committee or by a similar committee performing the functions of the Compensation Committee and which is comprised solely of at least two outside directors. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan. In 2016, the 2015 Plan was amended to provide that the Compensation Committee may only accelerate the vesting of outstanding awards in the event of a participant’s death or disability or in connection with a Change in Control, subject to the terms of award agreements or employment agreements in effect as of April 29, 2016. The Compensation Committee may delegate the administrative responsibilities of the 2015 Plan and also delegate to the CEO all or portion of its responsibilities to grant awards, subject to a specified set of limitations.

Eligibility and Limitations on Grants

Persons eligible to participate in the 2015 Plan are directors, officers, employees, consultants, advisors and other service providers of the Company and its subsidiaries, as selected from time to time by the Compensation Committee. As of April 25, 2018, approximately 478 directors and employees were eligible to participate in the 2015 Plan.

The maximum aggregate numbers of shares of common stock that may be granted under the 2015 Plan, as proposed to be amended, would be 8,100,000, which is an increase of 3,000,000 shares above the 5,100,000 shares currently authorized under the 2015 Plan (of which 476,272 remained available for issuance as of March 31, 2018). For purposes of calculating the maximum number of shares that may be issued pursuant to all awards under the 2015 Plan: (a) every one share issuable pursuant to the exercise of a stock option or stock appreciation right shall count as one share, and (b) every one share underlying restricted stock, restricted stock units, or other stock-based awards (including each stock-based performance award that is not a stock option or stock appreciation right) shall count as 1.79 shares. In addition, shares of common stock tendered or held back, upon the exercise of a stock option or the settlement of an award, to cover the exercise price or the payment of taxes will not be available for future issuance under the 2015 Plan.

The maximum aggregate number of shares of common stock that may be delivered pursuant to incentive stock options, or “ISOs,” granted under the 2015 Plan, as proposed to be amended, would be 8,100,000.

The 2015 Plan also provides certain limits on the number of shares subject to awards that an individual may receive in any one year. For awards (other than stock options and stock appreciation rights) settled in shares of common stock, the maximum aggregate number of shares of common stock that may be granted to any participant in any fiscal year is 1,676,000. For awards that are settled in cash based on the fair market value of a share of common stock, the maximum aggregate amount of cash that may be paid to any participant in any fiscal year will be the fair market value as of the applicable vesting or payment date multiplied by 1,676,000. For all other awards that are settled in cash or property, the maximum amount payable to any participant in any fiscal year is $5,000,000.

The maximum aggregate number of shares of common stock subject to stock options granted to any participant in any fiscal year under the 2015 Plan is 3,000,000. The maximum aggregate number of shares of common stock subject to stock appreciation rights granted to any participant in any fiscal year under the 2015 Plan is 3,000,000.

Stock Options

Stock options may be granted under the 2015 Plan pursuant to option agreements. The 2015 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or “ISOs,” and options that are not intended to qualify as ISOs, which are commonly referred to as “nonstatutory” or “non-qualified” stock options. ISOs may only be granted to employees of the Company and its subsidiaries. The differing tax treatment of ISOs and non-qualified stock options is discussed below under Material U.S. Federal Income Tax Consequences of Participation in the 2015 Plan.

The exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of an ISO may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases, may not be less than 110% of such fair market value. The 2015 Plan generally prohibits the repricing of outstanding stock options and the exchange of cash or other securities for out-of-the money awards, without prior stockholder approval. The term of stock options granted under the 2015 Plan may not exceed ten years and, in some cases, may not exceed five years.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2015 Plan will be determined by the Compensation Committee and may include payment by certified or bank check. The Compensation Committee may also accept payment in the form of unrestricted common stock already owned by the optionee of the same class of common stock subject to the stock option; provided, however, that in the case of an incentive stock option, the right to make payment in the form of already owned shares of common stock of the same class as the common stock subject to the incentive stock option may be authorized only at the time the incentive stock option is granted.

The Compensation Committee may impose limitations on the transferability of stock options granted under the 2015 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2015 Plan other than by will or the laws of descent and distribution or, subject to approval by the Compensation Committee, to the optionee’s children or family member.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock equivalents. The strike price of each stock appreciation right will be determined by the Compensation Committee, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. The 2015 Plan generally prohibits the repricing of stock appreciation rights or the exchange of cash or other securities for out-of-the-money awards, without prior stockholder approval. The Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, or in a combination of cash and stock at the election of the Compensation Committee. Stock appreciation rights are subject to the same transferability restrictions as stock options.

Performance Awards

The 2015 Plan allows us, but does not require us, to grant performance stock and cash awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. The Tax Cuts and Jobs Act of 2017 eliminated the performance-based compensation exemption to the limitation on deductibility set forth in Section 162(m) of the Code. This change became effective January 1, 2018, but does not apply to compensation paid pursuant to a written binding contract which was in effect on November 2, 2017.

A performance award is an award the vesting of which is contingent upon the achievement of certain performance goals over a specified period of time. A performance award is not permitted to have a time period greater than five years. The Compensation Committee may condition the performance award upon the continued service of the participant and the provisions of performance awards need not be the same with respect to each participant. The Compensation Committee shall determine the number of performance shares or units that have been earned at the end of a performance cycle. Performance awards are payable in shares of our common stock or cash, at the election of the Compensation Committee.

Other Awards

The Compensation Committee may award restricted stock and restricted stock units to eligible individuals. The Compensation Committee shall determine the duration of the restrictions, and any other terms and conditions of an award of restricted stock or restricted stock units. The Compensation Committee is also permitted to grant other awards of our common stock or awards that are valued in whole or in part by reference to, or are otherwise based upon, common stock, including, without limitation, dividend equivalents. In addition, the Compensation Committee is permitted to grant cash incentive awards under the 2015 Plan.

Change in Control Provisions

Under the 2015 Plan, in the case of a Change in Control (as defined in the 2015 Plan), unless provided otherwise provided by the Compensation Committee:

•

All outstanding stock options and stock appreciation rights, as determined by the Compensation Committee, will (a) immediately become fully vested and exercisable; (b) be cancelled in exchange for substitute stock options issues by the successor; or (c) be cancelled in exchange for cash and/or other substitute consideration.

•

All outstanding performance awards, if not assumed or substituted for awards issued by the successor that are comparable (as determined by the Compensation Committee), will be considered earned and payable in full at the target performance goal level.

•

All other stock based and cash awards, if not assumed or substituted for awards issued by the successor that are comparable (as determined by the Compensation Committee), will be fully vested and settled in cash as promptly as practicable (subject to delays required for tax compliance).

Clawback of Awards

Any award made to an executive officer under the 2015 Plan is subject to our clawback policy. Pursuant to this policy, among other things, the Compensation Committee may require an executive officer to forfeit an award, repay a portion of an award or otherwise make payments under certain circumstances involving misconduct by such executive officer.

Tax Withholding

Participants in the 2015 Plan are responsible for the payment of any federal, state, local, or foreign taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Unless otherwise determined, withholding obligations may be settled with common stock, including common stock that is part of the award that gives rise to the withholding requirement.

Amendments and Termination

The Board may amend, alter, or discontinue the 2015 Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a recipient under an award without such recipient’s consent. We will obtain stockholder approval of any amendment to the 2015 Plan as required by applicable law and listing requirements.

Material U.S. Federal Income Tax Consequences of Participation in the 2015 Plan

The following is a brief summary of the material U.S. Federal income tax consequences associated with awards under the 2015 Plan, based on current U.S. Federal income tax laws and Treasury regulations promulgated thereunder, all as in effect or existence as of the date of this Proxy Statement. We have not sought, nor do we intend to seek, any ruling from the U.S. Internal Revenue Service with respect to the statements made in this section. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences. Moreover, the tax effects of participation in the 2015 Plan may vary depending on the facts and circumstances pertaining to each participant. Each participant who receives an award under the 2015 Plan should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

Unrestricted Stock. Generally, a participant receiving an award of unrestricted stock will recognize taxable income at the time unrestricted stock is granted. The taxable income will equal the excess of the fair market value of the unrestricted stock on the grant date over any amount the participant pays for the unrestricted stock. The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with an award of unrestricted stock.

Restricted Stock. The grant of restricted stock generally does not result in taxable income to a participant or a tax deduction for the Company. At the time the restrictions expire, however, a participant will realize ordinary taxable income in an amount equal to the fair market value of the stock on the date the restrictions expire. However, a participant may instead elect to include the value of the stock in income at the time of grant by making a “section 83(b) election.” If the participant later forfeits the restricted stock, the participant will not be able to deduct the amount previously recognized as income (although he or she might be able to claim a capital loss equal to any amount actually paid for the shares). The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income a participant recognizes in connection with an award of restricted stock. The deduction generally will be allowed for the taxable year in which the participant recognizes such ordinary income. In addition, during or after the restriction period (depending on whether the dividends are paid to the individuals or accumulated), a participant will be taxed on the dividends paid with respect to restricted stock as compensation, and the Company will be entitled to a corresponding deduction in the year the dividends were paid. However, if a participant makes a section 83(b) election to be taxed on the value of a restricted stock award granted when the award is granted, dividends paid with respect to the award will be taxed as dividends and will not be deductible by the Company.

Incentive Stock Options. ISOs are intended to meet the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The grant of an ISO does not result in taxable income to the participant or a tax deduction for the Company. The exercise of an ISO will not result in ordinary taxable income to the participant (although the difference between the exercise price and the fair market value of the common stock subject to the ISO may result in alternative minimum tax liability to the participant) and the Company will not be allowed a deduction at any time in connection with such award, if the following conditions are met:

•	at all times during the period beginning with the date of grant and ending on the day three months before the date of exercise, the participant is an employee of the Company or an affiliate; and
•	the participant makes no disposition of stock within two years from the date of grant or within one year after the stock is transferred to the participant.

The three-month period is extended to one year in the event of disability and is waived in the event of death of the participant. If the stock is sold by the participant after meeting these conditions, any gain realized over the exercise price ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

If the participant fails to comply with the employment or holding period requirements discussed above, the participant will recognize ordinary taxable income in an amount equal to the lesser of:

•	the excess of the fair market value of the common stock subject to the ISO on the date of exercise over the exercise price; or
•

if the employment period (but not the holding period) described above is satisfied and if the disposition occurs in an arm’s length sale or exchange with an unrelated party, the excess of the amount realized upon such disposition over the exercise price.

If the participant realizes ordinary taxable income on account of such a disqualifying disposition (described above), a corresponding deduction will be allowed to us for the same year.

If a participant pays the exercise price for an ISO with common stock already owned and the participant receives back a larger number of shares, a number of shares of common stock equal to the number of shares used to pay the exercise price will have a tax basis equal to that of the stock originally used to pay the exercise price. The additional newly acquired shares of common stock will have a tax basis of zero. The ISO holding period for the newly acquired common stock will begin on the exercise date. The tax on disposition will be as described above. If the participant uses shares obtained on exercise of an ISO before the end of the incentive stock option holding period for those shares, the participant will be taxed on those shares as though he or she had sold those shares at that time.

Nonqualified Stock Options. Non-qualified options are options that are not intended to meet the requirements of Section 422 of the Code. Generally, the grant of a nonqualified stock option does not result in taxable income to the participant or a tax deduction for us. Upon exercise of a nonqualified stock option, the participant will generally realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock subject to the stock option on the date of exercise, and the Company will be entitled to a corresponding deduction for the same year. The participant’s basis in such shares will be the fair market value on the date income is realized, and when the participant disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

If a participant who exercises a nonqualified stock option pays the exercise price by tendering common stock and receives a larger number of shares back, the participant will realize taxable income in an amount equal to the fair market value of the additional common stock received on the date of exercise, less any cash paid in addition to the shares tendered. Upon a subsequent sale of the common stock, the number of shares equal to the number delivered as payment of the exercise price will have a tax-basis equal to that of the shares originally tendered. The additional newly acquired common stock obtained upon exercise of the nonqualified stock option will have a tax basis equal to the fair market value of such common stock on the date of exercise.

Stock Appreciation Rights. Generally, the grant of a stock appreciation right does not result in taxable income to the participant or a tax deduction for us. Upon exercise of a stock appreciation right, the participant will generally realize ordinary taxable income in an amount equal to the excess of the fair market value of the common stock on the date the stock appreciation right is exercised over the exercise price of the stock appreciation right, and the Company will be entitled to a corresponding deduction for the same year.

Performance Shares and Performance Units. The grant of a performance share or performance unit does not result in taxable income to the participant or a tax deduction for the Company. Upon the expiration of the applicable performance period and receipt of the common stock distributed in payment of the award or an equivalent amount of cash, the participant will realize ordinary taxable income equal to the full fair market value of the common stock delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.

Dividend Equivalents. Dividend equivalents generally are taxed as compensation when they are paid to the participant, and the Company receives a corresponding deduction for the same year. If a participant elects to be taxed on the value of a restricted stock award when the award is granted, dividend equivalents paid with respect to the award will be taxed as dividends and will not be deductible by us.

Restricted Stock Units. A recipient of a restricted stock unit award realizes ordinary income when the award is settled in shares or cash. The ordinary income realized on the payment date equals the full fair market value of the common stock or other property delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.

Other Cash Incentive Awards. A recipient of a cash incentive award realizes ordinary income when the award is paid in cash. The ordinary income realized equals the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction for the same year equal to the compensation taxable to the participant.

Section 409A. Section 409A of the Code applies to amounts that are considered “non-qualified deferred compensation.” If a deferred compensation arrangement, including certain awards that may be issued under the 2015 Plan, does not meet the requirements of Section 409A of the Code, the timing of taxation for these amounts could be accelerated (meaning these amounts could become immediately taxable). Also, an additional 20% income tax, as well as penalties and interest, could be imposed upon the applicable participants in the 2015 Plan. Although the Compensation Committee intends to administer the 2015 Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the 2015 Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law.

Parachute Payments. In the event any payments or rights accruing to a participant upon a change in control (as described under “Change in Control Provisions” above), including any payments or vesting under the 2015 Plan triggered by a change in control, constitute “parachute payments” under Section 280G of the Code, depending upon the amount of such payments and the other income of the participant, the participant may be subject to an excise tax (in addition to ordinary income tax), and the Company may be disallowed a deduction for the amount of the actual payment.

Application of Section 162(m) of the Code

Section 162(m) of the Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to each of our “covered employees.” Prior to the effective date of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), covered employees under Section 162(m) of the Code generally consisted of our CEO and each of our three other most highly-compensated executive officers other than our CEO and CFO. Effective as of January 1, 2018, the 2017 Tax Act expanded the definition of “covered employee” to include anyone who was our CEO or CFO at any time during the year, as well as our three other most highly-compensated executive officers during the year. The expanded definition also provides that any individual who becomes a covered employee after December 31, 2016 will always be treated as a covered employee, even after termination of employment. In addition, the 2017 Tax Act eliminated the performance-based compensation exemption to the limitation on deductibility set forth in Section 162(m) of the Code. The changes to Section 162(m) of the Code by the 2017 Tax Act became effective January 1, 2018 but do not apply to compensation paid pursuant to a written binding contract which was in effect on November 2, 2017.

Prior to the effective date of the 2017 Tax Act, if an award qualifies as “performance-based compensation” it is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. Both stock options and stock appreciation rights granted under the 2015 Plan may qualify as “performance-based compensation.”

A performance award (other than a stock option or stock appreciation right) qualifies as “performance-based compensation” if, among other requirements, the payment of the award is contingent upon the achievement, as determined by the Compensation Committee, of the one or more performance goals established by the Compensation Committee at the inception of the performance period and based on the performance criteria specified in the 2015 Plan.

Prior approval by stockholders of the 2015 Plan constituted approval of the following performance criteria listed in the 2015 Plan: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; income (including operating income or income before consideration of certain factors, such as overhead); pre- or after-tax income; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; market capitalization; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; profitability; market share; reduction in costs; increases in collection of outstanding accounts or reductions in non-performing debts; sales; gross profits; net profits; drug discovery or development milestones; regulatory achievements; clinical achievements (including initiating or completing phases of clinical studies); completion of corporate transactions (including mergers or acquisitions); successful litigation outcomes; and/or development and/or acquisition of intellectual property.

Performance goals established using the foregoing criteria may be applied on a corporate-wide basis or with respect to one or more business units, divisions, or subsidiaries. Measurement of performance against goals may exclude impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes.

Due to the 2017 Tax Act’s elimination of the performance-based compensation exemption to the limitation on deductibility set forth in Section 162(m) of the Code, future awards granted to our covered employees under the 2015 Plan may not be fully deductible.

New Plan Benefits

The Compensation Committee has not made any determinations with respect to future awards to be made under the 2015 Plan to any individual Named Executive Officer, the current executive officers as a group or any other employees (including non-executive officers) as a group. For a discussion of our equity grant practices to our Named Executive Officers in 2017, please refer to the discussion under the heading Equity Awards in the Compensation Discussion and Analysis section of this Proxy Statement and the Grants of Plan-Based Awards table in the Executive Compensation section of this Proxy Statement. The aggregate number of shares underlying awards granted in 2017 under the 2015 Plan to (i) our Named Executive Officers as a group was 327,800, (ii) our executive officers as a group was 449,980, and (iii) our non-executive employees as a group was 1,632,722.

As described under Board and Committee Fees above, under our director compensation policy, each non-employee director nominee who will continue to serve as a member of the Board following the 2018 Annual Meeting will be granted a stock option to purchase 15,000 shares of common stock on the date of the Annual Meeting. These options will be granted under the 2015 Plan. The following table discloses the amounts to be received pursuant to these grants, which are the only future awards to be made under the 2015 Plan that are determinable at this time:

Name and Position	Number of Units
Non-Executive Director Group	120,000 shares Common Stock

On April 25, 2018, the closing price of the common stock, as reported by Nasdaq, was $22.90 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

Information concerning securities authorized for issuance under equity compensation plans is set forth in the Additional Information section of this Proxy Statement under the heading Securities Authorized for Issuance Under Equity Compensation Plans.

Required Vote

Under our bylaws and the Code, approval of the amendment to the 2015 Plan will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the 2018 Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE:

RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of Ernst & Young LLP

The Audit Committee appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2018. The affirmative vote of a majority of the shares present in person or by proxy and voting at the 2018 Annual Meeting is required to ratify the selection of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young LLP are expected to be present at the 2018 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL THREE.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Ernst & Young LLP for 2017 and 2016 in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2017	2016
Audit Fees (1)	$2,120,985	$1,795,000
Audit-Related Fees (2)	—	65,000
Tax Fees (3)	295,437	398,235
All other fees (4)	1,995	2,000
Total Fees for Services Provided	$2,418,417	$2,260,235

(1)

Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings.

(2)	Audit-related services principally include fees for audit and attest services that are not required by statute or regulation.
(3)	Includes fees for tax services, including tax compliance, tax advice and tax planning.
(4)	Subscription fees for an online accounting and auditing research tool.

Pre-approval Policies and Procedures

Our Audit Committee Charter provides that the Audit Committee must pre-approve all services provided to the Company by the independent auditor in accordance with the Company’s pre-approval policy established by the Committee. All of the fees in the above table were approved by the Audit Committee.

The Company’s pre-approval policy requires that the Audit Committee pre-approve all audit, audit-related and non-audit services performed by our independent auditor, subject to limited exceptions. Under the policy, the annual audit engagement and the fees to be paid therefore must be specifically pre-approved. Certain other specified audit services, which are those services that only the auditor can reasonably provide, are pre-approved under the policy. All other audit services must be pre-approved by the Audit Committee.

Under the policy, audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the auditor. Certain specified audit-related services are pre-approved under the policy, because the Audit Committee believes that the provision of these audit-related services does not impair the independence of the auditor. All other audit-related services must be pre-approved by the Audit Committee.

The policy also allows the Audit Committee to grant general pre-approvals for non-audit services that it believes are routine and recurring services that would not impair the independence of the Auditor. Certain specified tax services are deemed to be approved under the policy, and the policy also lists certain prohibited non-audit services.

Certain non-audit services are exempt from the pre-approval requirements of the policy. The exemption applies if these services (a) do not exceed, in the aggregate, 5% of the fees paid to the auditor in any fiscal year, (b) were not recognized as non-audit services at the time of the engagement, and (c) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

PROPOSAL FOUR:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking you to vote, in an advisory (non-binding) manner, to approve the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables set forth earlier in this Proxy Statement. We hold these so-called “say-on-pay” votes annually pursuant to Rule 14a-21 under Section 14A of the Securities Exchange Act of 1934, as amended.

Before you vote on this proposal, we urge you to read the Compensation Discussion and Analysis and the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth earlier in this Proxy Statement. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that is designed to tie annual and long-term compensation to the achievement of established goals and to align executives’ incentives with the creation of value for our stockholders. Our compensation program is also designed to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We believe our compensation philosophy and objectives support our business strategy and align the interests of our executives and our stockholders. We also believe that our compensation program does not encourage excessive risk-taking by management.

For these reasons, the Board is asking stockholders to support this proposal. This is an advisory vote and the results will not be binding. However, we, our Board, and the Compensation Committee value the views of our stockholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Executive Officers and on our executive compensation principles, policies, and procedures.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL FOUR.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2018 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2018 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued under our 2006 Employee Incentive Plan, our 2015 Omnibus Incentive Compensation Plan, and our 2016 Inducement Plan. Information in the table is as of December 31, 2017.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (3) (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	9,397,146	(1)	$29.46	754,853	(2)
Equity compensation plans not approved by stockholders (4)	127,562		28.70	0
Total	9,524,708		$29.45	754,853

(1)

This number includes 5,870,938 shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2006 Employee Incentive Plan, 2,931,355 shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2015 Omnibus Incentive Compensation Plan, and 594,853 shares of our Common Stock that were issuable as of the date of the table upon the vesting and settlement of restricted stock units outstanding under our 2015 Omnibus Incentive Compensation Plan. We note that of the 2,931,355 shares of Common Stock reported in the table as underlying stock options issued under our 2015 Omnibus Incentive Compensation Plan, and of the 594,853 shares of Common Stock reported in the table as underlying restricted stock units issued under our 2015 Omnibus Incentive Compensation Plan, 83,875 and 97,602 of these shares of Common Stock related to performance-based stock options and performance-based restricted stock units, respectively, that were terminated by our Compensation Committee in March 2018. Although these awards were outstanding on December 31, 2017, vesting of these awards was based on achievement of performance milestones associated with our tozadenant development program that became impossible to achieve after we terminated the development program in November 2017.

(2)	These shares were available for issuance as of the date of the table under our 2015 Omnibus Incentive Compensation Plan.
(3)

The weighted-average exercise prices disclosed in this column do not take into account the restricted stock unit awards that are reflected in column (a) and described in footnote (1) to column (a). Restricted stock unit awards vest and settle into shares of Company common stock if and when specified conditions are achieved without the payment of any exercise price by the recipient of such awards.

(4)

These are shares of our Common Stock that were issuable as of the date of the table upon the exercise of stock options outstanding under our 2016 Inducement Plan. These stock options were issued to individuals previously employed by Biotie Therapies and its subsidiaries in connection with our 2016 acquisition of Biotie. Awards may be granted under the 2016 Inducement Plan only to a person who either (a) has never been an employee or director of the Company, or (b) has a bona fide period of non-employment with the Company, and the award must be an inducement material to the individual entering employment with the Company. The Compensation

Committee of our Board of Directors could but has not as of the date of this Proxy Statement authorized the issuance of any additional equity awards under this plan.

Householding

The Securities and Exchange Commission’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, annual reports and notices of annual meeting and internet availability with respect to two or more stockholders sharing the same address by delivering a single set of these materials addressed to those stockholders.

Stockholders residing in the same household who hold their shares through a broker may receive only one Notice of Annual Meeting and Internet Availability (or Proxy Statement, for those who receive a printed copy of the Proxy Statement) in accordance with a notice sent earlier by their broker. This practice of sending only one copy of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your broker from one or more of the stockholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker. If you would like to receive a separate copy of this year’s Proxy Statement, Annual Report, or Notice of Annual Meeting and Internet Availability, please contact our communications department at 420 Saw Mill River Road, Ardsley, New York 10502, telephone number (914) 347-4300, and we will promptly deliver the requested materials.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

Pursuant to Securities and Exchange Commission Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2019 Annual Meeting of Stockholders, by submitting their proposals to us no later than January 1, 2019. This deadline is determined under Rule 14a-8 and represents the 120th day prior to the anniversary of the date we intend to commence distribution of this Proxy Statement to shareholders. Any proposal so submitted must comply with the rules and eligibility requirements of the Securities and Exchange Commission.

If you want to nominate a director or make a proposal for consideration at next year’s annual meeting without having the proposal included in our proxy materials, you must comply with the current advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, a stockholder may nominate a director or submit a proposal for consideration at an annual meeting by giving timely notice to Acorda Therapeutics. To be timely, that notice must contain information specified in our Bylaws and be received by us at our principal executive office at 420 Saw Mill River Road, Ardsley, NY 10502, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made. Therefore, we must receive your nomination or proposal no sooner than February 27, 2019 and no later than March 29, 2019, unless the date of the 2019 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2018 Annual Meeting.

Under our Bylaws and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an annual meeting of stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of the nomination or item of business and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, notice of a director nomination or item of business must include the content required by Sections 1.10(b) and 1.11(b), respectively, of our Bylaws.

We will have discretionary authority to vote on any stockholder proposals presented at our 2019 Annual Meeting of Stockholders that do not comply with the notice and other requirements as described above.

The chairman of our annual meetings has the power to determine whether a nomination or other business is properly brought before an annual meeting. The chairman of such meetings may refuse to allow the nomination of any person or the transaction of any business not in compliance with the requirements described above.

Annual Report

A copy of our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the year ended December 31, 2017, is enclosed or being made available with this Proxy Statement. We filed our Annual Report on Form 10-K with the SEC on March 1, 2018. We filed Amendment No. 1 on Form 10-K/A with the SEC on March 9, 2018. Stockholders may obtain a copy of our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, including the financial statements, without charge, by writing to our communications department at our principal executive office located at 420 Saw Mill River Road, Ardsley, New York 10502. Our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com. We will also furnish any exhibit to our Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, if specifically requested.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors and officers and other employees and that is intended to meet the definition of “code of ethics” as set forth in the Item 406 of SEC’s Regulation S-K. Any waiver of our Code of Ethics for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. To the extent required by applicable law, we will promptly disclose to our stockholders any amendments to or waivers from our Code of Ethics granted to any of our executive officers, senior financial officers or directors. We intend to satisfy SEC disclosure requirements regarding amendments to or waivers from the Code of Ethics by posting the required disclosures on our website. Our Code of Ethics, and any such disclosures of amendments or waivers, can be accessed on our website at www.acorda.com.

Please submit your proxy whether or not you plan to attend the 2018 Annual Meeting.

By the Order of the Board of Directors,

Jane Wasman President, International, General Counsel and Corporate Secretary

APPENDIX A

ACORDA THERAPEUTICS, INC.

2015 Omnibus Incentive Compensation Plan

As proposed to be amended

Section 1.	Purpose

The purpose of the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan”) is to provide an additional incentive to directors, officers, employees, consultants, advisors and other service providers of Acorda Therapeutics, Inc. (the “Company”) and its subsidiaries, to aid in attracting and retaining directors, officers, employees, consultants, advisors and other service providers of outstanding ability, and to align their interests with those of stockholders.  This Plan is intended to replace the Acorda Therapeutics, Inc. 2006 Employee Incentive Plan (the “2006 Plan”).  The 2006 Plan shall be terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company’s stockholders, except that any awards granted under the Prior Plan shall remain in effect pursuant to their terms.

Section 2.	Definitions

For purposes of the Plan, capitalized terms have the meaning provided below or, if not provided below, as provided elsewhere in the Plan:

“Award” means an award that is granted under the Plan as described in Section 5.

“Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Awards are to be earned.

“Board” means the Board of Directors of the Company.

“Change in Control” have the meanings set forth in Section 10.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Committee referred to in Section 3.

“Common Stock” means common stock, par value $0.001 per share, of the Company.

“Company” means Acorda Therapeutics, Inc., a Delaware corporation.

“Covered Employee” means a participant designated by the Committee prior to the grant of Performance Awards who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which Performance Awards are expected to be taxable to such participant.

“Effective Time” has the meaning provided in Section 15(a).

“Eligible Individuals” means directors, officers, employees, consultants, advisors and other service providers  of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Exercise Price” means (a) in the case of Stock Options, the price specified in the applicable Award agreement as the price-per-share at which shares of Common Stock may be purchased pursuant to such Stock Option or (b) in the case of Stock Appreciation Rights, the price specified in the applicable Award agreement as the reference price-per-share used to calculate the amount payable to the participant.

“Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price for a share of Common Stock during normal business hours on the Nasdaq Stock Market or such other national securities market or exchange as may at the time be the principal market for the Common Stock, on such given date or, if the given date is not a trading date, the immediately preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

“Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Outside Director” means a director who qualifies as an “independent director” within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market, as an “outside director” within the meaning of Section 162(m) of the Code, and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

“Performance Awards” means Awards granted under Section 8.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Performance Awards. In the case of Qualified Performance-Based Awards, such goals shall established by the Committee within the time period prescribed by Section 162(m) of the Code based on the attainment of specified levels of one or more of the following measures:  (i) revenue growth; (ii) earnings before interest, taxes, depreciation, and amortization; (iii) earnings before interest and taxes; (iv) income (including operating income or income before consideration of certain factors, such as overhead); (v) pre- or after-tax income; (vi) earnings per share; (vii) cash flow; (viii) cash flow per share; (ix) return on equity; (x) return on invested capital; (xi) return on assets; (xii) economic value added (or an equivalent metric); (xiii) share price performance; (xiv) total shareholder return; (xv) market capitalization; (xvi) improvement in or attainment of expense levels; (xvii) improvement in or attainment of working capital levels; (xviii) profitability; (xix) market share; (xx) reduction in costs; (xxi) increases in collection of outstanding accounts or reductions in non-performing debts; (xxii) sales; (xxiii) gross profits; (xxiv) net profits; (xxv) drug discovery or development milestones; (xxvi) regulatory achievements; (xxvii) clinical achievements (including initiating or completing phases of clinical studies); (xxviii) completion of corporate transactions (including mergers or acquisitions); (xxix) successful litigation outcomes; and/or (xxx) development and/or acquisition of intellectual property. Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or subsidiaries. Measurement of performance against goals may exclude impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, notes to the financial statements, or management’s discussion and analysis within the Company’s annual report on Form 10-K.

“Plan” means the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan, as set forth herein and as hereinafter amended from time to time.

“Prior Plan” means the Acorda Therapeutics, Inc. 1999 Employee Stock Option Plan or the Acorda Therapeutics, Inc. 2006 Employee Incentive Plan.

“Qualified Performance-Based Award” means a Performance Award designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee and (ii) the Committee wishes such Performance Award to qualify for the Section 162(m) Exemption.

“Restricted Stock” means shares of Common Stock issued under the Plan subject to restrictions determined by the Committee.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver shares of Common Stock, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Committee.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

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“Stock Appreciation Right” means an Award granted under Section 7.

“Stock Option” means an Award granted under Section 6.

“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Ten-Percent Holder” means an employee who, at the time of the grant of an Award, owns stock representing more than 10% of the voting power of the Company or a Subsidiary (as determined under Section 422(b)(6) of the Code).

Section 3.	Administration

The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed solely of Outside Directors numbering no fewer than two (2) and shall be appointed by and serve at the pleasure of the Board.  The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

Among other things, the Committee shall have the authority, subject to the terms of the Plan to:

(a)select the Eligible Individuals to whom Awards may from time to time be granted;

(b)	determine whether and to what extent Awards are to be granted hereunder;

(c)	determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)

determine the terms and conditions of any Award granted hereunder, including, but not limited to, the Exercise Price (subject to Section 6(b)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary);

(e)

modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not (i) adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith or (ii) accelerate the vesting of any Award except in the case of the Eligible Individual’s death or disability or in connection with a Change in Control (except pursuant to the terms of award agreements or employment agreements as in effect on April 29, 2016);

(f)	determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g)	determine under what circumstances an Award may be settled in cash or Common Stock.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) delegate administrative responsibilities with respect to the Plan, and (ii) delegate to the Chief Executive Officer of the Company (the “CEO”) all or any portion of its responsibilities to grant Awards; provided, however, that no delegation may be made by the Committee that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, further, that the Committee may not delegate to the CEO the authority to grant Awards to executive officers of the Company.  Any allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

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Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

Section 4.	Common Stock Subject to Plan

(a)Shares Available.  Shares of Common Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.  The number of shares of Common Stock and cash available under the Plan are described in this Section 4, subject to adjustment as provided in Section 4(c).

(i)The maximum aggregate number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan shall be equal to 8.1 million.  For the purposes of calculating the maximum number of shares that may be issued pursuant to all Awards: (i) every one share issuable pursuant to the exercise of an Stock Option or Stock Appreciation Right shall count as one share; and (ii) every one share underlying Restricted Stock, Restricted Stock Units, or other stock-based Awards shall count as 1.79 shares.

(ii)The maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 8.1 million.

(iii)If, after the effective date of the Plan, any Award (A) is forfeited or otherwise expires, terminates or is canceled without the delivery of all shares of Common Stock subject thereto or (B) is settled other than by the delivery of shares of Common Stock (including cash settlement), then, in the case of clauses (A) and (B), the number of shares of Common Stock subject to such Award that were not issued shall again become available to be delivered pursuant to Awards under the Plan.  For purposes of determining the number of shares of Common Stock that may be delivered pursuant to Awards under the preceding sentence, the term “Award” includes an award granted under the Prior Plan.  Shares of Common Stock tendered or held back upon the exercise of a Stock Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon net exercise of a Stock Option or Stock Appreciation Right, the gross number of shares exercised shall be deducted from the total number of shares of Common Stock remaining available for issuance under the Plan.

(b)Individual Award Limits.  Subject to adjustment as provided in Section 4(c), the following limits apply:

(i)in the case of Awards (other than Stock Options and Stock Appreciation Rights) that are settled in shares of Common Stock, the maximum aggregate number of shares of Common Stock with respect to which Awards may be granted under the Plan to any participant in any fiscal year of the Company shall be 1.676 million;

(ii)the maximum aggregate number of Shares subject to Stock Options granted in any one fiscal year to any participant shall be 3.0 million;

(iii)the maximum aggregate number of shares of Common Stock subject to Stock Appreciation Rights granted in any one fiscal year to any participant shall be 3.0 million;

(iv)in the case of Awards that are settled in cash based on the Fair Market Value of a share of Common Stock, the maximum aggregate amount of cash that may be paid pursuant to Awards granted under the Plan to any Eligible Individual in any fiscal year of the Company shall be equal to the per share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of shares of Common Stock described in clause  4(b)(i); and

(v)in the case of all Awards other than those described in clause (iv), the maximum aggregate amount of cash and other property (valued at its fair market value) other than shares of Common Stock that may be paid or delivered pursuant to Awards under the Plan to any Eligible Individual in any fiscal year of the Company shall be $5 million.

(c)Adjustment Provision. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, reverse stock split or a corporate

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transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the maximum limitations of shares underlying Awards to be granted to any participant, in the number, kind and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

Section 5.	Eligibility; Types of Awards

(a)Eligibility for Awards.  Awards may be granted under the Plan to Eligible Individuals, as determined in the sole discretion of the Committee.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

(b)Types of Awards.  Awards may be made under the Plan in the form of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Awards, (iv) Restricted Stock, (v) Restricted Stock Units, or (vi) other stock-based awards or cash incentives that the Committee determines are consistent with the purpose of the Plan and the interests of the Company.  Awards may be granted in tandem with other Awards.

Section 6.	Stock Options

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any Eligible Individual Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Nonqualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee (or such person or entity designated by the Committee in accordance with the Plan) selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option and specifies the material terms and provisions of such Stock Option, or such other date specified by the Committee as the date of grant.  The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be delivered by the Company to the participant.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)Option Term. The Committee shall determine the stated term of each Stock Option granted under this Plan. No Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted (or, with respect to Incentive Stock Options granted to a Ten-Percent Holder, five years after the date the Stock Option is granted).

(b)Exercise Price. The Committee shall determine the Exercise Price per share of Common Stock subject to Stock Options granted under this Plan. The Exercise Price per share of Common Stock subject to a Stock Option shall not be less than the Fair Market Value of Common Stock on the date of grant, except that, with respect to Incentive Stock Options granted to a Ten-Percent Holder, the Exercise Price shall not be less than 110% of the Fair Market Value on the date of grant.  Except for adjustments pursuant to Section 4(c), in no event may (i) any Stock Option granted under this Plan be amended to decrease the Exercise Price thereof, cancelled in conjunction with the grant of any new Stock Option with a lower Exercise Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation, or action is approved by a vote of the Company’s stockholders (or, in connection with a substitution of the Stock Option in connection with a corporate transaction, to the extent consistent with

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Section 409A or Section 422 of the Code, as applicable), or (ii) any Stock Option with an exercise price above the current stock price be exchanged for cash or other securities.

(c)Exercisability.  Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(d)Method of Exercise.  Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during their stated term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

To the extent permitted by applicable law, if approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company and irrevocable instructions to a broker to deliver promptly to the Company (on such terms as determined by the Committee) the amount of sale proceeds necessary to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes.  The Committee, in its discretion, may determine the timing of such sale. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Common Stock shall be delivered until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested by the Company, has given the representation described in Section 14(a).

(e)Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee’s children or family member, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee.

Section 7.	Stock Appreciation Rights

(a)Type. Stock Appreciation Rights may be granted alone (“Freestanding Stock Appreciation Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Tandem Stock Appreciation Rights”).

(b)Term.  The Committee shall determine the stated term of each Stock Appreciation Right granted under this Plan.  No Stock Appreciation Right shall be exercisable more than 10 years after the date of grant.

(c)Exercise Price.  Unless provided otherwise by the Committee, the Exercise Price per share of Common Stock subject to a Stock Appreciation Right shall be the Fair Market Value of the Common Stock on the date of grant.  Except for adjustments pursuant to Section 4(c), in no event may (i) any Stock Appreciation Right granted under this Plan be amended to decrease the Exercise Price thereof, cancelled in conjunction with the grant of any new Stock Appreciation Right with a lower Exercise Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, unless such amendment, cancellation or action is approved by a vote of the Company’s stockholders (or, in connection with a substitution of the Stock Option in connection with a corporate transaction,

6

to the extent consistent with Section 409A or Section 422 of the Code, as applicable), or (ii) any Stock Appreciation Right with an exercise price above the current stock price be exchanged for cash or other securities.

(d)Exercisability.  Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(e)Settlement.  Upon the exercise of a Stock Appreciation Right, a participant shall be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, in value equal to (A) the excess of the Fair Market Value of one share of Common Stock over the applicable Exercise Price, multiplied by (B) the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)Nontransferability.  No Stock Appreciation Right shall be transferable by a participant other than by will or by the laws of descent and distribution or as otherwise expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to such participant’s children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the participant, the guardian or legal representative of the participant, or any person to whom such Stock Appreciation Right is transferred pursuant to this paragraph, it being understood that the terms “holder” and “participant” include such guardian, legal representative and other transferee.

Section 8.	Performance Awards

(a)Administration. The Committee may grant a Performance Award, which shall be an Award that is subject to performance criteria as set forth in this Section. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan.  The Committee shall also determine whether each Performance Award shall be denominated as (i) a performance-based stock Award (a “Performance Share”), or (ii) a performance-based cash Award (a “Performance Unit”).  The Committee shall determine the Eligible Individuals to whom and the time or times at which Performance Awards shall be awarded, the number of shares and/or units to be awarded to any Eligible Individual, the duration of the Award Cycle, and any other terms and conditions of the Award, in addition to those contained in subsection (b).  However, no Award Cycle shall exceed five years in duration.

(b)Terms and Conditions. Performance Awards shall be subject to the following terms and conditions:

(i)Performance-Based Awards. The Committee may, prior to or at the time of the grant, designate Performance Awards as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals (and, in addition, any other performance criteria). If the Committee does not designate Performance Awards as Qualified Performance-Based Awards, it may condition the settlement thereof upon the attainment of Performance Goals and/or other performance criteria. Regardless of whether Performance Awards are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each participant. Subject to the provisions of the Plan and the Performance Award agreement referred to in Section 8(b)(iv), Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle.

(ii)Deferral.  The Committee may from time to time establish procedures pursuant to which a participant may elect to further defer receipt of cash or shares in settlement of Performance Awards for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee.  Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Performance Awards in question.

(iii)Settlement.  At the expiration of the Award Cycle, the Committee shall evaluate the Company’s performance in light of any Performance Goals for such Performance Award, and shall determine the number of Performance Shares or Performance Units, as applicable, granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) if the Performance Awards are Performance Shares, (1) a number of shares of Common Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (2) cash equal to the product of (x) the Fair Market Value as of the date of settlement multiplied by (y)

7

such number of Performance Shares determined to have been earned, as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(ii)), or (B) if the Performance Awards are Performance Units, (1) cash equal to the amount earned under the Performance Units (the “Cash Payment”), or (2) a number of shares of Common Stock equal to (x) the Cash Payment divided by (y) the Fair Market Value as of the date of settlement (with any resulting fractional shares distributed in the form of cash), as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(ii)).

(iv)Performance Award Agreement.  Each Award shall be confirmed by, and be subject to, the terms of a Performance Award agreement.

Section 9.	Other Awards

(a)Restricted Stock and Restricted Stock Units.  Restricted Stock and Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Restricted Stock and Restricted Stock Units shall be awarded, the number of shares or units to be awarded to any Eligible Individual, the duration of the restrictions, and any other terms and conditions of the Award.

(b)Other Stock-Based Awards.  The Committee, in its discretion and subject to the provisions of the Plan, may grant other Awards of Common Stock or that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, dividend equivalents, which may be granted either alone or in conjunction with other Awards granted under the Plan.

(c)Other Cash Incentive Awards.  The Committee, in its discretion and subject to the provisions of the Plan, may grant other cash incentive awards.

Section 10.	Change in Control Provisions

(a)Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, unless provided otherwise by the Committee, in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred shall, as determined by the Committee, either:  (A) immediately become fully exercisable and vested to the full extent of the original grant; (B) be cancelled in exchange for substitute stock options issued by the successor (or an affiliate) in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Nonqualified Stock Option, and Treas. Reg. §1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option; or (C) be cancelled in exchange for cash and/or other substitute consideration with respect to each share of Common Stock subject to the Award as of the transaction date equal in value to the excess of (I) the value, as determined by the Committee in its discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of the transaction over (II) if applicable, the per-share Exercise Price of the Award.

(ii)All Performance Awards outstanding as of the date such Change in Control is determined to have occurred shall, if not assumed or substituted for awards issued by the successor or an affiliate that are comparable (as determined by the Committee), be considered to be earned and payable in full at the target Performance Goal level, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash as promptly as is practicable (subject to any delay required to comply with Section 409A of the Code).

(iii)All other stock-based and cash Awards outstanding as of the date such Change in Control is determined to have occurred shall, if not assumed or substituted for awards issued by the successor or an affiliate that are comparable (as determined by the Committee),  be fully vested and settled in cash as promptly as is practicable (subject to any delay required to comply with Section 409A of the Code).

(iv)The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes (subject to compliance with Section 409A of the Code).

(b)Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening

8

of any of the following events:

(i)there is a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or there is any other merger or consolidation if, after such merger or consolidation, shareholders of the Company immediately prior to such merger or consolidation hold directly less than 50% of the voting stock of the surviving entity;

(ii)there is a sale or transfer of all or substantially all of the assets of the Company in one or a series of transactions or there is a complete liquidation or dissolution of the Company; or

(iii)any individual or entity or group acting in concert and affiliates thereof, acquires, directly or indirectly, more than 50% of the outstanding shares of voting stock of the Company; provided that this clause (iii) shall not apply to an underwritten public offering of the Company's securities.

Section 11.	Amendment and Termination

(a)The Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a recipient of an Award theretofore granted without the recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules.  In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules.  The Committee may establish rules and terms to the extent provided under the Plan, including with respect to Awards granted outside the United States pursuant to Section 14(h).

(b)Awards.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.  Notwithstanding the foregoing sentence, the Committee may not accelerate the vesting of any Award except in the case of the Eligible Individual’s death or disability or in connection with a Change in Control (except pursuant to the terms of award agreements or employment agreements as in effect on April 29, 2016).

Section 12.	Unfunded Status of Plan

It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. With respect to any Award that has not yet been exercised, settled, or paid in stock or cash, the participant shall have no rights greater than those of a general creditor of the Company, unless the Committee determines otherwise.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13.	Recoupment of Awards

Each Award under the Plan is subject to the Company’s clawback or recoupment policy, as such policy may be amended from time to time.  Pursuant to such policy, among other things, the Committee may require forfeiture of an Award, repayment of Award (or proceeds therefrom), or recoupment from other payments otherwise due to the participant or beneficiary.

Section 14.	General Provisions

(a)Representation.  The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such shares on the Nasdaq Stock Market or such other securities exchange as may at the time be the principal market for the Common Stock; (ii) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute

9

discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)No Limit on Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan and the granting of Awards shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

(d)Tax Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan or becomes subject to employment tax, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement on such terms as are specified by the Committee. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.  To the extent permitted by applicable law, if approved by the Committee, payment in full or in part may also be made by delivering irrevocable instructions to a broker to deliver promptly to the Company (on such terms as determined by the Committee) the amount of sale proceeds necessary to pay.  The Committee, in its discretion, may determine the timing of such sale.

(e)Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid or by whom any rights of the participant, after the participant’s death, may be exercised.  If a participant dies and no designated beneficiary survives the participant, any amount due under the Plan shall be paid to the participant’s estate.

(f)Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of choice or conflict of laws that would refer to the laws of another jurisdiction.

(g)Nontransferability. Except as otherwise provided in Section 6(e) and Section 7(f), or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(h)Foreign Law and Foreign Employees. The Committee may grant Awards to Eligible Employees who are foreign nationals, who are located outside the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or desirable to comply with such legal or regulatory provisions and/or to achieve such purposes.

(i)Section 409A.

(i)It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii)No participant or creditors or beneficiaries of a participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except as required by applicable law.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any participant or for the benefit of any participant under the Plan may not be reduced by, or offset against, any amount owing by any such participant to the Company or any of its Subsidiaries.

10

(iii)If an Award is subject to Section 409A of the Code and payment is due upon a termination of employment, payment shall be made upon a separation from service (within the meaning of Section 409A of the Code).

(iv)If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code), (A) such participant shall be a specified employee (within the meaning of Section 409A of the Code) and (B) an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.

(v)Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold such participant harmless from any or all of such taxes or penalties.

Section 15.	Term of the Plan

(a)Effective Time.  The Plan shall be effective as of the time (the “Effective Time”) it is approved by a majority of the votes cast by the Company's stockholders with respect to the Plan's approval, except with respect to any amendment to the Plan after the Effective Time, which shall be effective upon the later of the time such amendment is approved by the Board and the Company’s stockholders, to the extent such approval is required by applicable law or stock exchange rules. If this Plan is not approved by the stockholders of the Company, this Plan and any awards granted under this Plan shall be null and void and the Prior Plan shall remain in effect.

(b)Expiration Date.  No Award shall be granted under the Plan after the tenth anniversary of the Effective Time.  Unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

11

ACORDA®
THERAPEUTICS

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

____

Nominees

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐
Please indicate if you would like to keep your vote confidential under the current policy	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000379301_1 R1.0.1.17

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 00000379301_1 R1.0.1.17ForWithholdFor All All All Except The Board of Directors recommends you vote FOR the following:1. Election of Directors Nominees01) Barry Greene02) Ian Smith03) Catherine Strader Ph.D.ACORDA THERAPEUTICS, INC.420 Saw Mill River Rd.Ardsley, NY 10502VOTE BY INTERNET - www.proxyvote.comUsetheInternettotransmityourvotinginstructionsandforelectronicdeliveryofinformationupuntil11:59P.M.EasternTimethedaybeforethecut-offdateormeetingdate.Haveyourproxycardinhandwhenyouaccessthewebsiteandfollowtheinstructionstoobtainyourrecordsandtocreateanelectronicvotinginstruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIfyouwouldliketoreducethecostsincurredbyourcompanyinmailingproxymaterials,

youcanconsenttoreceivingallfutureproxystatements,proxycardsandannualreportselectronicallyviae-mailortheInternet.Tosignupforelectronicdelivery,pleasefollowtheinstructionsabovetovoteusingtheInternetand,whenprompted,indicatethatyouagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Useanytouch-tonetelephonetotransmityourvotinginstructionsupuntil11:59P.M.EasternTimethedaybeforethecut-offdateormeetingdate.Haveyourproxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve an amendment to the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan to increase the number of shares authorized thereunder. 3 To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2018.4 An advisory vote to approve named executive officer compensation. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

For address change/comments, mark here. (see reverse for instructions) YesNoPlease indicate if you plan to attend this meeting YesNoPlease indicate if you would like to keep your vote confidential under the current policy

ACORDA THERAPEUTICS, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
June 27, 2018

The undersigned stockholder of Acorda Therapeutics, Inc. (the "Company") hereby constitutes and appoints Ron Cohen and Jane Wasman his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Residence Inn by Marriott, 7 Executive Boulevard, Yonkers, New York 10701 at 10:00 a.m., local time, on June 27, 2018 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

Address change/comments:

____

____

____

Continued and to be signed on reverse side

0000379301_2 R1.0.1.17

0000379301_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report andForm 10-K/A are available atwww.proxyvote.com ACORDA THERAPEUTICS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERSJune 27, 2018 TheundersignedstockholderofAcordaTherapeutics,Inc.(the"Company")herebyconstitutesandappointsRonCohenandJaneWasmanhisorhertrueandlawfulattorneysandproxies,withfullpowerofsubstitutioninandforeachofthem,tovoteallsharesoftheCompanythattheundersignedisentitledtovoteattheAnnualMeetingofStockholderstobeheldattheResidenceInnbyMarriott,7ExecutiveBoulevard, Yonkers,NewYork10701at10:00a.m.,localtime,onJune27,2018oratanypostponementoradjournmentthereof,onanyandalloftheproposalscontainedintheNoticeofAnnualMeetingofStockholders,withallthepowerstheundersignedwouldpossessifpresentpersonallyat said meeting, or at any postponement or adjournment thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

See the reverse side of this notice to obtain proxy materials and voting instructions. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request apaper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting.

Meeting InformationMeeting Type:<mtgtype>For holders as of:<recdate>Date: Time: <mtgtime>

Location:*** Exercise Your Right to Vote ***Important Notice Regarding the Availability of Proxy Materials for theShareholder Meeting to Be Held on <mtgdate>.0000379299_1 R1.0.1.17ACORDA THERAPEUTICS, INC.Annual MeetingJune 27, 2018June 27, 201810:00 AM EDTApril 30, 2018Residence Inn by Marriott7 Executive BoulevardYonkers, NY 10701914-476-4600

How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:1) BY INTERNET:www.proxyvote.com2)BY TELEPHONE:1-800-579-16393)BY E-MAIL*:sendmaterial@proxyvote.com*If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. 0000379299_2 R1.0.1.171. Notice & Proxy Statement 2. Annual Report 3. Form 10-K/A Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 13, 2018 to facilitate timely delivery.

Voting items0000379299_3 R1.0.1.17The Board of Directors recommends that youvote FOR the following: 1. Election of Directors Nominees01) Barry Greene02) Ian Smith03) Catherine Strader Ph.D. The Board of Directors recommends you vote FOR the following proposal(s): 2 To approve an amendment to the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan to increase the number of shares authorized thereunder. 3 To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2018.4 An advisory vote to approve named executive officer compensation. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions 0000334148_4 R1.0.1.15

Voting Instructions0000379299_4 R1.0.1.17